    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1999
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SOLECTRON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3670                            94-2447045
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                             SOLECTRON CORPORATION
                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   SUSAN WANG
                             SENIOR VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                             SOLECTRON CORPORATION
                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                WITH COPIES TO:

              STEVEN E. BOCHNER, ESQ.                              BRUCE ALAN MANN, ESQ.
         WILSON SONSINI GOODRICH & ROSATI                         P. RUPERT RUSSELL, ESQ.
             PROFESSIONAL CORPORATION                            KRISTIAN E. WIGGERT, ESQ.
                650 PAGE MILL ROAD                                DAVID G. THATCHER, ESQ.
             PALO ALTO, CA 94304-1050                             MORRISON & FOERSTER LLP
                  (650) 493-9300                                     425 MARKET STREET
                                                               SAN FRANCISCO, CA 94105-2482
                                                                      (415) 268-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               Upon consummation of the merger described herein.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
        CLASS OF SECURITIES              AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
          TO BE REGISTERED               REGISTERED(1)          PER SHARE        OFFERING PRICE(2)   REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value.......      27,112,554         Not Applicable       $1,924,459,694          $535,000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of common stock, $0.001 par value per share, of Solectron Corporation, that may be issued pursuant to the merger giving effect to the exercise of all currently outstanding options to purchase SMART Modular Technologies, Inc.'s common stock, no par value per share, and rights to purchase SMART common stock under SMART's Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f) and (c) under the Securities Act based on $36.20, the average of the high and low per share prices of common stock of SMART on the Nasdaq National Market on October 13, 1999.

(3) Pursuant to Rule 457(b) under the Securities Act, $336,510 of the registration fee is offset by the filing fee previously paid by Solectron in connection with the filing of preliminary proxy materials on Schedule 14A on October 1, 1999. Accordingly, a registration fee of $198,490 is being paid herewith.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[SMART MODULAR TECHNOLOGIES, INC. LOGO]

            TO THE SHAREHOLDERS OF SMART MODULAR TECHNOLOGIES, INC.

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     On September 13, 1999 SMART Modular Technologies, Inc.'s board of directors approved a reorganization agreement between Solectron Corporation and SMART Modular Technologies, Inc. The reorganization agreement provides for the merger of SMART with a newly formed, wholly-owned subsidiary of Solectron.

     In the merger, each share of your SMART common stock will be exchanged for
0.51 of a share of Solectron common stock. Solectron common stock is listed on the New York Stock Exchange under the trading symbol "SLR," and on October 13, 1999, Solectron common stock closed at $75 1/16 per share. Based on the number of shares of common stock of SMART and Solectron outstanding on October 13, 1999, the former shareholders of SMART will own approximately 8.0% of Solectron's common stock after the merger.

     The merger cannot be completed unless the holders of a majority of SMART common stock entitled to vote adopt the reorganization agreement. Only shareholders who hold their shares of SMART common stock at the close of business on October 13, 1999, will be entitled to vote at the special meeting.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTERESTS AND DECLARED THE MERGER ADVISABLE. SMART'S BOARD OF DIRECTORS APPROVED THE REORGANIZATION AGREEMENT AND RECOMMENDS ITS ADOPTION BY YOU.

     This proxy statement-prospectus provides you with detailed information concerning Solectron and the merger. Please give all of the information contained in the proxy statement-prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 15 OF THIS PROXY STATEMENT-PROSPECTUS.

     Please use this opportunity to take part in the affairs of SMART by voting on the adoption of the reorganization agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

     We appreciate your interest in SMART and consideration of this matter.
                                                Ajay Shah signature
                                                        Ajay Shah
                                                Chairman of the Board and
                                                 Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF SOLECTRON COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED WHETHER THIS PROXY STATEMENT-PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement-prospectus is dated October 18, 1999 and was first mailed to shareholders on or about October 18, 1999.

SMART Modular                    4305 Cushing Parkway,            Telephone: (510) 623-1231
Technologies, Inc.               Fremont, California 94538        Facsimile: (510) 623-1434

                            ------------------------

                        SMART MODULAR TECHNOLOGIES, INC.
                              4305 CUSHING PARKWAY
                           FREMONT, CALIFORNIA 94538

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date: November 29, 1999
Time: 10:00 a.m.
Place: The Hyatt Sainte Claire
      302 South Market Street
      San Jose, CA 95113
                            ------------------------

At the meeting you will be asked:

          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of September 13, 1999, by and among Solectron Corporation, SM Acquisition Corp., a wholly-owned subsidiary of Solectron, and SMART, pursuant to which SM Acquisition will merge with and into SMART and SMART will survive the merger as a wholly-owned subsidiary of Solectron. In the merger, holders of outstanding shares of common stock, no par value per share, of SMART will receive 0.51 of a share of common stock, $0.001 par value per share, of Solectron for each share of SMART common stock they hold. Adoption of the reorganization agreement will also constitute approval of the merger and the other transactions contemplated by the reorganization agreement.

          2. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

     The attached proxy statement-prospectus contains a more complete description of these items of business. Only holders of record of SMART common stock at the close of business on October 13, 1999, the record date, are entitled to vote on the matters listed in this notice of special meeting. You may vote in person at the SMART special meeting even if you have returned a proxy.

                                          By Order of the Board of Directors
                                          of SMART Modular Technologies, Inc.

                                          David B. Mullin signature
                                                         David B. Mullin

                                          Vice President and Chief Financial
                                          Officer
Fremont, California
October 18, 1999

                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

                      WHERE YOU CAN FIND MORE INFORMATION

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT-PROSPECTUS.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT SOLECTRON OR SMART HAVE REFERRED YOU TO. NEITHER SOLECTRON NOR SMART HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     All documents filed by Solectron or SMART pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement-prospectus and before the date of the special meeting are incorporated by reference into and to be a part of this proxy statement-prospectus from the date of filing of those documents.

     The following documents, which were filed by SMART with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

          - SMART's Annual Report on Form 10-K for the fiscal year ended October 31, 1998;

          - SMART's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999;

          - SMART's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999; and

          - SMART's Quarterly Report on Form 10-Q for the quarter ended January 31, 1999.

     The following documents, which have been filed by Solectron with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

          - Solectron's Annual Report on Form 10-K for the fiscal year ended August 31, 1998;

          - Solectron's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999;

          - Solectron's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999;

          - Solectron's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998;

          - Solectron's Current Report on Form 8-K filed on September 17, 1999;

          - Solectron's Current Report on Form 8-K filed on July 30, 1999;

          - Solectron's Current Report on Form 8-K filed on February 18, 1999;

          - Solectron's Current Report on Form 8-K filed on January 26, 1999;
            and

          - the description of Solectron's common stock contained in Solectron's Registration Statement filed on Form 8-A filed on July 18, 1988, and any amendment or report filed for the purpose of updating such description.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement-prospectus will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

     The documents incorporated by reference into this proxy statement-prospectus are available from Solectron or SMART upon request and copies of any and all of the information that is incorporated by reference in this proxy statement-prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement-prospectus will be provided to any person, without charge, upon written or oral request. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY NOVEMBER 22, 1999 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

Requests for documents relating to SMART    Requests for documents relating to
should be directed to:                      Solectron should be directed to:
SMART Modular Technologies, Inc.            Solectron Corporation
4305 Cushing Parkway                        777 Gibraltar Drive
Fremont, California 94538                   Milpitas, California 95035
Attention: Investor Relations               Attention: Investor Relations
(510) 624-8294                              (408) 957-8500

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza               Citicorp Center               Seven World Trade Center
Room 1024                     500 West Madison Street       13th Floor
450 Fifth Street, N.W.        Suite 1400                    New York, New York 10048
Washington, D.C. 20549        Chicago, Illinois 60661

Reports, proxy statements and other         Reports, proxy statements and other
information concerning SMART may also be    information regarding Solectron may also
inspected at:                               be inspected at:
The National Association of                 The New York Stock Exchange
Securities Dealers                          20 Broad Street
1735 K Street, N.W.                         New York, New York 10005
Washington, D.C. 20006

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of Solectron or SMART. The address of the SEC website is http://www.sec.gov.

     Solectron has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Solectron's common stock to be issued to SMART shareholders in the merger. This proxy statement-prospectus constitutes the prospectus of Solectron filed as part of the registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

     If you have any questions about the merger, please call SMART Investor Relations at (510) 624-8294. You may also call Solectron Investor Relations at
(408) 957-8500. You may call either investor relations number during normal business hours at any time before the special meeting to obtain the prior day's closing market quotations of SMART common stock and Solectron common stock.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY OF THE PROXY STATEMENT-PROSPECTUS...................     1
  The Companies.............................................     1
  Questions and Answers About the Merger....................     2
  Summary of the Transaction................................     4
  Selected Historical and Pro Forma Financial Data..........     9
  Comparative Per Share Market Price Data...................    13
RISK FACTORS................................................    15
  RISKS RELATED TO THE MERGER...............................    15
     You will receive 0.51 of a share of Solectron common
      stock despite changes in market value of SMART common
      stock or Solectron common stock.......................    15
     Although Solectron and SMART expect that the merger
      will result in benefits, those benefits may not be
      realized..............................................    15
     SMART officers and directors have conflicts of interest
      that may influence them to support or approve the
      merger................................................    15
     The failure to obtain all required consents and waivers
      may cause third parties to terminate or alter existing
      contracts with SMART..................................    16
     Failure to qualify for pooling of interests accounting
      treatment may harm the future operating results of the
      combined company......................................    16
     Failure to complete the merger could negatively impact
      SMART's stock price and future business and
      operations............................................    16
     General uncertainty related to the merger could
      negatively impact the combined company................    17
     SMART's legal proceedings..............................    17
  RISKS RELATED TO SOLECTRON................................    18
     A majority of Solectron's net sales comes from a small
      number of customers; if Solectron loses any of these
      customers, Solectron's net sales could decline
      significantly.........................................    18
     Solectron's long-term contracts do not include minimum
      purchase requirements.................................    18
     Possible fluctuation of operating results from quarter
      to quarter could affect the market price of
      Solectron's common stock..............................    18
     Solectron is dependent upon the electronics industry
      which continually produces technologically advanced
      products with short life cycles; Solectron's inability
      to continually manufacture such products on a
      cost-effective basis would harm its business..........    19
     Solectron bears the risk of price increases associated
      with potential shortages in the availability of
      electronics components................................    19
     Solectron's net sales could decline if Solectron's
      competitors provide comparable manufacturing services
      at a lower cost.......................................    19
     If Solectron is unable to manage its rapid growth and
      assimilate new operations in a cost-effective manner,
      its profitability could decline.......................    19
     Solectron needs to manage integration of Solectron's
      acquisitions to maintain profitability................    19
     Solectron's international sales are a significant and
      growing portion of its net sales; Solectron is
      increasingly exposed to risks associated with
      operating internationally.............................    20
     Solectron is exposed to fluctuations in the exchange
      rates of foreign currency.............................    21
     Solectron may not be able to adequately protect or
      enforce its intellectual property rights and Solectron
      could become involved in intellectual property
      disputes..............................................    21
     Failure to comply with environmental regulations could
      harm Solectron's business.............................    21
     Solectron's stock price may be volatile due to factors
      outside of its control................................    21
     Failure to maintain key personnel and skilled
      associates could hurt Solectron's operations..........    22

     Year 2000 problems may have an adverse effect on
      Solectron's operations and ability to offer products
      and services without interruption.....................    22
     Solectron's anti-takeover defense provisions may deter
      potential acquirors of Solectron and may depress its
      stock price...........................................    22

                                                              PAGE
                                                              ----
THE SPECIAL MEETING OF SMART SHAREHOLDERS...................    22
  Purpose of the Special Meeting............................    22
  Shareholder Record Date for the Special Meeting...........    22
  Vote of SMART Shareholders Required for Adoption of the
     Reorganization Agreement...............................    23
  Proxies...................................................    23
  Availability of Accountants...............................    24
THE MERGER..................................................    25
  Background of the Merger..................................    25
  SMART's Reasons for the Merger............................    27
  Recommendation of SMART's Board of Directors..............    29
  Opinion of SMART's Financial Advisor......................    29
  Interests of Certain SMART Directors, Officers and
     Affiliates in the Merger...............................    34
  Completion and Effectiveness of the Merger................    35
  Structure of the Merger and Conversion of SMART Common
     Stock..................................................    35
  Exchange of SMART Stock Certificates for Solectron Stock
     Certificates...........................................    35
  Material United States Federal Income Tax Considerations
     of the Merger..........................................    36
  Accounting Treatment of the Merger........................    37
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................    38
  Restrictions on Sales of Shares by Affiliates of SMART and
     Solectron..............................................    38
  Listing on the New York Stock Exchange of Solectron Common
     Stock to Be Issued in the Merger.......................    39
  Dissenters' Rights........................................    39
  Delisting and Deregistration of SMART Common Stock After
     the Merger.............................................    41
  Dividend Policy...........................................    41
  The Reorganization Agreement..............................    41
  Conditions to Completion of the Merger....................    47
  Termination of the Reorganization Agreement...............    48
  Payment of Termination Fee................................    49
  Extension, Waiver and Amendment of the Reorganization
     Agreement..............................................    50
  The Stock Option Agreement................................    50
  Voting Agreements.........................................    51
  Affiliate Agreements......................................    52
  Noncompetition and Nonsolicitation Agreement..............    52
  Operations after the Merger...............................    52
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................    53
COMPARISON OF RIGHTS OF HOLDERS OF SMART COMMON STOCK AND
  SOLECTRON COMMON STOCK....................................    60
  Number of Directors.......................................    60
  Cumulative Voting for Directors...........................    60
  Classified Board of Directors.............................    60
  Director Voting...........................................    60
  Removal of Directors......................................    61
  Filling Vacancies on the Board of Directors...............    61
  Advance Notice of Stockholder/Shareholder Proposals.......    61
  Power to Call Special Meetings of
     Stockholders/Shareholders..............................    62
  Business Combination Following a Change of Control........    62
  Amendment of Charter Documents............................    62
  Indemnification...........................................    63
  Restriction on Sales of Stock.............................    63

                                                              PAGE
                                                              ----
  Inspection of Stockholders/Shareholders List..............    63
  Appraisal/Dissenters' Rights..............................    63
SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS, MANAGEMENT AND
  DIRECTORS OF SMART........................................    64
LEGAL MATTERS...............................................    66
EXPERTS.....................................................    67
SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SMART
  SHAREHOLDERS IF THE MERGER IS NOT COMPLETED...............    68

Annex A -- Agreement and Plan of Reorganization.............   A-1
Annex B -- Stock Option Agreement...........................   B-1
Annex C -- Form of Voting Agreement.........................   C-1
Annex D -- Opinion of Morgan Stanley & Co. Incorporated.....   D-1
Annex E -- California Dissenters' Rights....................   E-1

                   SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

     This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement-prospectus, including the reorganization agreement, the stock option agreement, the voting agreement, the fairness opinion of Morgan Stanley & Co. Incorporated and the California Dissenters' Rights Statute, which are attached as Annexes A, B, C, D and E, respectively. In addition, we incorporate by reference important business and financial information about Solectron and SMART into this proxy statement-prospectus. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on the inside front cover of this proxy statement-prospectus.

                                 THE COMPANIES

SMART MODULAR TECHNOLOGIES, INC.
4305 CUSHING PARKWAY
FREMONT, CALIFORNIA 94538
ATTN: INVESTOR RELATIONS
(510) 624-8294

     SMART is a leading designer and manufacturer of specialty and standard memory modules, flash memory cards, embedded computers and input/output products to leading and emerging high-tech original equipment manufacturers, or OEMs, in the computer, networking and telecommunications markets. SMART operates state-of-the-art design centers in Fremont, California; Bangalore, India; Boston, Massachusetts; and Ayr, Scotland and has an ISO 9001 certified manufacturing center in Fremont, California; and ISO 9002 certified manufacturing centers in Penang, Malaysia; Aguada, Puerto Rico; and East Kilbride, Scotland.

     SMART maintains a site on the Internet at www.smartmodulartech.com; however, information found at SMART's website is not a part of this proxy statement-prospectus. SMART was incorporated in California in 1988.

SOLECTRON CORPORATION
777 GIBRALTAR DRIVE
MILPITAS, CALIFORNIA 95035
ATTN: INVESTOR RELATIONS
(408) 957-8500

     Solectron is an independent provider of customized manufacturing services to electronics OEMs. Solectron provides a wide variety of pre-manufacturing, manufacturing and post-manufacturing services. Solectron's goal is to offer its customers the significant competitive advantages that can be obtained from manufacturing outsourcing such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production and more effective asset utilization. Solectron has manufacturing operations in locations throughout the world, including North America, Europe, the Asia/Pacific region and Brazil. Solectron believes that the geographically diverse locations of its facilities enable it to build closer regional relationships with its customers and to better meet its customers' cost and local market content requirements.

     Solectron maintains a site on the Internet at www.solectron.com; however, information found at Solectron's website is not part of this proxy statement-prospectus. Solectron was originally incorporated in California in August 1977 and reincorporated in Delaware in February 1997.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE WE PROPOSING TO MERGE? (SEE PAGE 27)

A: The merger allows Solectron and SMART the opportunity to significantly extend
   Solectron's and SMART's leadership in global supply chain facilitation, enhance Solectron's and SMART's technologies, further capitalize on the economic benefits of Solectron's and SMART's respective infrastructures and add potentially strong value for the stockholders of the combined company. In particular, this combination will provide Solectron and SMART the opportunity to continue Solectron's and SMART's shared strategic vision to become the comprehensive outsource provider to electronics OEMs.

Q: WHAT WILL I RECEIVE IN THE MERGER? (SEE PAGE 35)

A: If the merger is completed, you will receive 0.51 of a share of Solectron common stock for each share of SMART common stock you own. Solectron will not issue fractional shares of common stock. You will receive cash based on the average price of Solectron common stock on the NYSE composite tape for the five trading days prior to the completion of the merger instead of any fractional share.

   The number of shares of Solectron common stock to be issued for each share of SMART common stock is fixed and will not be adjusted based upon changes in the value of these shares. As a result, the value of the shares you receive in the merger will not be known at the time you vote on the merger and may go up or down as the market price for Solectron common stock goes up or down. SMART is not permitted to withdraw from the merger or resolicit the vote of its shareholders based solely on changes in the value of Solectron common stock.

   Based on the number of SMART and Solectron shares outstanding as of October 13, 1999, the record date for the special meeting of SMART Shareholders, the former shareholders of SMART will own approximately 8.0% of Solectron's common stock after the merger.

Q: WHAT DO I NEED TO DO NOW? (SEE PAGE 23)

A: Following your review of this proxy statement-prospectus, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of SMART shareholders.

Q: WHAT HAPPENS IF I DON'T INDICATE HOW TO VOTE MY PROXY? (SEE PAGE 23)

A: If you do not include instructions on how to vote your properly signed proxy, your shares will be voted FOR adoption of the reorganization agreement and approval of the merger.

Q: WHAT HAPPENS IF I DON'T RETURN A PROXY CARD? (SEE PAGE 23)

A: Not returning your proxy card will have the same effect as voting against the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (SEE PAGE 23)

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of SMART stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the special meeting, file a written notice of revocation of your proxy with the Secretary of SMART and vote in person. Your attendance alone will not revoke your proxy.

Q: IF MY BROKER HOLDS MY SHARES IN STREET NAME, WILL MY BROKER VOTE MY SHARES
   FOR ME? (SEE PAGE 23)

A: No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the special meeting for purposes of determining a quorum but will not be considered to have been voted in favor of adoption of the reorganization agreement. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW? (SEE PAGE 24)

A: No. After the merger is completed, Solectron will send you written instructions for exchanging your SMART stock certificates for Solectron stock certificates.

Q: WHO CAN HELP ANSWER MY QUESTIONS? (SEE INSIDE FRONT COVER)

A: You can write or call SMART's Investor Relations at 4305 Cushing Parkway,
   Fremont, California 94538, telephone (510) 624-8294 with any questions about the merger.

                           SUMMARY OF THE TRANSACTION

STRUCTURE OF THE TRANSACTION (SEE PAGE 35)

     SMART will merge with a subsidiary of Solectron and become a wholly-owned subsidiary of Solectron. Following the merger, as a stockholder of Solectron, you will have an equity stake in SMART's parent company Solectron.

SHAREHOLDER APPROVAL (SEE PAGE 23)

     The holders of a majority of the outstanding shares of SMART common stock must adopt the reorganization agreement. Solectron stockholders are not required to adopt the reorganization agreement and will not vote on the merger.

     You are entitled to cast one vote per share of SMART common stock you owned as of October 13, 1999, the record date.

RECOMMENDATION OF SMART'S BOARD OF DIRECTORS (SEE PAGE 29)

     After careful consideration, SMART's board of directors determined the merger to be fair to you and in your best interests and declared the merger advisable. SMART's board of directors approved the reorganization agreement and recommends its adoption by you.

OPINION OF SMART'S FINANCIAL ADVISOR (SEE PAGE 29)

     Morgan Stanley, SMART's financial advisor, delivered an opinion to SMART's board of directors that, subject to the considerations described in its opinion, the exchange ratio in the reorganization agreement is fair from a financial point of view to holders of SMART common stock. The complete opinion of Morgan Stanley is attached as Annex D and you are urged to read it in its entirety.

PROCEDURE FOR CASTING YOUR VOTE (SEE PAGE 23)

     Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of SMART common stock may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR adoption of the reorganization agreement.

PROCEDURE FOR CASTING YOUR VOTE IF YOUR SHARES ARE HELD BY YOUR BROKER IN STREET NAME (SEE PAGE 23)

     Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. If you do not provide your broker with voting instructions, your shares will not be voted at the SMART special meeting and it will have the same effect as voting against adoption of the reorganization agreement.

PROCEDURE FOR CHANGING YOUR VOTE (SEE PAGE 23)

     If you want to change your vote, just send the Secretary of SMART a later-dated, signed proxy card before the special meeting or attend the special meeting in person and revoke your proxy and vote in person. You may revoke your proxy by sending written notice to the Secretary of SMART before the special meeting or attending the special meeting and revoking your vote.

PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES (SEE PAGE 40)

     After the merger is completed, Solectron will send you written instructions for exchanging your SMART stock certificates for Solectron stock certificates. Do not send your SMART stock certificates now.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 35)

     Solectron and SMART will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file an agreement of merger with the State of California.

     Solectron and SMART are working toward completing the merger as quickly as possible and hope to complete the merger by the end of 1999.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 47)

     Solectron's and SMART's respective obligations to complete the merger are subject to the prior satisfaction or waiver of conditions. If either Solectron or SMART waives any conditions, SMART will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from SMART shareholders is appropriate. The conditions that must be satisfied or waived before the completion of the merger include the following:

     - SMART's shareholders must vote a majority of the outstanding shares of SMART common stock for approval of the merger;

     - the applicable waiting periods under the antitrust laws must expire or be terminated;

     - the SEC must declare Solectron's S-4 registration statement relating to the Solectron shares of common stock to be issued in the merger effective and no injunction or order preventing the completion of the merger may be in effect;

     - Solectron and SMART must each receive an opinion of tax counsel that the merger will qualify as a tax-free reorganization;

     - Solectron shall have received from KPMG LLP, independent accountants for Solectron, a letter to Solectron to the effect that KPMG LLP concurs with Solectron management's conclusion that the merger can be accounted for as a pooling of interest; and

     - shares of Solectron common stock issuable to SMART shareholders under the reorganization agreement shall have been authorized for NYSE listing.

     SMART's obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Solectron's representations and warranties must be true and correct; and

     - Solectron must perform or comply in all material respects with all of its agreements and covenants required by the reorganization agreement to be performed or complied with by Solectron at or before completion of the merger.

     Solectron's obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - SMART's representations and warranties must be true and correct;

     - SMART must perform or comply in all material respects with all of its agreements and covenants required by the reorganization agreement to be performed or complied with by SMART at or before completion of the merger;

     - holders of no more than five percent of the outstanding shares of SMART common stock shall have exercised, or shall have any right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares;

     - each of SMART's affiliates shall have entered into an affiliate agreement and each of the agreements shall be in full force and effect as of the date of the merger; and

     - Solectron shall have received from Arthur Andersen LLP, independent accountants for SMART, a copy of a letter addressed to SMART to the effect that Arthur Andersen LLP agrees with SMART management's conclusion that no conditions related to SMART exist that would preclude Solectron from accounting for the merger as a pooling of interests.

TERMINATION OF THE REORGANIZATION AGREEMENT (SEE PAGE 48)

     Solectron or SMART may terminate the reorganization agreement by mutual written consent, duly authorized by Solectron's and SMART's boards of directors.

     Either Solectron or SMART may also terminate the reorganization agreement if the conditions to completion of the merger would not be satisfied because of a material breach of the reorganization agreement by the other party or a representation or warranty of the other party in the reorganization agreement becomes materially untrue, either of which is incurable through reasonable efforts.

     In addition, either Solectron or SMART may terminate the reorganization agreement under any of the following circumstances:

     - if the merger is not completed by March 31, 2000;

     - if a final court order or other government decree or ruling prohibiting the merger is issued and is not appealable; or

     - if SMART's shareholders do not approve and adopt the reorganization agreement and approve the merger at the special meeting.

     Furthermore, Solectron may terminate the reorganization agreement if:

     - SMART's board of directors withdraws or changes in a manner adverse to Solectron its recommendation in favor of the merger;

     - SMART's board of directors does not reaffirm its recommendation in favor of the merger within ten business days after Solectron requests reaffirmation following the announcement of any offer or proposal from a party other than Solectron relating to an extraordinary transaction involving SMART, such as a merger or a sale of significant assets;

     - SMART's board of directors approves or recommends any offer or proposal from a party other than Solectron relating to an extraordinary transaction;

     - SMART enters into any letter of intent or other agreement accepting any offer or proposal from a party other than Solectron relating to an extraordinary transaction; or

     - a person unaffiliated with Solectron starts a tender or exchange offer relating to the securities of SMART, and SMART does not recommend that its shareholders reject such offer within ten business days after the offer is first started.

PAYMENT OF TERMINATION FEE (SEE PAGE 49)

     If the reorganization agreement terminates, SMART may be required to pay Solectron an aggregate termination fee of $60 million.

NO OTHER NEGOTIATIONS INVOLVING SMART (SEE PAGE 43)

     SMART has agreed, subject to some limited exceptions, not to initiate or engage in discussions with another party about a business combination with the other party while the merger is pending.

STOCK OPTION AGREEMENT (SEE PAGE 50)

     SMART entered into a stock option agreement with Solectron that grants Solectron the option to acquire shares of SMART common stock that represent approximately 19.9% of the issued and outstanding shares of SMART common stock. The exercise price of the option is $39.3656 per share. Solectron also has the right under some circumstances to require SMART to purchase the option or shares acquired by Solectron.

     Solectron required SMART to grant the option as a prerequisite to entering into the reorganization agreement. The option may discourage third parties who are interested in acquiring a significant stake in SMART and is intended by Solectron to increase the likelihood that the merger will be completed.

     The option is not currently exercisable and Solectron may exercise the option only if the reorganization agreement is terminated in circumstances similar to those in which the termination fee is payable. If the reorganization agreement is terminated under any other circumstances, the option will terminate.

     You are urged to read the stock option agreement, which is attached as Annex B, in its entirety.

NONCOMPETITION AND NONSOLICITATION AGREEMENT (SEE PAGE 52)

     In connection with the merger, Ajay Shah, the Chairman and Chief Executive Officer of SMART, agreed to enter into a noncompetition and nonsolicitation agreement with Solectron. Under the noncompetition and nonsolicitation agreement, Mr. Shah agreed to neither solicit Solectron's employees nor compete with Solectron in the design, manufacture, marketing or sale of memory modules, memory cards and single board computers until the later to occur of two years from the date of completion of the merger or the end of his employment with Solectron.

VOTING AGREEMENT (SEE PAGE 51)

     Some SMART shareholders entered into a voting agreement with Solectron. The voting agreement requires these SMART shareholders to vote all shares of SMART common stock they beneficially own in favor of adoption of the reorganization agreement. These SMART shareholders were not paid additional consideration in connection with the voting agreement.

     The SMART shareholders who entered into the voting agreement collectively held approximately 36.8% of the outstanding SMART common stock as of the record date.

     You are urged to read the voting agreement, a form of which is attached as Annex C, in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 34)

     When considering the recommendation of SMART's board of directors, you should be aware that some of SMART's directors and officers may have interests in the merger that are different from yours.

     In particular, some of the directors and officers of SMART participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests. As a result, these directors and officers could be more likely to vote to approve the reorganization agreement than if they did not hold these interests. SMART shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

     As of the record date, directors and executive officers of SMART and their affiliates held approximately 37.9% of the outstanding shares of SMART common stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER (SEE PAGE 36)

     The merger is structured so that, in general, Solectron, SMART and SMART's shareholders will not recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable because of cash received by SMART shareholders instead of fractional shares or because of their exercise of dissenters' rights. It is a condition to the merger that Solectron and SMART receive legal opinions stating that the merger will be a tax-free reorganization.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 37)

     Solectron intends to account for the merger as a pooling of interests business combination. It is a condition to completion of the merger that Solectron be advised by KPMG LLP that they concur with Solectron management's conclusion that the transactions contemplated by the reorganization agreement can properly be accounted for as a pooling of interests business combination, although this condition may be waived by Solectron. In addition, Solectron must receive from Arthur Andersen LLP a copy of a letter addressed to SMART stating their concurrence with SMART management's conclusion that no conditions related to SMART exist that would preclude Solectron from accounting for the merger as a pooling of interests. Under the pooling of interests method of accounting, each of Solectron's and SMART's historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include Solectron's and SMART's operating results for the entire fiscal year in which the merger is completed and Solectron's and SMART's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

ANTITRUST APPROVAL REQUIRED TO COMPLETE THE MERGER (SEE PAGE 38)

     The merger is subject to antitrust laws. Solectron, SMART and Mr. Ajay Shah have made the required filings with the Department of Justice and the Federal Trade Commission, but the appropriate waiting periods have not expired as of the date of this proxy statement-prospectus. Solectron and SMART are not permitted to complete the merger until the applicable waiting periods have expired or terminated. Solectron and SMART intend to comply with all requests for information from the Department of Justice and the Federal Trade Commission. The merger is also subject to regulatory approval in Germany and Ireland. The Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the merger at any time before its completion.

RESTRICTIONS ON THE ABILITY TO SELL SOLECTRON STOCK (SEE PAGE 38)

     All shares of Solectron common stock received by you in connection with the merger will be freely transferable unless you are considered an affiliate of either of Solectron or SMART under the Securities Act of 1933. Shares of Solectron common stock held by affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

DISSENTERS' RIGHTS (SEE PAGE 39)

     If holders of five percent or more of the outstanding shares of SMART common stock entitled to vote at the SMART special meeting vote against the approval and adoption of the reorganization agreement and make a demand for payment of the fair market value of the shares pursuant to the provisions of Chapter 13 of the California General Corporation Law, those SMART shareholders will be entitled to exercise dissenters' rights. In accordance with these provisions, dissenting SMART shareholders will have the right to be paid the fair market value of their shares of SMART common stock as set forth in and by fully complying with the procedures specified in the California General Corporation Law. The failure of a dissenting SMART shareholder to timely and properly comply with such procedures will result in the termination or waiver of such rights.

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT-PROSPECTUS (SEE PAGE 15)

     This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Solectron's and SMART's financial condition, results of operations and business and on the expected impact of the merger on Solectron's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 15 of this proxy statement-prospectus.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     Solectron and SMART have provided the following selected historical financial data and selected pro forma combined financial data to aid you in analyzing the financial aspects of the proposed merger. The information is only a summary and you should read it together with Solectron's and SMART's consolidated financial statements and other financial information contained in the most recent annual and quarterly reports filed by Solectron and SMART, which are incorporated by reference. Please see the section entitled "Where You Can Find More Information" on the inside front cover of this proxy statement-prospectus.

     The selected historical consolidated income statement financial data for the nine-month periods ended May 31, 1999 and 1998, and for each of the fiscal years in the three-year period ended August 31, 1998, for Solectron and for the nine-month periods ended July 31, 1999 and 1998, and for each of the fiscal years in the three-year period ended October 31, 1998, for SMART, have been derived from the consolidated statements of income for Solectron and SMART for such periods incorporated by reference in this proxy statement-prospectus. The consolidated income statement data for the fiscal years ended August 31, 1995 and 1994 for Solectron and for the fiscal years ended October 31, 1995 and 1994 for SMART have been derived from consolidated financial statements not included herein or incorporated by reference.

     The historical consolidated balance sheet data for Solectron as of May 31, 1999 and 1998, August 31, 1998 and 1997, and for SMART as of July 31, 1999 and 1998, October 31, 1998 and 1997, have been derived from consolidated financial statements for such periods incorporated by reference in this proxy statement-prospectus. The historical consolidated balance sheet data for Solectron as of August 31, 1996, 1995 and 1994, and for SMART as of October 31, 1996, 1995, and 1994 have been derived from consolidated financial statements not included herein or incorporated by reference.

     The selected unaudited pro forma combined financial data reflects the merger using the pooling of interests method of accounting. Since the fiscal years for Solectron and SMART differ, SMART will change its fiscal year to coincide with Solectron upon the consummation of the merger. The unaudited pro forma condensed combined income statements combine Solectron's consolidated income statements for the nine-month period ended May 31, 1999 and fiscal years ended August 31, 1998, 1997 and 1996 with SMART's nine-month period ended July 31, 1999 and fiscal years ended October 31, 1998, 1997 and 1996, respectively. The unaudited selected pro forma combined balance sheet data combines Solectron's consolidated balance sheet data as of May 31, 1999, August 31, 1998, 1997 and 1996 with SMART's consolidated balance sheet data as of July 31, 1999, October 31, 1998, 1997 and 1996, respectively. The unaudited selected pro forma combined balance sheet data as of August 31, 1998, 1997 and 1996 have been derived from unaudited pro forma condensed combined financial statements not included herein.

     The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods indicated, nor is such information indicative of the future operating results or financial positions of the combined company after the merger.

     Solectron's financial reporting year consists of either 52-week or 53-week periods ending on the last Friday in August. Fiscal years 1999, 1998 and 1997 each contained 52 weeks, and fiscal year 1996 contained 53 weeks. For purposes of presentation in the accompanying financial data, Solectron has indicated its accounting years as ending on August 31.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SOLECTRON
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                          NINE MONTHS ENDED
                                               MAY 31,                               YEAR ENDED AUGUST 31,
                                       -----------------------   --------------------------------------------------------------
                                          1999         1998         1998         1997         1996         1995         1994
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED STATEMENTS OF INCOME:
Net sales............................  $6,005,270   $3,601,818   $5,288,294   $3,694,385   $2,817,191   $2,065,559   $1,456,779
Cost of sales........................   5,449,411    3,218,775    4,749,988    3,266,106    2,534,813    1,863,729    1,310,451
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross profit.......................     555,859      383,043      538,306      428,279      282,378      201,830      146,328
Operating expenses:
Selling, general and
  administrative.....................     219,412      155,296      218,377      172,872      100,260       73,554       53,816
Research & development...............      24,563       14,706       20,940       14,985        6,693        4,842        4,162
Acquisition costs....................       2,864           --           --        4,000           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Operating income...................     309,020      213,041      298,989      236,422      175,425      123,434       88,350
Interest income......................      18,605       19,645       24,753       28,536       13,302        6,611        6,484
Interest expense.....................     (26,015)     (17,784)     (24,759)     (26,551)     (15,650)      (9,551)     (10,675)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income taxes.........     301,610      214,902      298,983      238,407      173,077      120,494       84,159
Income taxes.........................      96,516       71,994      100,159       80,348       58,845       40,968       28,614
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................  $  205,094   $  142,908   $  198,824   $  158,059   $  114,232   $   79,526   $   55,545
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
Net income per share:
  Basic..............................  $     0.85   $     0.62   $     0.86   $     0.71   $     0.56   $     0.46   $     0.34
  Diluted............................  $     0.80   $     0.59   $     0.82   $     0.69   $     0.54   $     0.41   $     0.30
Weighted average number of shares:
  Basic..............................     242,339      230,850      231,666      223,004      203,352      171,442      164,092
  Diluted............................     261,153      252,940      253,135      230,642      213,436      208,238      207,048

                                            AS OF MAY 31,                               AS OF AUGUST 31,
                                       -----------------------   --------------------------------------------------------------
                                          1999         1998         1998         1997         1996         1995         1994
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED BALANCE SHEET DATA:
Working capital......................  $1,787,217   $1,025,620   $1,046,724   $  931,690   $  786,355   $  355,603   $  309,203
Total assets.........................   3,454,575    2,204,183    2,410,568    1,876,419    1,452,198      940,855      766,395
Long-term debt.......................     917,668      386,542      385,519      385,850      386,927       30,043      140,709
Shareholders' equity.................   1,620,929    1,085,999    1,181,326      919,069      700,569      538,141      330,789
Book value per common share..........        6.41                      5.02

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SMART
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      NINE MONTHS
                                                    ENDED JULY 31,                     YEAR ENDED OCTOBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1999       1998       1998       1997       1996       1995       1994
                                                  --------   --------   --------   --------   --------   --------   --------
CONSOLIDATED STATEMENTS OF INCOME:
Net sales.......................................  $745,539   $534,668   $714,651   $694,675   $401,774   $274,592   $163,849
Cost of sales...................................   649,883    444,099    595,279    582,515    329,644    224,931    132,826
                                                  --------   --------   --------   --------   --------   --------   --------
  Gross profit..................................    95,656     90,569    119,372    112,160     72,130     49,661     31,023
Operating expenses:
Selling, general and administrative.............    34,824     31,074     41,781     37,163     28,544     23,952     15,192
Research & development..........................     7,910      6,676      8,945      8,496      5,933      5,283      5,891
                                                  --------   --------   --------   --------   --------   --------   --------
  Operating income..............................    52,922     52,819     68,646     66,501     37,653     20,426      9,940
Interest income.................................     4,793      5,689      7,548      2,615      2,252        190         81
Interest expense................................       (44)      (229)       (73)      (225)      (309)      (704)      (220)
Other, net......................................         7       (168)      (410)       (26)       295         (1)        (4)
                                                  --------   --------   --------   --------   --------   --------   --------
  Income before income taxes....................    57,678     58,111     75,711     68,865     39,891     19,911      9,797
Income taxes....................................    18,450     18,596     24,228     23,418     14,760      7,344      3,759
                                                  --------   --------   --------   --------   --------   --------   --------
Income before cumulative effect of change in
  accounting principle..........................    39,228     39,515     51,483     45,447     25,131     12,567      6,038
Cumulative effect of change in accounting
  principle.....................................        --         --         --         --         --         --        121
                                                  --------   --------   --------   --------   --------   --------   --------
  Net income....................................  $ 39,228   $ 39,515   $ 51,483   $ 45,447   $ 25,131   $ 12,567   $  6,159
                                                  ========   ========   ========   ========   ========   ========   ========
Net income per share:
  Basic.........................................  $   0.87   $   0.92   $   1.19   $   1.17   $   0.69   $   0.43   $   0.23
  Diluted.......................................  $   0.84   $   0.84   $   1.10   $   1.04   $   0.60   $   0.36   $   0.19
Weighted average number of shares:
  Basic.........................................    45,082     43,064     43,445     38,895     36,459     28,986     26,876
  Diluted.......................................    46,729     46,995     46,902     43,892     41,748     35,130     33,074

                                                    AS OF JULY 31,                       AS OF OCTOBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1999       1998       1998       1997       1996       1995       1994
                                                  --------   --------   --------   --------   --------   --------   --------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.................................  $272,084   $226,614   $231,291   $206,115   $ 74,324   $ 21,464   $ 12,185
Total assets....................................   413,235    340,252    368,992    327,985    172,185     91,976     45,612
Long-term debt..................................        --         --         --        234      1,241      1,599        632
Shareholders' equity............................   321,321    268,568    279,621    230,320     86,619     26,234     13,665
Book value per common share.....................      7.10                  6.25

  SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF SOLECTRON AND SMART
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                             NINE MONTHS ENDED          YEAR ENDED AUGUST 31,
                                                  MAY 31,        ------------------------------------
                                                   1999             1998         1997         1996
                                             -----------------   ----------   ----------   ----------
PRO FORMA CONSOLIDATED STATEMENTS OF
  INCOME:
Net sales..................................     $6,729,456       $5,978,342   $4,383,992   $3,211,098
Cost of sales..............................      6,077,862        5,321,128    3,843,559    2,856,768
                                                ----------       ----------   ----------   ----------
  Gross profit.............................        651,594          657,214      540,433      354,330
Operating expenses:
Selling, general and administrative........        254,229          260,568      210,061      128,509
Research & development.....................         32,473           29,885       23,481       12,626
Acquisition costs..........................          2,864               --        4,000           --
                                                ----------       ----------   ----------   ----------
  Operating income.........................        362,028          366,761      302,891      213,195
Interest income............................         23,398           32,301       31,151       15,554
Interest expense...........................        (26,059)         (24,832)     (26,776)     (15,959)
                                                ----------       ----------   ----------   ----------
  Income before income taxes...............        359,367          374,230      307,266      212,790
Income taxes...............................        114,997          124,206      103,763       73,536
                                                ----------       ----------   ----------   ----------
  Net income...............................     $  244,370       $  250,024   $  203,503   $  139,254
                                                ==========       ==========   ==========   ==========
Net income per share:
  Basic....................................     $     0.92       $     0.99   $     0.84   $     0.63
  Diluted..................................     $     0.87       $     0.94   $     0.80   $     0.60
Weighted average number of shares:
  Basic....................................        265,331          253,823      242,840      221,946
  Diluted..................................        284,985          277,055      253,027      234,727
PRO FORMA CONSOLIDATED BALANCE SHEET DATA:
Working capital............................     $2,043,956       $1,277,620   $1,137,693   $  860,570
Total assets...............................      3,865,216        2,776,475    2,203,706    1,623,478
Long-term debt.............................        917,668          385,519      386,084      388,168
Shareholders' equity.......................      1,926,904        1,460,552    1,149,277      787,079
Book value per common share................           6.98             5.66
SMART PRO FORMA EQUIVALENTS:
Net income per share:
  Basic....................................     $     0.47       $     0.50   $     0.43   $     0.32
  Diluted..................................           0.44             0.48         0.41         0.31
Book value per common share................           3.56             2.89

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Solectron's common stock is traded on the New York Stock Exchange under the symbol "SLR." The following table shows the high and low per share sale prices of Solectron common stock as reported by the New York Stock Exchange for the periods indicated. The prices in the following table have been adjusted to reflect Solectron's two-for-one stock splits, which were effective in August 1997 and February 1999. Solectron has never paid a cash dividend since its inception and does not anticipate paying any cash dividends in the foreseeable future.

                                                                  SOLECTRON
                                                                 SALES PRICE
                                                              -----------------
                                                              HIGH          LOW
                                                              ----          ---
Year Ended August 31, 1997
  First Quarter.............................................  $14 31/32     $ 8 9/16
  Second Quarter............................................   15 11/32      12 7/8
  Third Quarter.............................................   16 1/4        11 25/32
  Fourth Quarter............................................   22 25/32      14 25/32
Year Ended August 31, 1998
  First Quarter.............................................   23 23/32      16 31/32
  Second Quarter............................................   24 13/16      14 7/16
  Third Quarter.............................................   24 9/32       18 7/32
  Fourth Quarter............................................   26 9/16       17 23/32
Year Ended August 31, 1999
  First Quarter.............................................   34 11/16      19 13/32
  Second Quarter............................................   47 1/8        32 1/2
  Third Quarter.............................................   57 7/8        40 1/2
  Fourth Quarter............................................   78 15/16      52 1/4
Year Ending August 31, 2000
  First Quarter through October 13, 1999....................   80 3/8        66 1/8

     SMART's common stock is traded on the Nasdaq National Market under the symbol "SMOD." The following table shows the high and low bid prices of SMART common stock as reported by the Nasdaq National Market for the periods indicated. The prices in the following table have been adjusted to reflect SMART's two-for-one stock split, which was effective in December 1997. SMART has never paid a cash dividend since its inception and does not anticipate paying any cash dividends in the foreseeable future.

                                                                    SMART
                                                                  BID PRICE
                                                              -----------------
                                                              HIGH          LOW
                                                              ----          ---
Year Ended October 31, 1997
  First Quarter.............................................  $15 23/32     $ 9 11/16
  Second Quarter............................................   17            11 5/8
  Third Quarter.............................................   23 11/16      15 15/16
  Fourth Quarter............................................   44 1/16       20 1/2
Year Ended October 31, 1998
  First Quarter.............................................   31 9/16       21 5/8
  Second Quarter............................................   36            20 7/16
  Third Quarter.............................................   26 1/4        12 1/16
  Fourth Quarter............................................   21 1/2        15 1/4
Year Ending October 31, 1999
  First Quarter.............................................   27 3/4        20
  Second Quarter............................................   20            12 1/2
  Third Quarter.............................................   23 11/16      13 1/2
  Fourth Quarter through October 13, 1999...................   37 1/2       17 7/16

     On September 10, 1999, the last full trading day before the public announcement of the proposed merger, the high and low sale prices for Solectron common stock, as reported on the New York Stock Exchange, were $77 13/16 and $76 1/16, respectively. The high and low bid prices for SMART common stock, as reported on the Nasdaq National Market, were $23 5/8 and $22, respectively.

     The following table sets forth the closing sale price of Solectron common stock, as reported on the New York Stock Exchange, SMART common stock, as reported on the Nasdaq National Market, and the equivalent per share price of SMART, giving effect to the proposed merger, on September 10, 1999, the last full trading day prior to the public announcement of the proposed merger, and October 13, 1999, the latest practicable trading day prior to the printing of this proxy statement-prospectus.

                                                                  CLOSING SALES PRICE
                                                        ----------------------------------------
                                                                                        SMART
                                                        SOLECTRON        SMART        EQUIVALENT
                                                        ---------        -----        ----------
Price per share:
  September 10, 1999..................................     $77 1/2        $23 1/2        $39 21/40
  October 13, 1999....................................     $75 1/16       $35 7/8        $38 7/25

     You are advised to obtain a current market quotation for Solectron common stock. The market price of Solectron common stock is subject to fluctuation. The value of the shares of Solectron common stock that holders of SMART will receive in the proposed merger may increase or decrease prior to and following the proposed merger.

     Because the market price of Solectron common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations. You may call SMART Investor Relations at (510) 624-8294 or Solectron Investor Relations at (408) 957-8500 during business hours at any time before the special meeting to obtain the prior day's closing market quotations of SMART common stock and Solectron common stock.

                                  RISK FACTORS

     This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Solectron's and SMART's financial condition, results of operations and business, and on the expected impact of the merger on Solectron's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the above discussion of risks and uncertainties.

     By voting in favor of the merger, you will be choosing to invest in Solectron common stock. An investment in Solectron common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

RISKS RELATED TO THE MERGER

YOU WILL RECEIVE 0.51 OF A SHARE OF SOLECTRON COMMON STOCK DESPITE CHANGES IN MARKET VALUE OF SMART COMMON STOCK OR SOLECTRON COMMON STOCK

     Upon completion of the merger, each share of SMART common stock will be exchanged for 0.51 of a share of Solectron common stock. There will be no adjustment for changes in the market price of either SMART common stock or Solectron common stock, and SMART is not permitted to withdraw from the merger or resolicit the vote of its shareholders solely because of changes in the market price of Solectron or SMART common stock. Accordingly, the specific dollar value of Solectron common stock you will receive upon completion of the merger will depend on the market value of Solectron common stock at the time of completion of the merger.

ALTHOUGH SOLECTRON AND SMART EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED

     Achieving the benefits of the merger will depend in part on the integration of technology, operations and personnel. The integration of Solectron and SMART will be a complex, time consuming and expensive process and may disrupt Solectron's business if not completed in a timely and efficient manner. Among the challenges involved in this integration is demonstrating to customers and suppliers that the merger will not result in adverse changes in client service standards or business focus, persuading personnel that Solectron's and SMART's business cultures are compatible and addressing any perceived adverse changes in business focus. Neither company's management has experience in integrating operations on the scale represented by the merger, and it is not certain that Solectron and SMART can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized, and failure to do so could seriously harm the business and operating results of the combined company. Additionally, neither Solectron nor SMART can assure you that the growth rate of the combined company will equal the growth rate that has been experienced by Solectron and SMART.

SMART OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER

     The directors and officers of SMART participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests. As a result, these directors and officers could be more likely to vote to approve the reorganization agreement than if they did not hold these interests. SMART shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

     Tor Braham is a member of SMART's board of directors and also serves as a Managing Director of Warburg Dillon Read LLC, an investment bank which provided financial advisory services to SMART in connection with the merger. On the advice of counsel, Mr. Braham abstained from voting for the merger at SMART's board of directors meeting.

THE FAILURE TO OBTAIN ALL REQUIRED CONSENTS AND WAIVERS MAY CAUSE THIRD PARTIES TO TERMINATE OR ALTER EXISTING CONTRACTS WITH SMART

     SMART has contracts with many of its suppliers, customers, licensors, licensees and other business partners relating to, among other things, intellectual property rights. Some of these contracts require SMART to obtain the consent, waiver or approval of these other parties in connection with the reorganization agreement. If consent, waiver or approval cannot be obtained, SMART may suffer a loss of potential future revenue and may lose rights to facilities or intellectual property that are material to SMART's business. SMART has agreed to use reasonable efforts to secure the necessary consents, waivers and approvals and it is a condition to Solectron's obligation to complete the merger that SMART obtain any consents, waivers and approvals which, if not obtained, would have a material adverse effect on SMART. However, SMART may not be able to obtain all of the necessary consents, waivers and approvals and failure to do so could seriously harm the business and operating results of the combined company.

FAILURE TO QUALIFY FOR POOLING OF INTERESTS ACCOUNTING TREATMENT MAY HARM THE FUTURE OPERATING RESULTS OF THE COMBINED COMPANY

     Solectron intends to account for the merger as a pooling of interests business combination. It is a condition to completion of the merger that Solectron be advised by KPMG LLP that they concur with Solectron management's conclusion that the transactions contemplated by the reorganization agreement can properly be accounted for as a pooling of interests business combination, although this condition may be waived by Solectron. In addition, Solectron must receive from Arthur Andersen LLP a copy of a letter addressed to SMART stating their concurrence with SMART management's conclusion that no conditions related to SMART exist that would preclude Solectron from accounting for the merger as a pooling of interests. Under the pooling of interests method of accounting, each of Solectron's and SMART's historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include Solectron's and SMART's operating results for the entire fiscal year in which the merger is completed and Solectron's and SMART's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

     After completion of the merger, if events occur that cause the merger to no longer qualify for pooling of interests accounting treatment, the purchase method of accounting would apply. Under that method, Solectron would record the estimated fair value of Solectron common stock issued in the merger as the cost of acquiring the business of SMART. That cost would be allocated to the net assets acquired, with the excess of the estimated fair value of Solectron common stock over the fair value of net assets acquired recorded as goodwill or other intangible assets. The estimated fair value of Solectron common stock to be issued in the merger is much greater than the historical net book value at which SMART carries its assets in its accounts. Therefore, purchase accounting treatment could harm the reported operating results of the combined company compared to pooling of interests accounting treatment.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT SMART'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS

     If the merger is not completed, SMART may be subject to a number of material risks, including the following:

     - SMART may be required to pay Solectron a termination fee of $60 million;

     - the option granted to Solectron by SMART may become exercisable;

     - Solectron could require SMART to purchase the option or shares of SMART common stock it acquired under the option, resulting in additional costs to SMART;

     - the price of SMART common stock may decline to the extent that the current market price of SMART common stock reflects a market assumption that the merger will be completed; and

     - costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

     Further, if the merger is terminated and SMART's board of directors determines to seek another merger or business combination, it is not certain that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the reorganization agreement is in effect and subject to limited exceptions described on page 43 of this proxy statement-prospectus, SMART is generally prohibited from soliciting, initiating or knowingly encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Solectron. Furthermore, if the reorganization agreement is terminated and Solectron's option to purchase SMART common stock is exercisable, transactions between SMART and a potential third-party involved would not be able to be accounted for as a business combination using the pooling of interests accounting method for some period of time and Solectron would have the ability to purchase a substantial portion of SMART's equity.

GENERAL UNCERTAINTY RELATED TO THE MERGER COULD NEGATIVELY IMPACT THE COMBINED COMPANY

     Solectron's or SMART's customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Solectron's or SMART's customers could seriously harm the business of the combined company. Similarly, Solectron and SMART employees may experience uncertainty about their future role with the combined Company until or after strategies with regard to SMART are announced or executed. This may adversely affect the combined company's ability to attract and retain key management, marketing and technical personnel.

SMART'S LEGAL PROCEEDINGS

     SMART and some of its officers and directors have been named as defendants in six securities class action lawsuits filed in the United States District Court for the Northern District of California:

     - Boren v. SMART Modular Technologies, Inc., et al., No. C 98 20692 JW, PVT, filed July 1, 1998;

     - Woszczak v. SMART Modular Technologies, Inc., et al., No. C 98 2617 JL, filed July 2, 1998;

     - Bisson v. SMART Modular Technologies, Inc., et al., No. C 98 20714 JF, filed July 8, 1998;

     - D'Amato v. SMART Modular Technologies, Inc., et al., No. C 98 2804 PJH, filed July 16, 1998;

     - Cha v. SMART Modular Technologies, Inc., et al., No. C 98 2833 BZ, filed July 17, 1998; and

     - Chang v. SMART Modular Technologies, Inc., et al., No. C 98 3151 SI, filed August 13, 1998.

The plaintiffs in these actions allege that defendants made material misrepresentations and omissions during the period from July 1, 1997 through May 21, 1998 in violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder. The actions were consolidated on October 9, 1998, and a consolidated complaint was filed on November 30, 1998.

     On October 22, 1998, a putative securities class action lawsuit, captioned Reagan v. SMART Modular Technologies, Inc., et al., Case No. H204162-5, was filed against SMART and certain of its officers and directors in the Superior Court of the State of California, County of Alameda. This complaint alleges violations of Sections 25400 and 25500 of the California Corporations Code and seeks unspecified damages on behalf of a purported class of purchasers of SMART common stock during the period from July 1, 1997 through May 21, 1998. The factual allegations of this state complaint are nearly identical to the factual allegations contained within the consolidated federal complaint. On February 22, 1999, the Superior Court granted SMART's motion to stay the state action pending the resolution of the federal action.

     SMART believes that all claims related to the state and federal securities actions are without merit and intends to defend itself vigorously against these actions; however, SMART cannot currently estimate the financial impact of the state and federal securities actions.

RISKS RELATED TO SOLECTRON

A MAJORITY OF SOLECTRON'S NET SALES COMES FROM A SMALL NUMBER OF CUSTOMERS; IF SOLECTRON LOSES ANY OF THESE CUSTOMERS, SOLECTRON'S NET SALES COULD DECLINE SIGNIFICANTLY

     The majority of Solectron's annual net sales comes from a small number of Solectron's customers. Solectron's ten largest customers accounted for over two thirds of net sales in fiscal 1998. Since Solectron is dependent upon continued net sales from Solectron's ten largest customers, any material delay, cancellation or reduction of orders from these or other major customers could cause Solectron's net sales to decline significantly. Some of these customers individually account for more than ten percent of Solectron's annual net sales. There is no guarantee that Solectron will be able to retain any of Solectron's ten largest customers or any other accounts. In addition, our customers may materially reduce the levels of services ordered from Solectron at any time. This could cause a significant decline in Solectron's net sales and Solectron may not be able to reduce the accompanying expenses at the same time.

SOLECTRON'S LONG-TERM CONTRACTS DO NOT INCLUDE MINIMUM PURCHASE REQUIREMENTS

     Although Solectron has long-term contracts with a few of its top ten customers, including Ericsson Telecom AB, NCR Corporation and IBM, under which these customers are obligated to obtain services from Solectron, they are not obligated to purchase any minimum amount of services. As a result, there is no guarantee that Solectron will receive any net sales from these contracts. In addition, these customers with whom Solectron has long-term contracts may materially reduce the levels of services ordered at any time. This could cause a significant decline in Solectron's net sales and Solectron may not be able to reduce its accompanying expenses at the same time.

POSSIBLE FLUCTUATION OF OPERATING RESULTS FROM QUARTER TO QUARTER COULD AFFECT THE MARKET PRICE OF SOLECTRON'S COMMON STOCK

     Solectron's quarterly earnings may fluctuate in the future due to a number of factors including the following:

     - differences in the profitability of the types of manufacturing services Solectron provided, for example, systems assembly services have lower gross margins than printed circuit board assembly services;

     - Solectron's ability to maximize the hours of use of its equipment and facilities is dependent on the duration of the production run time for each job and customer;

     - the amount of automation that Solectron can use in the manufacturing process for cost reduction, which varies depending upon the complexity of the product being made;

     - Solectron's ability to optimize the ordering of inventory as to timing and amount to avoid holding excess inventory in excess of immediate production, for example, electronic components could be made obsolete by technological advances; and

     - fluctuations in demand for Solectron's services or the products being manufactured.

     Therefore, Solectron's operating results in the future could be below the expectations of securities analysts and investors. If this occurs, the market price of Solectron's common stock could be harmed.

SOLECTRON IS DEPENDENT UPON THE ELECTRONICS INDUSTRY WHICH CONTINUALLY PRODUCES TECHNOLOGICALLY ADVANCED PRODUCTS WITH SHORT LIFE CYCLES; SOLECTRON'S INABILITY TO CONTINUALLY MANUFACTURE SUCH PRODUCTS ON A COST-EFFECTIVE BASIS WOULD HARM ITS BUSINESS

     A majority of Solectron's net sales is to corporations in the electronics industry, which is subject to rapid technological change and product obsolescence. If Solectron's customers are unable to create products that keep pace with the changing technological environment, the customers' products could become obsolete and the demand for Solectron's services could significantly decline. If Solectron is unable to offer technologically advanced, quick response manufacturing services to customers that are cost effective, customer demand for Solectron's services will also decline. In addition, a substantial portion of Solectron's net sales is derived from its ability to offer complete service solutions for Solectron's customers. For example, if Solectron fails to maintain high quality design and engineering services, Solectron's net sales would significantly decline.

SOLECTRON BEARS THE RISK OF PRICE INCREASES ASSOCIATED WITH POTENTIAL SHORTAGES IN THE AVAILABILITY OF ELECTRONICS COMPONENTS

     At various times, there have been shortages of components in the electronics industry. One of the services that Solectron performs for many customers is purchasing electronics components used in the manufacturing of such customers' products. As a result of this service, Solectron bears the risk of price increases for these components because Solectron is unable to purchase components at the same time as Solectron agrees with its customers on the pricing for the components.

SOLECTRON'S NET SALES COULD DECLINE IF SOLECTRON'S COMPETITORS PROVIDE COMPARABLE MANUFACTURING SERVICES AT A LOWER COST

     Solectron competes with different contract manufacturers depending on the type of service Solectron provides or the geographic locale of Solectron's operations. These competitors may have greater manufacturing, financial, research and development and/or marketing resources than Solectron has. In addition, Solectron may not be able to offer prices as low as some of its competitors because those competitors may have lower cost structures as a result of where they are located geographically or the services they provide. Solectron's inability to provide comparable or better manufacturing services at a lower cost than its competitors could cause Solectron's net sales to decline.

IF SOLECTRON IS UNABLE TO MANAGE ITS RAPID GROWTH AND ASSIMILATE NEW OPERATIONS IN A COST-EFFECTIVE MANNER, ITS PROFITABILITY COULD DECLINE

     Solectron has experienced rapid growth over the last five fiscal years. Solectron's historical growth may not continue. In recent years, Solectron has established operations in different places throughout the world. For example, in fiscal 1998, Solectron opened offices in Taiwan and Israel, commenced manufacturing operations in Mexico and Romania. In fiscal 1998, Solectron acquired foreign facilities in Brazil, Sweden and Ireland. Furthermore, through acquisitions in fiscal 1998 and 1999, Solectron acquired facilities in Georgia and South Carolina and enhanced its capabilities in North Carolina and Texas. Also during that period, Solectron announced a joint venture with Ingram Micro, Inc. In March 1999, Solectron announced the opening of the first new phase of its facility in Brazil.

     As Solectron manages and continues to expand new operations, it may incur substantial infrastructure and working capital costs. If Solectron does not achieve sufficient growth to offset increased expenses associated with rapid expansion, Solectron's profitability will decline.

SOLECTRON NEEDS TO MANAGE INTEGRATION OF SOLECTRON'S ACQUISITIONS TO MAINTAIN PROFITABILITY

     In fiscal 1998 and 1999, Solectron completed acquisitions of certain manufacturing assets and facilities from Ericsson, NCR, IBM, and Mitsubishi and Trimble Navigation Limited, and acquired all of the capital stock of Sequel, Inc. Solectron also continues to evaluate acquisition opportunities and may pursue additional acquisitions over time. These acquisitions involve risks, including:

     - integration and management of the operations;

     - retention of key personnel;

     - integration of purchasing operations and information systems;

     - management of an increasingly larger and more geographically disparate business; and

     - diversion of management's attention from other ongoing business concerns.

     Solectron's profitability will suffer if it is unable to successfully integrate and manage recent acquisitions, as well as any future acquisitions that it might pursue, or if it does not achieve sufficient revenue to offset the increased expenses associated with these acquisitions.

SOLECTRON'S INTERNATIONAL SALES ARE A SIGNIFICANT AND GROWING PORTION OF ITS NET SALES; SOLECTRON IS INCREASINGLY EXPOSED TO RISKS ASSOCIATED WITH OPERATING INTERNATIONALLY

     In fiscal 1998 approximately 34% of Solectron's net sales came from outside of the United States. For the first nine months of fiscal 1999, approximately 37% of Solectron's net sales came from outside the United States. As a result of Solectron's foreign sales and facilities, Solectron's operations are subject to a variety of risks that are unique to its international operations including the following:

     - adverse movement of foreign currencies against the U.S. dollar in which Solectron's results are reported;

     - import and export duties, and value added taxes;

     - import and export regulation changes that could erode Solectron's profit margins or restrict exports;

     - potential restrictions on the transfer of funds;

     - inflexible employee contracts in the event of business downturns; and

     - the burden and cost of compliance with foreign laws.

     In addition, Solectron has operations in several locations that have inflationary economies or potentially volatile currencies, including Mexico, Brazil, China and Romania. In the future, these factors may harm Solectron's results of operations. Markets in Southeast Asia, Latin America and Eastern European markets generally have recently experienced and are experiencing currency, economic and political instability. As of May 31, 1999, Solectron recorded a $64.9 million cumulative foreign exchange translation adjustment on its balance sheet which was primarily the result of the recent devaluation of the Brazilian Real. While, to date, these factors have not had a significant adverse impact on Solectron's results of operations, Solectron cannot assure that there will not be such an impact. Furthermore, while Solectron may adopt measures to reduce the impact of losses resulting from volatile currencies and other risks of doing business abroad, no assurance may be given that such measures will be adequate.

     The Malaysian government adopted currency exchange controls, including controls on its currency, the ringgit, held outside Malaysia, and established a fixed exchange rate for the ringgit against the U.S. dollar. The fixed exchange rate, when applied to local expenses denominated in ringgit, will result in higher expenses when translated to U.S. dollars. The long term impact of such controls is not predictable due to dynamic economic conditions that also affect or are affected by other regional or global economies.

     Solectron has been granted a tax holiday for its Malaysia sites, which is effective through January 31, 2002, subject to some conditions. Solectron has also been granted various tax holidays in China. These tax holidays are effective for various terms and are subject to certain conditions. It is possible that the current tax holidays will be terminated or modified or that future tax holidays that Solectron may seek will not be granted. If the current tax holidays are terminated or modified or if additional tax holidays are not granted in the future, Solectron's effective income tax rate would likely increase.

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

SOLECTRON IS EXPOSED TO FLUCTUATIONS IN THE EXCHANGE RATES OF FOREIGN CURRENCY

     Fluctuations in the rate of exchange between U.S. dollars and the currencies of countries other than the U.S. in which Solectron conducts business could seriously harm its business, operating results and financial condition. For example, if there is an increase in the rate at which a foreign currency is exchanged into U.S. dollars, it will require more of the foreign currency to equal a specified amount of U.S. dollars than before the rate increase. In such cases and if Solectron prices its products and services in the foreign currency, it will receive less in U.S. dollars than it did before the rate increase went into effect. If Solectron prices its products and services in U.S. dollars, and competitors price their products in local currency, an increase in the relative strength of the U.S. dollar could result in Solectron's prices being uncompetitive in markets where business is transacted in the local currency.

     Solectron has a task force which evaluates the effects of the Euro conversion on Solectron. Solectron is in the process of evaluating its tax positions and all outstanding contracts in currencies of the participating countries to determine the effects, if any, of the Euro conversion. It is possible that the Euro conversion will significantly harm Solectron's results of operations and financial position due to competitive and other factors relating to the conversion that Solectron cannot predict.

SOLECTRON MAY NOT BE ABLE TO ADEQUATELY PROTECT OR ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS AND SOLECTRON COULD BECOME INVOLVED IN INTELLECTUAL PROPERTY DISPUTES

     Solectron's ability to effectively compete may be affected by its ability to protect its proprietary information. Solectron holds a number of patents and other license rights. These patent and license rights may not provide meaningful protection for Solectron's manufacturing process and equipment innovations. On June 23, 1999, Solectron was served, along with 87 other companies including SMART, as a defendant in a lawsuit brought by the Lemelson Medical, Education & Research Foundation. The lawsuit alleges that Solectron has infringed certain of the plaintiff's patents relating to machine vision and bar-code technology. Solectron believes it has meritorious defenses to these allegations and Solectron does not expect that this litigation will harm Solectron's financial condition. In addition, in the future third parties may assert infringement claims against Solectron or its customers. In the event of an infringement claim, Solectron may be required to spend a significant amount of money to develop a non-infringing alternative or to obtain licenses. Solectron may not be successful in developing such an alternative or obtaining a license on reasonable terms, if at all. In addition, any such litigation could be lengthy and costly and could harm Solectron's financial condition.

FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS COULD HARM SOLECTRON'S BUSINESS

     As a company in the electronic manufacturing services industry, Solectron is subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during Solectron's manufacturing process. Although Solectron has never sustained any significant loss as a result of noncompliance with such regulations, any failure by Solectron to comply with environmental laws and regulations could result in liabilities or the suspension of production. In addition, these laws and regulations could restrict Solectron's ability to expand its facilities or require it to acquire costly equipment or incur other significant costs to comply with regulations.

SOLECTRON'S STOCK PRICE MAY BE VOLATILE DUE TO FACTORS OUTSIDE OF ITS CONTROL

     Solectron's stock price could fluctuate due to the following factors, among others:

     - announcements of operating results and business conditions by our customers;

     - announcements by our competitors relating to new customers or technological innovations or new services;

     - economic developments in the electronics industry as a whole;

     - political and economic developments in countries in which we have operations; and

     - general market conditions.

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

FAILURE TO MAINTAIN KEY PERSONNEL AND SKILLED ASSOCIATES COULD HURT SOLECTRON'S OPERATIONS

     Solectron's continued success depends to a large extent upon the efforts and abilities of key managerial and technical associates. Losing the services of key personnel could harm Solectron. Solectron's business also depends upon its ability to continue to attract and retain senior managers and skilled associates. Failure to do so could harm Solectron's operations.

YEAR 2000 PROBLEMS MAY HAVE AN ADVERSE EFFECT ON SOLECTRON'S OPERATIONS AND ABILITY TO OFFER PRODUCTS AND SERVICES WITHOUT INTERRUPTION

     The Year 2000 issue is a result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have this date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, order materials or otherwise engage in normal business activities.

     A key to Solectron's ability to successfully manage its operations is the responsiveness of the supply chain for electronics components. This supply chain is often controlled by computer systems, which could fail. While Solectron controls some of these systems, its vendors, its customers, transportation companies and other service providers that are outside of Solectron's control operate some of these computer systems as well. If any of these computer systems fail, it could delay Solectron's receipt of previously-ordered electronics components thereby causing Solectron to delay, cancel or modify orders from its customers, which could harm Solectron's business.

     Solectron has developed a contingency plan to handle the Year 2000 problem. This contingency plan may still not be successful in preventing a disruption of Solectron's operations. Although Solectron has extensively tested its equipment and interfaces with other companies, Solectron cannot be sure that this testing will fully replicate the actual situation when the Year 2000 arrives.

SOLECTRON'S ANTI-TAKEOVER DEFENSE PROVISIONS MAY DETER POTENTIAL ACQUIRORS OF SOLECTRON AND MAY DEPRESS ITS STOCK PRICE

     Solectron's certificate of incorporation and bylaws contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Solectron. These provisions allow Solectron to issue preferred stock with rights senior to those of its common stock and impose various procedural and other requirements that could make it more difficult for Solectron stockholders to effect some corporate actions.

                   THE SPECIAL MEETING OF SMART SHAREHOLDERS

PURPOSE OF THE SPECIAL MEETING

     The special meeting is being held so that shareholders of SMART may consider and vote upon a proposal to adopt the reorganization agreement, dated as of September 13, 1999, by and among Solectron, SM Acquisition, and SMART and to transact any other business that properly comes before the special meeting or any adjournment of the special meeting. Adoption of the reorganization agreement will also constitute approval of the merger and the other transactions contemplated by the reorganization agreement.

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETING

     SMART's board of directors has fixed the close of business on October 13, 1999, as the record date for determination of SMART shareholders entitled to notice of and entitled to vote at the special meeting. On the record date, there were 46,467,839 shares of SMART common stock outstanding, held by approximately 175 holders of record.

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

VOTE OF SMART SHAREHOLDERS REQUIRED FOR ADOPTION OF THE REORGANIZATION AGREEMENT

     A majority of the outstanding shares of SMART common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of SMART's common stock outstanding and entitled to vote at the special meeting is required to adopt the reorganization agreement. You are entitled to one vote for each share of SMART common stock held by you on the record date on each proposal to be presented to shareholders at the special meeting.

     The SMART shareholders who are parties to voting agreements with Solectron agreed to vote their shares of SMART common stock in favor of the adoption of the reorganization agreement. As of the record date, these shareholders held approximately 17,074,678 shares of SMART common stock, which represented approximately 36.8% of all outstanding shares of SMART common stock entitled to vote at the special meeting.

     As of the record date for the special meeting, directors and executive officers of SMART and their affiliates held approximately 17,605,184 shares of SMART common stock, which represented approximately 37.9% of all outstanding shares of SMART common stock entitled to vote at the special meeting.

PROXIES

     All shares of SMART common stock represented by properly executed proxies that SMART receives before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the reorganization agreement. You are urged to mark the applicable box on the proxy to indicate how to vote your shares.

     If a properly executed proxy is returned and the shareholder has abstained from voting on adoption of the reorganization agreement, the SMART common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the reorganization agreement. Similarly, if an executed proxy is returned by a broker holding shares of SMART common stock in street name which indicates that the broker does not have discretionary authority to vote on adoption of the reorganization agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of adoption of the reorganization agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     Because adoption of the reorganization agreement requires the affirmative vote of at least a majority of SMART's common stock outstanding as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the reorganization agreement.

     SMART does not expect that any matter other than adoption of the reorganization agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

     You may revoke your proxy at any time before it is voted by:

     - notifying in writing the Secretary of SMART at 4305 Cushing Parkway, Fremont, California 94538;

     - granting a subsequent proxy; or

     - appearing in person and voting at the special meeting; attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     Solectron and SMART will equally share the expenses incurred in connection with the printing and mailing of this proxy statement-prospectus. SMART and Corporate Investor Communications, Inc. will request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement-prospectus to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SMART COMMON STOCK WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

AVAILABILITY OF ACCOUNTANTS

     Arthur Andersen LLP has acted as SMART's independent accountants since June 1995. Representatives of Arthur Andersen LLP are expected to be present at the special meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. KPMG LLP, Solectron's independent auditors, are not expected to appear at the meeting.

                                   THE MERGER

     This section of the proxy statement-prospectus describes material aspects of the proposed merger, including the reorganization agreement and the stock option agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     On July 13, 1999, Ajay Shah, SMART's CEO and Chairman of the Board, Charles Welch, SMART's Vice President, Business Development & General Counsel, Susan Wang, Solectron's Senior Vice President & CFO, Mark Holman, Solectron's Corporate Vice President, Marketing and Business Development, and Kevin Burns, Solectron's Vice President Global Material Services met at SMART's Fremont facility. The parties discussed their existing relationship whereby SMART supplies memory products to Solectron and how it could be expanded to benefit both companies. SMART supplies Solectron with memory products based on a vendor managed inventory process in order to help Solectron supply products to Solectron's customers as quickly as possible. Mr. Shah explained SMART's business and business strategy. The parties had preliminary discussions on the merits of a possible business combination. The parties agreed to reflect upon the discussions and meet at a later date to pursue the matter further.

     On July 29, 1999, Mr. Shah, Mr. Welch, David Mullin, SMART's Vice President and CFO, Koichi Nishimura, Solectron's President, CEO and Chairman of the Board, Saeed Zohouri, Solectron's Senior Vice President and COO, Ms. Wang, Mr. Holman and Mr. Burns met. The parties further discussed the merits of a possible business combination. On August 1, 1999, Mr. Holman and Mr. Welch had a phone conversation to discuss issues involving a potential business combination including the integration of SMART's business into Solectron.

     On August 5, 1999, Mr. Shah and Mr. Zohouri met and discussed the benefits of a business combination, the two companies' business strategies, whether a cultural fit existed and how the two companies could be integrated together. In the morning of August 6, 1999, Mr. Shah and Mr. Nishimura met at Solectron to have a conversation about similar matters. In the afternoon of August 6, 1999, Mr. Shah, Mr. Welch, Mr. Mullin and Tor Braham, one of SMART's directors, met to discuss the potential merger and whether a strategic fit existed. On August 8, 1999, Mr. Welch and Mr. Holman met to further discuss how the two companies could be integrated in the potential merger.

     On August 9, 1999, Solectron and SMART executed a confidentiality agreement. In the afternoon of August 9, 1999, Mr. Shah, Mr. Welch, Mr. Mullin, Mr. Zohouri, Ms. Wang and Mr. Holman met at Solectron to further discuss whether a strategic fit existed and how the companies could be integrated together. Each party requested information from the other. Between August 14, 1999 and August 23, 1999, the parties exchanged diligence information.

     Also during the week of August 9, 1999, Mr. Shah, Mr. Mullin and Mr. Welch began evaluating financial advisors for the proposed transaction. Subject to SMART's board of directors approval, Mr. Shah, Mr. Mullin and Mr. Welch decided to engage Morgan Stanley as SMART's lead financial advisor and Warburg Dillon Read of which Mr. Braham is a managing director, as a co-financial advisor. On August 13, 1999, SMART's board of directors met and discussed the potential merger with Solectron. SMART's board of directors instructed SMART's management to continue discussions with Solectron and approved Morgan Stanley and Warburg Dillon Read, as advisors, with Morgan Stanley to provide any potential fairness opinion. From August 13 through the execution of the merger agreement on September 13, 1999, members of SMART's management discussed the progress of the negotiations with SMART's non-employee directors on a regular basis.

     Between August 14, 1999 and August 23, 1999, Morgan Stanley placed calls to several other companies which had been identified in its discussions with executives of SMART as potential business combination candidates. None of these calls resulted in a meeting or a proposal for a business combination.

     On August 20, 1999, via a teleconference, Solectron's board of directors was briefed regarding the potential acquisition of SMART.

     On August 23, 1999, Mr. Welch, Mr. Mullin, a representative from Morgan Stanley, Ms. Wang and Kurt Colehower, Solectron's Corporate Director, Business Development, met to more fully discuss each party's business and future prospects. Between August 23, 1999 and September 6, 1999, each party and its advisors exchanged views regarding the potential transaction and information from the diligence items.

     On August 30, 1999, Mr. Welch, Mr. Mullin, Mr. Braham, representatives from Morgan Stanley, Mr. Holman, and attorneys from Wilson Sonsini met to discuss the terms of the potential merger. During the course of the meeting, the parties discussed SMART's business, future prospects and valuation.

     The following day, Mr. Welch met with Mr. Holman. The two discussed Solectron's proposed valuation range for SMART. Mr. Welch indicated that SMART's board of directors considered Solectron's proposed valuation range to be below the range of SMART's fair valuation. Mr. Holman and Mr. Welch further discussed SMART's valuation, Solectron's price-to-earnings ratio, Solectron's stock value to SMART shareholders and potential exchange ratios of Solectron common stock for SMART common stock and their impact on the implied valuation of SMART. In a subsequent telephone conversation, Mr. Braham and Solectron's legal advisors further discussed Solectron's proposal and SMART's valuation.

     On September 3 and 4, 1999, Mr. Shah, Mr. Welch, Mr. Mullin, Mr. Nishimura, Ms. Wang and Mr. Holman met at Solectron to discuss SMART's valuation.

     Following these discussions, the parties agreed to recommend an exchange ratio between 0.50 to 0.52 to their respective Boards, subject to satisfactory due diligence, with the exact ratio to be determined by the outcome of due diligence.

     Starting on September 7, 1999, and for the balance of the week, the parties conducted extensive due diligence on each other. On September 8, 1999, SMART's legal advisors with respect to the merger, Morrison & Foerster LLP, received a copy of the proposed reorganization agreement, the stock option agreement and the related agreements. Also on September 8, 1999, SMART's board of directors, along with its financial and legal advisors, met telephonically to discuss the status of negotiations and due diligence. Also on September 8, 1999, Solectron's board of directors met to discuss the transaction including process, structure and due diligence. In the morning of September 11, 1999, SMART's board of directors with its financial and legal advisors present met at SMART to discuss the draft reorganization agreement, the stock option agreement and the related agreements, the results of due diligence and other strategic alternatives available to SMART. Morgan Stanley provided SMART's board of directors with certain quantitative analyses of SMART, Solectron and electronic manufacturing services and related industries, and representatives of Morgan Stanley and legal advisors provided advice on the proposed merger's structure and terms and conditions. At the meeting, SMART's board of directors considered the proposed terms of the draft reorganization agreement, the stock option agreement, the related agreements and the proper exchange ratio.

     Concurrently with SMART's board of directors meeting, attorneys for both of the parties continued to negotiate the reorganization agreement, the stock option agreement and the related agreements. In the afternoon of September 11, 1999, both parties and their advisors continued to negotiate the reorganization agreement, the stock option agreement and the related agreements. On September 12, 1999, the parties reconvened to continue negotiations.

     In the afternoon on September 12, 1999, SMART's board of directors with its financial and legal advisors present met telephonically to discuss the exchange ratio and the status of the draft reorganization agreement, the stock option agreement and the related agreements. Following SMART's board of directors meeting, Mr. Shah phoned Mr. Nishimura and the two agreed to recommend an exchange ratio of 0.51 to their respective boards of directors. The parties continued to negotiate the reorganization agreement, the stock option agreement and the related agreements. On September 12, 1999, Solectron's board of directors approved the proposed 0.51 exchange ratio, the reorganization agreement and related documents.

     On September 13, 1999, SMART's board of directors with its financial and legal advisors present met again in person or telephonically. All members of SMART's board of directors were present at the meeting. Prior to the meeting, each member of SMART's board of directors had received a current draft of the reorganization agreement, the stock option agreement and the related agreements. SMART's legal advisors presented the terms and conditions of the final draft of the reorganization agreement, the stock option agreement and the related agreements. SMART's board of directors received the oral opinion of Morgan Stanley to the effect that, as of September 13, 1999, and subject to the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, the exchange ratio of 0.51 shares of Solectron common stock per share of SMART common stock pursuant to the reorganization agreement was fair to the holders of SMART common stock.

     Following these presentations, SMART's board of directors engaged in a full discussion of the terms of the proposed transaction and its advisability. With Mr. Braham abstaining on advice of counsel, SMART's board of directors then determined that the merger and the exchange ratio of 0.51 were fair to, and in the best interests of, SMART and its shareholders, and accordingly, SMART's board of directors, other than Mr. Braham, who abstained on the advice of counsel, unanimously approved and adopted the reorganization agreement, the stock option agreement and the related agreements and the performance by SMART of its obligations thereunder.

     After SMART's board of directors meeting, the parties executed the reorganization agreement and the stock option agreement, and the parties made a public announcement of the proposed merger between SMART and Solectron on the afternoon of September 13, 1999.

SMART'S REASONS FOR THE MERGER

     SMART's board of directors has determined that the terms of the merger and the reorganization agreement are fair to, and in the best interests of, SMART and its shareholders. Accordingly, SMART's board of directors has approved the reorganization agreement and the consummation of the merger and recommends that you vote FOR approval of the reorganization agreement and the merger.

     In reaching its decision, SMART's board of directors identified several potential benefits of the merger, the most important of which included:

     - the merger will represent a significant step forward in SMART's strategy of becoming the comprehensive outsource solutions provider to electronics OEMs;

     - the combination of SMART's innovative technology, design expertise and products together with Solectron's design, manufacturing, distribution and end-of-life product service and support will provide opportunities to realize significant benefits and long-term value to shareholders;

     - the exchange ratio in the merger represented a premium of approximately 85% over the ratio of the closing prices of SMART common stock divided by the corresponding closing prices of Solectron common stock over the 30 day trading period ending on the last trading day prior to the announcement of the merger; and

     - by combining with Solectron, SMART's shareholders will be afforded substantially increased trading liquidity for their investment.

     SMART's board of directors consulted with SMART's senior management, as well as its legal counsel, independent accountants and financial advisors, in reaching its decision to approve the merger. Among the factors considered by SMART's board of directors in its deliberations were the following:

     - the financial condition, results of operations, cash flow, business and prospects of SMART and Solectron;

     - the current economic and industry environment, including the continued trend for OEM customers to outsource the design, manufacture and distribution of their products to a vendor that can combine skills from design through manufacturing to after-sale support;

     - the complementary nature of the technology, products, services and customer base of SMART and Solectron;

     - the intense competition in the computer, networking and telecommunications industries and the ability of larger industry participants to increase market share;

     - the key strengths that Solectron will provide as a merger partner, including Solectron's manufacturing breadth and expertise, its distribution and logistics strength, its strong customer relationships and its reputation as a leading worldwide electronics manufacturing services company;

     - the fairness to SMART of the terms of the reorganization agreement, stock option agreement and related agreements, which were the product of extensive arm's length negotiations. In particular, SMART's board of directors considered the stock option granted to Solectron, the events triggering payment of the termination fee and the limitations on the ability of SMART to negotiate with other companies regarding an alternative transaction, and the potential effect these provisions would have on SMART receiving alternative proposals that could be superior to the merger. Because SMART's board of directors conducted an extensive review of its strategic alternatives prior to entering into the reorganization agreement, and because these provisions were required by Solectron in order for it to enter into the reorganization agreement, SMART's board of directors determined that the value for SMART shareholders represented by the merger justified these requirements;

     - the fact that the merger is expected to qualify as a tax-free reorganization and to be accounted for using the pooling of interests method of accounting; and

     - the analysis prepared by Morgan Stanley and presented to SMART's board of directors and the opinion of Morgan Stanley that, as of September 13, 1999, the exchange ratio set forth in the reorganization agreement was fair, from a financial point of view, to the holders of SMART common stock, as described more fully in the text of the entire opinion attached as Annex D to this proxy statement-prospectus.

     In assessing the transaction, SMART's board of directors considered a variety of information, including the following:

     - historical information concerning the businesses operations, positions and results of operations, technology and management style, competitive position, industry trends and prospects of SMART and Solectron;

     - information contained in SEC filings by Solectron;

     - current and historical market prices, volatility and trading data for the two companies;

     - information and advice based on due diligence investigations by members of SMART's board of directors and management and SMART's legal, financial and accounting advisors concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of Solectron, trends in Solectron's business and financial results and capabilities of Solectron's management team; and

     - reports from Morgan Stanley on companies comparable to Solectron and other financial analyses performed by Morgan Stanley.

     SMART's board of directors also identified and considered a number of uncertainties and risks in its deliberations concerning the merger, including the following:

     - the risk that the potential benefits sought in the merger might not be fully realized, if at all;

     - the risk that the combined company might experience slow growth relative to the prior growth rate of the individual companies;

     - the risk that the stock option agreement, if exercisable, would diminish the ability of a third party acquiror to account for an acquisition of SMART using the pooling of interests method of accounting, which would reduce the number of potential acquirors; and

     - the other risks associated with the businesses of Solectron, SMART and the merged companies and the merger described in this proxy statement-prospectus under "Risk Factors."

     As a result of the foregoing considerations, SMART's board of directors determined that the potential advantages of the merger outweighed the benefits of remaining a separate company. SMART's board of directors believes that the combined company will have a far greater opportunity than SMART alone to compete in its industry.

     In view of the variety of factors considered in connection with its evaluation of the merger, SMART's board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and did not do so. In addition, many of the factors contained elements which may affect the fairness of the merger in both a positive and negative way. Except as described above, SMART's board of directors, as a whole, did not attempt to analyze each individual factor separately to determine how it impacted the fairness of the merger. Consequently, individual members of SMART's board of directors may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

RECOMMENDATION OF SMART'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, SMART'S BOARD OF DIRECTORS UNANIMOUSLY, EXCEPT FOR MR. BRAHAM, WHO ABSTAINED ON ADVICE OF COUNSEL, DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTEREST AND DECLARED THE MERGER ADVISABLE. SMART'S BOARD OF DIRECTORS APPROVED THE REORGANIZATION AGREEMENT AND RECOMMENDS YOUR ADOPTION OF THE REORGANIZATION AGREEMENT.

     In considering the recommendation of SMART's board of directors with respect to the reorganization agreement, you should be aware that some directors and officers of SMART have interests in the merger that are different from, or are in addition to the interests of SMART shareholders generally. Please see the section entitled "Interests of Certain SMART Directors, Officers and Affiliates in the Merger" on page 34 of this proxy statement-prospectus.

OPINION OF SMART'S FINANCIAL ADVISOR

     Under an engagement letter dated August 18, 1999, SMART retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the Merger. SMART's board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of SMART. At the meeting of SMART's board of directors on September 13, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of September 13, 1999, based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the reorganization agreement was fair from a financial point of view to holders of shares of SMART common stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED SEPTEMBER 13, 1999 IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT-PROSPECTUS AND SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. SMART'S SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO SMART'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE REORGANIZATION AGREEMENT FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF SHARES OF SMART COMMON STOCK AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SMART COMMON STOCK AS TO HOW TO VOTE AT THE SMART SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed publicly available financial statements and other information of SMART;

     - reviewed financial and operating data concerning SMART prepared by the management of SMART;

     - reviewed financial projections prepared by the management of SMART;

     - discussed the past and current operations and financial condition and the prospects of SMART, including information relating to strategic, financial and operational benefits anticipated from the merger, with senior executives of SMART;

     - reviewed publicly available financial statements and other information of Solectron;

     - reviewed financial and operating data concerning Solectron prepared by the management of Solectron;

     - discussed the past and current operations and financial condition and the prospects of Solectron, including a review of publicly available projections from equity research analyst estimates, with senior executives of Solectron;

     - reviewed the reported prices and trading activity for SMART common stock and Solectron common stock;

     - compared the financial performance of SMART and Solectron and the prices and trading activity of SMART common stock and Solectron common stock with that of comparable publicly-traded companies and their securities;

     - analyzed the pro forma financial impact of the merger on the earnings per share of Solectron;

     - reviewed the financial terms, to the extent publicly available, of comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of SMART and Solectron and their financial and legal advisors;

     - reviewed the draft reorganization agreement and related transactional documents; and

     - performed such other analyses and considered such other factors as Morgan Stanley has deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, including information relating to strategic, financial, and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of SMART. Morgan Stanley relied upon the assessment by the managements of SMART and Solectron of their ability to retain key employees of SMART. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of SMART and Solectron of the strategic and other benefits expected to result from the merger. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of SMART and Solectron of:

     - SMART's technologies and products;

     - the timing and risks associated with the integration of SMART and Solectron; and

     - the validity of, and risks associated with, SMART's and Solectron's existing and future products and technologies.

     In rendering its opinion, Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities or technology of SMART or Solectron, nor has it been furnished with any such appraisals. Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the reorganization agreement and the related transaction documents. In addition, Morgan Stanley assumed that the merger will be accounted for as a pooling-of-interests business combination in accordance with U.S. Generally Accepted

Accounting Principles and will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Morgan Stanley's opinion is necessarily based on economic, market and other conditions on, and the information made available to it as of, the date of its opinion.

     The following is a brief summary of some of the analyses Morgan Stanley performed in connection with its oral opinion and the preparation of its opinion letter dated September 13, 1999. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     SMART Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of SMART common stock over various time periods ending on September 10, 1999. Morgan Stanley observed the following:

                                                          SMART COMMON STOCK
                                                            CLOSING PRICE
                                                         --------------------
           PERIOD ENDING SEPTEMBER 10, 1999               HIGH          LOW
           --------------------------------              ------        ------
Last Twelve Months.....................................  $28.13        $12.38
Last 90 Days...........................................   23.69         13.69
September 10, 1999.....................................   23.50(1)

Note: (1) Closing price

     Comparative Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of SMART and Solectron and compared their performance with that of two groups of companies. The first group, called the "Large Cap Contract Manufacturing Index" included Celestica, Inc., Flextronics International, Ltd., Jabil Circuit, Inc., Sanmina Corp. and SCI Systems, Inc.

     The second group called the "Mid Cap Contract Manufacturing Index" included ACT Manufacturing, Inc., Benchmark Electronics, Inc., DII Group, Inc. and Plexus Corp.

     Morgan Stanley observed the following percentage changes in SMART common stock, Solectron common stock, the Large Cap Contract Manufacturing Index, the Mid Cap Contract Manufacturing Index and the NASDAQ Index, as of September 10, 1999:

                    PERCENTAGE PRICE CHANGE (AS OF 9/10/99)

                                                              LAST TWELVE
                                                                MONTHS
                                                              -----------
SMART.......................................................       38%
Solectron...................................................      273%
Large Cap Contract Manufacturing Index......................      208%
Mid Cap Contract Manufacturing Index........................      146%
NASDAQ Index................................................       82%

     Comparable Company Trading Analysis. Morgan Stanley compared financial information of SMART and Solectron with publicly available information for the companies comprising the Large Cap Contract Manufacturing Index and Mid Cap Contract Manufacturing Index as described above. Based on estimates from securities research analysts and using the closing prices of SMART and Solectron common stock on September 10, 1999 of $23.50 and $77.50, respectively, the following table presents the price to earnings, or

P/E, ratios for calendar year 2000, and the P/E to long term earnings per share growth rates for calendar year 2000:

                                                         P/E      P/E TO GROWTH
                                                        CY2000       CY2000
                                                        ------    -------------
SMART.................................................   14.2x         0.71x
Solectron.............................................   47.0          1.57
Large Cap Contract Manufacturing
  Sanmina Corp........................................   29.6x         0.99x
  Jabil Circuit, Inc..................................   30.5          1.02
  SCI Systems, Inc....................................   18.4          0.92
  Flextronics International, Ltd......................   32.4          1.08
  Celestica, Inc......................................   27.2          0.91
                                                        -----         -----
  Mean................................................   27.6          0.98
Mid Cap Contract Manufacturing
  DII Group, Inc......................................   17.7x         0.71x
  Plexus Corp.........................................   16.0          0.80
  Benchmark Electronics, Inc..........................   18.6          0.74
  ACT Manufacturing, Inc..............................   16.0          0.64
                                                        -----         -----
  Mean................................................   17.1          0.72

     No company used in the peer group comparison analysis is identical to SMART or Solectron. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SMART and Solectron, such as the impact of competition on the businesses of SMART and Solectron and the industry in general, industry growth and the absence of any adverse material change in the financial condition and prospects of SMART and Solectron or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Exchange Ratio Analysis. Morgan Stanley reviewed the ratios of the closing prices of SMART common stock divided by the corresponding closing prices of Solectron common stock over various periods during the twelve month period ending September 10, 1999. Morgan Stanley examined the premia represented by the exchange ratio over the averages of these daily ratios over various periods:

                                                  PERIOD        TRANSACTION PREMIUM
                                                 AVERAGE         TO PERIOD AVERAGE
      PERIOD ENDING SEPTEMBER 10, 1999        EXCHANGE RATIO      EXCHANGE RATIO
      --------------------------------        --------------    -------------------
Last Twelve Months..........................       .446x                14%
Last 120 Days...............................       .286                 78%
Last 90 Days................................       .289                 76%
Last 60 Days................................       .283                 80%
Last 30 Days................................       .275                 85%
Last 20 Days................................       .274                 86%
Last 10 Days................................       .282                 81%
Last 5 Days.................................       .295                 73%
September 10, 1999..........................       .303                 68%

     Analysis of Selected Precedent Transactions. Morgan Stanley compared statistics based on publicly available information for selected transactions in the electronics manufacturing services and printed circuit board industries to the relevant financial statistics for SMART based on the value of SMART implied by the exchange ratio and the closing share price of Solectron common stock on September 10, 1999. The following table presents the implied multiples paid to the last twelve months, or LTM, earnings and LTM revenue for the selected precedent transactions:

                                               EQUITY VALUE TO    AGGREGATE VALUE TO
               TARGET/ACQUIROR                  LTM EARNINGS         LTM REVENUE
               ---------------                 ---------------    ------------------
IMS Inc./Celestica, Inc......................        19.1x                0.4x
Altron Inc./Sanmina Corp.....................        15.7                 1.0
Continential Circuits Corp./Hadco Corp.......        21.1                 1.6
Elexsys Intl./Sanmina Corp...................        26.6                 1.6
Zycon Corp./Hadco Corp.......................        16.2                 1.0
Electrostar/Tyco Intl........................        31.5                 1.6
SMART/Solectron..............................        36.1                 2.0

     No transaction used as a comparison in the selected precedent transactions analysis is identical to the merger. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SMART and Solectron, such as the impact of competition on SMART, Solectron or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

     Analysis of Stock Price Premia Paid. Morgan Stanley compared publicly available statistics selected by Morgan Stanley for precedent acquisition transactions involving U.S. technology public companies greater than $250 million from January 1, 1994 to August 23, 1999. The following table presents the premia paid above the one day prior to announcement closing share price and four weeks prior to announcement closing share price for these transactions and for this transaction:

                                                                PREMIUM TO
                                                        --------------------------
                                                           1 DAY         4 WEEKS
                                                        PRIOR PRICE    PRIOR PRICE
                                                        -----------    -----------
Mean..................................................      36%             51%
Median................................................      31%             45%
Transaction Premium...................................      68%            123%

     Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of the implied value of SMART common stock on a standalone basis based on SMART's projected future equity value. The following table presents the discounted equity value of SMART common stock based on the specified assumed variable ranges:

              NEXT TWELVE MONTHS                                   FULLY DILUTED
                  P/E RATIO                     DISCOUNT RATES    PRICE PER SHARE
              ------------------                --------------    ---------------
     15x - 20x................................    15% - 25%       $23.81 - $34.50

     Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the merger on Solectron's combined projected earnings per share for calendar year 1999 and 2000. This analysis was based on average earnings projections by securities research analysts for SMART and Solectron. Morgan Stanley observed that the merger would result in earnings per share accretion for Solectron, prior to giving effect to any synergies, of 7.6% for calendar year 1999 and 8.0% for calendar year 2000.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of SMART or Solectron. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SMART or Solectron. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

     The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the exchange ratio pursuant to the reorganization agreement from a financial point of view to holders of shares of SMART common stock and were conducted in connection with the delivery of the Morgan Stanley opinion to SMART's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which SMART or Solectron might actually be sold.

     The exchange ratio pursuant to the reorganization agreement was determined through arm's-length negotiations between SMART and Solectron and was approved by SMART's board of directors. Morgan Stanley provided advice to SMART during such negotiations; however, Morgan Stanley did not recommend any specific exchange ratio to SMART or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

     In addition, Morgan Stanley's opinion and presentation to SMART's board of directors was one of many factors taken into consideration by SMART's board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of SMART's board of directors with respect to the exchange ratio or of whether SMART's board of directors would have been willing to agree to a different exchange ratio.

     SMART's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financing services for SMART and Solectron, and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of SMART, Solectron or any other parties involved in the transaction.

     Under the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the Merger, and SMART agreed to pay Morgan Stanley a customary fee. In addition, SMART has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against possible liabilities and expenses, including possible liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

INTERESTS OF CERTAIN SMART DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

     When considering the recommendation of SMART's board of directors, you should be aware that SMART's directors and officers have interests in the merger that are different from, or are in addition to, your interests. In particular, some of the directors and officers of SMART participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests.

     Under the reorganization agreement, Solectron has agreed to honor SMART's obligations under indemnification agreements between SMART and its directors and officers in effect before the completion of the merger and any indemnification provisions of SMART's articles of incorporation and bylaws. Solectron has also agreed to provide for indemnification provisions in the articles of incorporation and bylaws of the surviving corporation of the merger that are at least as favorable as SMART's provisions and to maintain these provisions for at least six years from the completion of the merger.

     In addition, Solectron has agreed to maintain SMART's directors' and officers' liability insurance for six years from the completion of the merger, provided that Solectron is not required to pay more than 150% of the premium for SMART's insurance as of September 13, 1999.

     Solectron has agreed to guaranty these obligations or make arrangements to have them assumed in the event of a subsequent sale of SMART to a third party.

     Tor Braham is a member of SMART's board of directors and also serves as a Managing Director of Warburg Dillon Read LLC, which provided advisory services to SMART in connection with the merger. Mr. Braham abstained from voting for the merger at SMART's board of directors meeting.

     As a result of these interests, these directors and officers of SMART could be more likely to vote to approve the reorganization agreement than if they did not hold these interests. SMART's shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the reorganization agreement by the shareholders of SMART. The merger will become effective upon the filing of an agreement of merger with the State of California.

     Solectron and SMART are working towards completing the merger as quickly as possible and hope to complete the merger by the end of 1999.

STRUCTURE OF THE MERGER AND CONVERSION OF SMART COMMON STOCK

     In accordance with the reorganization agreement and California law, SM Acquisition, will be merged with and into SMART. As a result of the merger, the separate corporate existence of SM Acquisition will cease and SMART will survive the merger as a wholly-owned subsidiary of Solectron.

     Upon completion of the merger, each outstanding share of SMART common stock, other than shares held by Solectron and its subsidiaries will be converted into the right to receive 0.51 of a fully paid and nonassessable share of Solectron common stock. The number of shares of Solectron common stock issuable in the merger will be proportionately adjusted for any additional future stock split, stock dividend or similar event with respect to SMART common stock or Solectron common stock effected between the date of the reorganization agreement and the completion of the merger.

     No certificate or scrip representing fractional shares of Solectron common stock will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of a fraction of a share of Solectron common stock equal to the product of the fraction and the average closing price of one share of Solectron common stock for the five most recent trading days before the effective time of the merger.

EXCHANGE OF SMART STOCK CERTIFICATES FOR SOLECTRON STOCK CERTIFICATES

     When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your SMART stock certificates in exchange for Solectron stock certificates. When you deliver your SMART stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your SMART stock certificates will be canceled and you will receive Solectron stock certificates representing the number of full shares of Solectron common stock to which you are entitled under the reorganization agreement. You will receive payment in cash, without interest, in lieu of any fractional shares of Solectron common stock which would have been otherwise issuable to you as a result of the merger.

     YOU SHOULD NOT SUBMIT YOUR SMART STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     You are not entitled to receive any dividends or other distributions on Solectron common stock until the merger is completed and you have surrendered your SMART stock certificates in exchange for Solectron stock certificates.

     If there is any dividend or other distribution on Solectron common stock with a record date after the merger and a payment date prior to the date you surrender your SMART stock certificates in exchange for Solectron stock certificates, you will receive it with respect to the whole shares of Solectron common stock issued to you promptly after they are issued. If there is any dividend or other distribution on Solectron common stock with a record date after the merger and a payment date after the date you surrender your SMART stock certificates in exchange for Solectron stock certificates, you will receive it with respect to the whole shares of Solectron common stock issued to you promptly after the payment date.

     Solectron will only issue a Solectron stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered SMART stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

     In the opinion of Morrison & Foerster LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, the following are the material United States federal income tax considerations of the merger. These opinions and the following discussion are based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certificates of officers of Solectron and SMART expected to be executed as of the completion of the merger. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

     - shareholders who are not citizens or residents of the United States;

     - shareholders subject to the alternate minimum tax provisions of the tax code;

     - financial institutions;

     - tax-exempt organizations;

     - insurance companies;

     - dealers in securities;

     - shareholders who acquired their shares of SMART common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation; and

     - shareholders who hold their shares of SMART common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

     This discussion assumes you hold your shares of SMART common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Solectron's and SMART's obligations to complete the merger are conditioned on, among other things, (1) the delivery of an opinion dated as of the completion of the merger to SMART from Morrison & Foerster LLP and (2) the delivery of an opinion dated as of the completion of the merger to Solectron from Wilson Sonsini Goodrich & Rosati, Professional Corporation, in each case stating that the merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Alternatively, this condition will also be satisfied upon the delivery of such tax opinion to Solectron and SMART from either Morrison & Foerster LLP or Wilson Sonsini Goodrich & Rosati, Professional Corporation. The opinions of counsel contained herein and the opinions to be provided at the completion of the merger will assume the absence of changes in existing facts and will rely on assumptions, representations and covenants including those contained in certificates executed by officers of Solectron, SMART and SM Acquisition and dated as of the completion of the merger. The opinions neither bind the IRS nor preclude the IRS from adopting a contrary position and it is possible that the IRS may successfully assert a contrary position in litigation or other proceedings. Neither Solectron nor SMART intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

     Tax Implications to Solectron Stockholders. No gain or loss will be recognized for United States federal income tax purposes by current shareholders of Solectron solely as a result of the merger.

     Tax Implications to SMART Shareholders. Except as discussed below, you will not recognize gain or loss for United States federal income tax purposes when you exchange your SMART common stock for Solectron common stock pursuant to the merger. The aggregate tax basis of the Solectron common stock you receive as a result of the merger will be the same as your aggregate tax basis in the SMART common stock you surrender in exchange for the Solectron common stock, reduced by the tax basis of any shares of SMART common stock for which you receive cash instead of fractional shares of Solectron common stock. The holding period of the Solectron common stock you receive as a result of the exchange will include the period during which you held the SMART common stock you exchange in the merger.

     You will recognize gain or loss for United States federal income tax purposes with respect to the cash you receive instead of a fractional share interest in Solectron common stock. Your gain or loss will be measured by the difference between the amount of cash you receive and the portion of the tax basis of your shares of SMART common stock allocable to the shares of SMART common stock exchanged for such fractional share interest. This gain or loss will be capital gain or loss and will be a long-term capital gain or loss if you have held your shares of SMART common stock for more than one year at the time the merger is completed.

     You will also recognize gain or loss for United States federal income tax purposes if you dissent from the merger and exercise your dissenters' rights with respect to your SMART common stock under California law. Your gain or loss will be a capital gain or loss measured by the difference between the amount of cash you receive and the basis of such common stock, provided that the payment is not treated as a dividend distribution for tax purposes. The payment should generally not be treated as a dividend distribution if you own no SMART or Solectron common stock, either actually or constructively, after receiving the payment. If you recognize a capital gain or loss as a result to your exercise of dissenters' rights, that capital gain or loss will be a long-term gain or loss if you have held your shares of SMART common stock for more than one year.

     Tax Implications to Solectron, SMART and SM Acquisition. Solectron, SMART and SM Acquisition will not recognize gain or loss for United States federal income tax purposes solely as a result of the merger.

     THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

ACCOUNTING TREATMENT OF THE MERGER

     Solectron intends to account for the merger as a pooling of interests business combination. It is a condition to completion of the merger that Solectron be advised by KPMG LLP that they concur with Solectron management's conclusion that the transactions contemplated by the reorganization agreement can properly be accounted for as a pooling of interests business combination, although this condition may be waived by Solectron. In addition, Solectron must receive from Arthur Andersen LLP a copy of a letter addressed to SMART stating their concurrence with SMART management's conclusion that no conditions related to SMART exist that would preclude Solectron from accounting for the merger as a pooling of interests.

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

     Under the pooling of interests method of accounting, each of Solectron's and SMART's historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include Solectron's and SMART's operating results for the entire fiscal year in which the merger is completed and Solectron's and SMART's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which prevents some transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and related waiting periods end or expire. Solectron, SMART and Mr. Ajay Shah have made the required filings with the Department of Justice or the Federal Trade Commission but the applicable waiting periods have not yet expired. Solectron and SMART intend to comply with all requests for information from any government entity. The requirements of Hart-Scott-Rodino will be satisfied if the merger is completed within one year from the termination of the waiting period.

     However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or another person could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Solectron and SMART cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Solectron and SMART will prevail.

     The merger is also subject to regulatory approval by foreign government entities, including Germany and Ireland. In particular, under the laws of Germany, a pre-merger notification filing will be made to the Federal Cartel Office, and the applicable waiting period has not yet expired. In addition, under the laws of Ireland, a short form notification was made to the Department of Enterprise, Trade and Employment seeking confirmation from such department that the merger is not subject to the Irish Mergers and Takeover Act. We expect that the merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities, the approval or clearance of which is required, will approve or clear the merger. We cannot be sure, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be. Solectron and SMART intend to comply with any foreign antitrust requirements to obtain regulatory approval.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF SMART AND SOLECTRON

     The shares of Solectron common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Solectron common stock issued to any person who is deemed to be an affiliate of either Solectron or SMART at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Solectron or SMART and may include some of our officers and directors, as well as our principal shareholders. Some affiliates of SMART entered into affiliate agreements in connection with the merger. See "The Merger -- Affiliate Agreements." Affiliates may not sell their shares of Solectron common stock acquired in connection with the merger except under:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act;
       and

     - any other applicable exemption under the Securities Act.

     Solectron's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, does not cover the resale of shares of Solectron common stock to be received by affiliates in the merger.
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

LISTING ON THE NEW YORK STOCK EXCHANGE OF SOLECTRON COMMON STOCK TO BE ISSUED IN THE MERGER

     It is a condition to closing the merger that Solectron cause the shares of Solectron common stock to be issued in the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DISSENTERS' RIGHTS

     THE REQUIRED PROCEDURE FOR EXERCISING DISSENTERS' RIGHTS SET FORTH IN CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

     Your rights as a shareholder of SMART common stock, to dissent from the merger and demand payment for your shares are governed by Chapter 13 of the California General Corporation Law, the full text of which is reprinted as Annex
E. The summary of these rights set forth below is not intended to be complete and is qualified in its entirety by reference to Annex E.

     Under California law, shareholders of SMART common stock will not have any dissenters' rights with respect to the merger unless demands for payment are duly filed with respect to five percent or more of the outstanding shares of SMART common stock. If the holders of five percent or more of the outstanding shares of SMART common stock vote against the merger, duly file demands for payment and fully comply with Chapter 13 of the California General Corporation Law, they will have dissenters' rights consisting of the right to be paid in cash the fair market value of their shares. If holders of less than five percent of the outstanding shares of SMART common stock vote against the merger and exercise dissenters' rights, no SMART shareholders will be entitled to dissenters' rights.

     Under California law, fair market value is determined as of September 12, 1999, the day before the first announcement of the terms of the reorganization agreement and the merger, excluding any appreciation or depreciation as a consequence of the merger, but adjusted for any stock split, reverse stock split or share dividend becoming effective after that date. If the parties are unable to agree on a fair market value or SMART denies that the shares are dissenting shares, the dissenting shareholder may request the Superior Court for the County of Alameda to determine the fair market value of the shares. The court's decision would be subject to appellate review.

     The terms of the reorganization agreement were publicly announced on September 13, 1999. On September 10, 1999, the last trading day prior to the public announcement, the high and low sales prices for SMART common stock were $23 5/8 and $22, respectively.

     DISSENTERS' RIGHTS CANNOT BE VALIDLY EXERCISED BY PERSONS OTHER THAN SHAREHOLDERS OF RECORD REGARDLESS OF THE BENEFICIAL OWNERSHIP OF THE SHARES.

     Persons who are beneficial owners of shares held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedures outlined below if the beneficial owners wish to dissent from the approval of the merger.

     As described more fully below, in order to perfect their dissenters' rights, shareholders of record must:

          - make written demand for the purchase of their dissenting shares to SMART or its transfer agent on or before the date of the special meeting;

          - vote their dissenting shares against approval of the merger; and

          - within 30 days after the mailing to shareholders by SMART of notice of approval of the merger, submit the certificates representing their dissenting shares to SMART or its transfer agent, for notation thereon that they represent dissenting shares.

     Failure to follow any of these procedures may result in the loss of statutory dissenters' rights.

     As a condition to the parties' obligations to consummate the merger, effective demands for payment under Chapter 13 of the California General Corporation Law must not be made by holders of more than five percent of the outstanding shares of SMART common stock.

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

     Demand for Purchase. A shareholder of SMART electing to exercise dissenters' rights must also make written demand upon SMART Modular Technologies, Inc. at its principal office, 4305 Cushing Parkway, Fremont, California, 94538, Attn: Secretary or upon SMART's transfer agent, EquiServe at 150 Royall Street, Canton, Massachusetts 02021, Attn: Shareholder Services, to purchase the dissenting shares and to pay the shareholder their fair market value in cash. A demand will not be made effective unless it is received by not later than the date of the special meeting.

     The notice must state the number and class of shares held of record which the shareholder demands to be purchased and the amount claimed to be the fair market value of those shares on September 12, 1999. That statement of fair market value will constitute an offer by the dissenting shareholder to sell his or her shares at that price.

     Dissenting shareholders may not withdraw their demand for payment without the consent of SMART's board of directors. The rights of dissenting shareholders to demand payment terminate:

     - if the merger is abandoned, although, in such event, dissenting shareholders will be entitled upon demand to reimbursement of necessary expenses incurred in a good faith assertion of their dissenters' rights;

     - if the shares are transferred prior to submission for endorsement as dissenting shares; or

     - if SMART and the dissenting shareholders do not agree upon the status of the shares as dissenting shares or upon the purchase price, and neither files a complaint or intervenes in a pending action within six months after the date on which notice of approval of the merger was mailed to the shareholders.

     No shareholder who has a right to demand payment of cash for his or her shares will have any right to attack the validity of the merger or have the merger set aside or rescinded, except in an action to test whether SMART has received the number of shares required to approve the merger.

     Vote Against Approval of the Merger. Dissenting shareholders must vote their dissenting shares against adoption of the reorganization agreement. Record shareholders may vote part of the shares that they are entitled to vote in favor of the merger or abstain from voting a part of these shares without jeopardizing their dissenters' rights as to other shares. Voting against the merger will not of itself, absent compliance with the provisions of Chapter 13 of the California General Corporation Law summarized herein, satisfy the requirements for exercise and perfection of dissenters' rights.

     Notice of Approval. If shareholders have a right to require SMART to purchase their shares for cash under the dissenters' rights provisions of the California General Corporation Law, SMART will mail to each of these shareholders a notice of adoption of the reorganization agreement within ten days after the date of shareholder approval, stating the price determined by it to represent the fair market value of the dissenting shares. The statement of price will constitute an offer to purchase any dissenting shares at that price.

     Submission of Stock Certificates. Within 30 days after the mailing of the notice of approval of the merger, dissenting shareholders must submit to SMART or its transfer agent, at the address set forth above, the certificates representing the dissenting shares to be purchased, to be stamped or endorsed with a statement that the shares are dissenting shares or are to be exchanged for certificates of appropriate denomination so stamped or endorsed. The notice of approval of the merger will specify the date by which the submission of certificates for endorsement must be made, and a submission made after that date will not be effective for any purpose.

     Purchase of Dissenting Shares. If a dissenting shareholder and SMART agree that the shares are dissenting shares and agree upon the price of the shares, SMART will, upon surrender of the certificates, make payment of that amount, plus interest thereon at the legal rate on judgments from the date of the agreement within 30 days after the agreement on price. Any agreement between dissenting shareholders and SMART fixing the fair market value of any dissenting shares must be filed with the Secretary of SMART. If SMART denies that the shares are dissenting shares, or SMART and a dissenting shareholder fail to agree upon the fair market value of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the merger was mailed to the shareholder, but not thereafter file a complaint, or

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

intervene in a pending action, if any, in the Superior Court for the County of Alameda, State of California, requesting that the Superior Court determine whether the shares are dissenting shares and the fair market value of the dissenting shares. The Superior Court may determine, or appoint one or more impartial appraisers to determine the fair market value per share of the dissenting shares. The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, will be assessed or apportioned as the Superior Court considers equitable, but if the fair market value is determined to exceed the price offered to the shareholder by SMART, then SMART will be required to pay these costs, including, in the discretion of the Superior Court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments.

     ANY SHAREHOLDERS INTENDING TO EXERCISE DISSENTERS' RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER AND SUCH RELATED TRANSACTIONS. PLEASE SEE THE DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSIDERATIONS OF EXERCISING DISSENTERS' RIGHTS UNDER "MATERIAL UNITED STATES INCOME TAX CONSIDERATIONS OF THE MERGER -- TAX IMPLICATIONS TO SMART SHAREHOLDERS" AT PAGE 37.

DELISTING AND DEREGISTRATION OF SMART COMMON STOCK AFTER THE MERGER

     If the merger is completed, SMART common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

DIVIDEND POLICY

     Neither Solectron nor SMART has ever paid a cash dividend on its common stock since their inception and do not anticipate paying any cash dividends in the foreseeable future.

THE REORGANIZATION AGREEMENT

     Representations and Warranties. Solectron and SMART each made a number of customary representations and warranties in the reorganization agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

     The representations given by SMART cover the following topics, among others, as they relate to SMART and its subsidiaries:

     - SMART's corporate organization and its qualification to do business;

     - SMART's articles of incorporation and bylaws;

     - SMART's capitalization;

     - authorization of the reorganization agreement and stock option agreement by SMART;

     - regulatory approvals required to complete the merger;

     - the effect of the merger on obligations of SMART and under applicable laws;

     - SMART's filings and reports with the Securities and Exchange Commission;

     - SMART's financial statements;

     - SMART's liabilities;

     - changes in SMART's business since October 31, 1998 or, in some cases, July 31, 1999;

     - SMART's title to the properties it owns and leases;

     - SMART's material contracts;

     - the possession of and compliance with permits required to conduct SMART's business;

     - litigation involving SMART;

     - SMART's compliance with applicable laws;
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

     - information supplied by SMART in this proxy statement-prospectus and the related registration statement filed by Solectron;

     - SMART's employee benefit plans;

     - SMART's taxes and tax returns;

     - environmental laws that apply to SMART;

     - restrictions on the conduct of SMART's business;

     - intellectual property owned or used by SMART;

     - the treatment of the merger as a pooling of interests and a tax-free reorganization;

     - identification of SMART's affiliates;

     - SMART's brokers; and

     - SMART's financial advisors.

     The representations given by Solectron cover the following topics, among others, as they relate to Solectron and its subsidiaries:

     - Solectron's corporate organization and its qualification to do business;

     - Solectron's certificate of incorporation and bylaws;

     - Solectron's and SM Acquisition's capitalization;

     - authorization of the reorganization agreement and stock option agreement by Solectron and SM Acquisition;

     - regulatory approvals required to complete the merger;

     - the effect of the merger on obligations of Solectron and under applicable laws;

     - Solectron's filings and reports with the Securities and Exchange Commission;

     - litigation affecting Solectron's ability to complete the merger;

     - Solectron's financial statements;

     - Solectron's title to properties it owns and leases;

     - information supplied by Solectron in this proxy statement-prospectus and the related registration statement filed by Solectron; and

     - the treatment of the merger as a pooling of interests.

     The representations and warranties in the reorganization agreement are complicated and not easily summarized. You are urged to carefully read the articles of the reorganization agreement entitled "Representations and Warranties of Company" and "Representations and Warranties of Parent and Merger Sub."

     SMART's Conduct of Business Before Completion of the Merger. SMART agreed that until the earlier of the completion of the merger or the termination of the reorganization agreement or unless Solectron consents in writing, SMART and its subsidiaries will operate its businesses in the usual, regular and ordinary course and use commercially reasonable efforts to:

     - preserve intact its assets and current business organizations;

     - keep available the services of its current officers and employees; and

     - maintain its material contracts and preserving its relationships with:

       - customers,

       - suppliers,

       - distributors,

       - licensors,

       - licensees, and

       - others having business dealings with SMART and its subsidiaries.

     SMART also agreed that until the earlier of the completion of the merger or the termination of the reorganization agreement or unless Solectron consents in writing, SMART and its subsidiaries would conduct their business in compliance with specific restrictions relating to, among other things, the following:

     - the issuance and redemption of securities;

     - the issuance of dividends or other distributions;

     - the liquidation or restructuring of, or merger involving SMART;

     - modification of SMART's articles of incorporation and bylaws;

     - the incurrence of indebtedness;

     - the acquisition of assets or other entities;

     - the disposition of SMART's assets;

     - capital expenditures;

     - the entrance into, termination or modification of contracts;

     - employees and employee benefits;

     - accounting policies and procedures;

     - liens;

     - settlement of litigation and claims;

     - tax elections and liabilities;

     - the transfer or license of intellectual property;

     - interference with Solectron's ability to account for the merger as a pooling of interests; and

     - treatment of the merger as a reorganization under Section 368(a) of the Internal Revenue Code.

     Solectron's Conduct of Business Before Completion of the Merger. Solectron agreed that until the earlier of the completion of the merger or termination of the reorganization agreement or unless SMART consents in writing, Solectron will not engage in any action that could reasonably be expected to:

     - cause the merger to fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code; and

     - interfere with Solectron's ability to account for the merger as a pooling of interests.

     The agreements related to the conduct of SMART's business in the reorganization agreement are complicated and not easily summarized. You are urged to carefully read the article of the reorganization agreement entitled "Conduct Prior to the Effective Time."

     No Other Negotiations Involving SMART. Until the merger is completed or the reorganization agreement is terminated, SMART has agreed, subject to limited exceptions, that neither it nor any of its subsidiaries will, directly or indirectly:

     - solicit, initiate, encourage or induce the making, submission or announcement of any acquisition proposal, as defined below;

     - participate in any discussions or negotiations regarding any acquisition proposal;

     - furnish to any person any nonpublic information with respect to any acquisition proposal;

     - take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any acquisition proposal;

     - engage in discussions with any person with respect to any acquisition proposal, except as to the existence of the acquisition proposal provisions in the reorganization agreement;

     - subject to limited exceptions in the event of a superior offer, defined below, approve, endorse or recommend any acquisition proposal; and

     - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction, as defined below.

     For purposes of the foregoing, any violation of any of the restrictions in the immediately preceding paragraph by any officer or director of SMART or any of its subsidiaries or any investment banker, attorney or other advisor or representative of SMART or any of its subsidiaries is deemed to be a breach of the relevant restriction by SMART.

     Between the date of the reorganization agreement and the earlier of the completion of the merger or the termination of the reorganization agreement, the reorganization agreement allows SMART to furnish nonpublic information regarding SMART and its subsidiaries to, and to enter into a confidentiality agreement with or to enter into discussions with, any person or group in response to a superior offer submitted by the person or group, and not withdrawn, if all of the following conditions are met:

     - neither SMART nor any representatives of SMART or its subsidiaries has breached the non-solicitation provisions contained in the reorganization agreement;

     - SMART's board of directors concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for SMART's board of directors to comply with its fiduciary obligations to SMART's shareholders under applicable law;

     - at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, the person or group, SMART gives Solectron written notice of the identity of such person or group and of SMART's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and SMART receives from such person or group, an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of SMART; and

     - contemporaneously with furnishing any nonpublic information to the person or group, SMART furnishes the same information to Solectron, to the extent the nonpublic information has not been previously furnished by SMART to Solectron.

     SMART has agreed to promptly inform Solectron of any request for nonpublic information that SMART reasonably believes would lead to an acquisition proposal, or of any acquisition proposal, or any inquiry with respect to or which SMART reasonably should believe would lead to any acquisition proposal, the material terms and conditions of such request, acquisition proposal or inquiry, and the identity of the person or group making any such request, acquisition proposal or inquiry. SMART further agreed to keep Solectron informed in all material respects of the status and details, including material amendments or proposed amendments of any such request, acquisition proposal or inquiry.

     Under the reorganization agreement, SMART's board of directors are allowed to withhold, withdraw, amend or modify their recommendation in favor of the merger if a superior offer is made and not withdrawn, neither SMART nor any of its representatives has breached the non-solicitation provisions of the reorganization agreement, and SMART's board of directors concludes in good faith, after consultation with its outside counsel that, in light of the superior offer, the withholding, withdrawal, amendment or modification of its recommendation is required in order for SMART's board of directors to comply with their fiduciary obligations to SMART's shareholders under applicable law; provided that Solectron is given at least 72 hours notice of such withholding, withdrawal, amendment or modification and the opportunity to meet with SMART and its counsel.

     Regardless of whether there has been a superior offer, SMART is obligated under the reorganization agreement to hold and convene the SMART special meeting.

     An "acquisition proposal" is any offer or proposal, other than an offer or proposal by Solectron, relating to any acquisition transaction. An "acquisition transaction" is any transaction or series of related transactions other than the transactions contemplated by the reorganization agreement involving:

     - any acquisition or purchase from SMART by any person or "group" as defined under Section 13(d) of the Securities Exchange Act and the rules and regulations thereunder of more than a five percent interest in the total outstanding voting securities of SMART or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning five percent or more of the total outstanding voting securities of SMART or any of its subsidiaries;

     - any merger, consolidation, business combination or similar transaction involving SMART in which the shareholders of SMART immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction;

     - any sale, lease, other than in the ordinary course of business, exchange, transfer, license, other than in the ordinary course of business, acquisition or disposition of more than five percent of the assets of SMART; or

     - any liquidation or dissolution of SMART.

     A "superior offer" is an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions on terms that SMART's board of directors determines, in its reasonable judgment, based on written advice of a financial advisor of nationally recognized reputation, to be more favorable to SMART's shareholders from a financial point of view than the terms of the merger involving Solectron:

     - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SMART pursuant to which the shareholders of SMART immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction;

     - a sale or other disposition by SMART of assets, excluding inventory and used equipment sold in the ordinary course of business, representing in excess of 51% of the fair market value of SMART's business immediately prior to such sale; or

     - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by SMART, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of SMART.

     However, an offer will not be considered a superior offer if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of SMART's board of directors to be obtained by such third party on a timely basis.

     SMART's Employee Benefit Plans. Individuals who are employed by SMART, when the merger is completed will become employees of Solectron or one of Solectron's subsidiaries, although Solectron, unless prohibited by any employment contract or like arrangement assumed by Solectron in connection with the merger, may terminate these employees at any time. Solectron will give these former SMART employees full credit for their service with SMART and its subsidiaries for purposes of:

     - eligibility, including service and waiting period requirements;

     - vesting;

     - benefit accrual; and

     - determination of the level of benefits under any employee benefit plans or arrangements maintained by Solectron or its subsidiaries to the same extent recognized by SMART and its subsidiaries immediately before the merger.

     Solectron will also waive some limitations as to preexisting conditions, exclusions, and waiting periods under any welfare benefit plans that former SMART employees may be eligible to participate in after completion of the merger. Solectron will provide former SMART employees with credit for any co-payments and deductibles paid before completion of the merger, as shown on SMART's records, in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans that former SMART employees are eligible to participate in after the merger.

     Treatment of SMART Stock Options. Upon completion of the merger, each outstanding option to purchase SMART common stock will be converted, in accordance with its terms, into an option to purchase the number of shares of Solectron common stock equal to 0.51 times the number of shares of SMART common stock which could have been obtained before the merger upon the exercise of each option, rounded down to the nearest whole share. The exercise price will be equal to the exercise price per share of SMART common stock subject to the option before conversion divided by 0.51, rounded up to the nearest whole cent.

     The other terms of each option and the SMART option plans referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for acceleration. Upon completion of the merger, each outstanding award, including restricted stock, stock equivalents and stock units, under any employee incentive or benefit plans, programs or arrangements maintained by SMART which provide for grants of equity-based awards will be amended or converted into a similar instrument of Solectron, with adjustments to preserve their value. The other terms of each SMART award, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms, including any provisions providing for acceleration.

     Solectron will file a registration statement on Form S-8 for the shares of Solectron common stock issuable with respect to options under the SMART stock option plans and will use its commercially reasonable efforts to maintain the effectiveness of that registration statement for as long as any of the options remain outstanding, to the same extent as Solectron maintains the effectiveness of its existing Forms S-8.

     SMART Employee Stock Purchase Plan. Pursuant to the reorganization agreement all purchase rights under SMART's employee stock purchase plan shall be exercised at the time of completion of the merger in accordance with such plan, and will be converted into the right to receive Solectron common stock on the same terms as SMART's other shareholders.

     Indemnification. Solectron has agreed to honor SMART's obligations under indemnification agreements between SMART and its directors and officers in effect before the completion of the merger and any indemnification provisions of SMART's articles of incorporation and bylaws. Solectron has also agreed to provide for indemnification provisions in the articles of incorporation and bylaws of the surviving corporation of the merger that are at least as favorable as SMART's provisions, to maintain share provisions for at least six years from the completion of the merger. Solectron has agreed to guaranty these obligations or make arrangements

     In addition, Solectron has agreed to maintain SMART's directors' and officers' liability insurance for six years from the completion of the merger, provided that Solectron is not required to pay more than 150% of the premium for SMART's insurance as of September 13, 1999. Solectron has agreed to guaranty these obligations or make arrangements to have them assumed in the event of a subsequent sale of SMART to a third party.

CONDITIONS TO COMPLETION OF THE MERGER

     The obligations of Solectron and SMART to complete the merger and the other transactions contemplated by the reorganization agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - the reorganization agreement must be approved and adopted and the merger must be approved by the holders of a majority of outstanding shares of SMART common stock entitled to vote;

     - Solectron's registration statement must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness will be pending before or threatened by the Securities and Exchange Commission;

     - no law, regulation, injunction or other order must be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger substantially on the terms contemplated by the reorganization agreement;

     - all applicable waiting periods under applicable antitrust laws must have expired or been terminated;

     - Solectron and SMART must each receive from their respective tax counsel, an opinion to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and such opinions must not have been withdrawn. However, if counsel to either Solectron or SMART does not render this opinion, this condition will be satisfied if counsel to the other party renders the opinion to such party;

     - Solectron shall have received from KPMG LLP, independent accountants for Solectron, a letter to Solectron to the effect that KPMG LLP concurs with Solectron management's conclusion that the merger can be accounted for as a pooling of interests; and

     - the shares of Solectron common stock to be issued in the merger must be authorized for listing on the NYSE, subject to notice of issuance.

     SMART's obligations to complete the merger and the other transactions contemplated by the reorganization agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Solectron's representations and warranties must be true and correct as of September 13, 1999 and as of the date the merger is to be completed as if made at and as of such time except:

      - to the extent Solectron's representations and warranties address matters only as of a particular date, they must be true and correct as of that date,

      - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, is not and does not have a material adverse effect on Solectron, then this condition will be deemed satisfied, and

      - for changes contemplated by the reorganization agreement; and

     - Solectron must perform or comply in all material respects with all of its agreements and covenants required by the reorganization agreement to be performed or complied with by Solectron at or before completion of the merger.

     Solectron's obligations to complete the merger and the other transactions contemplated by the reorganization agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - SMART's representations and warranties must be true and correct as of September 13, 1999 and at and as of the date the merger is to be completed as if made at and as of such time except:

      - to the extent SMART's representations and warranties address matters only as of a particular date, they must be true and correct as of that date,

      - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, other than those concerning the aggregate number of shares of SMART common stock outstanding and reserved for issuance under outstanding stock options which must be correct in all respects, is not and does not have a material adverse effect on SMART, then this condition will be deemed satisfied, and

      - for changes contemplated by the reorganization agreement;

     - SMART must perform or comply in all material respects with all of its agreements and covenants required by the reorganization agreement to be performed or complied with by SMART at or before completion of the merger;

     - holders of no more than five percent of the outstanding shares of SMART common stock shall have exercised, nor shall they have any right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares;

     - each of SMART's affiliates shall have entered into an affiliate agreement and each of the agreements shall be in full force and effect as of the date of the merger; and

     - Solectron shall have received from Arthur Andersen LLP, independent accountants for SMART, a copy of a letter addressed to SMART in substance reasonably satisfactory to Solectron to the effect that Arthur Andersen LLP agrees with SMART management's conclusion that no conditions related to SMART exist that would preclude Solectron from accounting for the merger as a pooling of interests.

TERMINATION OF THE REORGANIZATION AGREEMENT

     The reorganization agreement may be terminated at any time prior to completion of the merger, whether before or after the approval and adoption of the reorganization agreement and approval of the merger by SMART shareholders:

     - by mutual written consent of Solectron and SMART;

     - by Solectron or SMART, if the merger is not completed before March 31, 2000, except that this right to terminate the reorganization agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before March 31, 2000, and such action or failure to act constitutes a breach of the reorganization agreement;

     - by Solectron or SMART, if there is any order, decree or ruling of a court or governmental authority having the effect of permanently restraining, enjoining or prohibiting the completion of the merger which is final and nonappealable;

     - by Solectron or SMART, if the reorganization agreement fails to receive the requisite vote for approval and adoption and the merger fails to receive the requisite vote for approval by the shareholders of SMART at the SMART special meeting or at any adjournment of that meeting, except that this right to terminate the reorganization agreement is not available to SMART where the failure to obtain SMART shareholder approval was caused by SMART's action or failure to act and such action or failure to act constitutes a breach by SMART of the reorganization agreement;

     - by SMART, upon a breach of any representation, warranty, covenant or agreement on the part of Solectron in the reorganization agreement, or if any of Solectron's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by Solectron through the exercise of its commercially reasonable efforts, and Solectron continues to exercise such commercially reasonable efforts, SMART may not terminate the reorganization agreement for 30 days after delivery of written notice from

       SMART to Solectron of the breach. If the breach is cured during those 30 days, or if SMART shall otherwise be in material breach of the reorganization agreement, SMART may not exercise this termination right;

     - by Solectron, upon a breach of any representation, warranty, covenant or agreement on the part of SMART set forth in the reorganization agreement, or if any of SMART's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by SMART through the exercise of its commercially reasonable efforts, and SMART continues to exercise such commercially reasonable efforts, Solectron may not terminate the reorganization agreement for 30 days after delivery of written notice from Solectron to SMART of the breach. If the breach is cured during those 30 days, or if Solectron shall otherwise be in material breach of the reorganization agreement, Solectron may not exercise this termination right;

     - by Solectron upon SMART's breach of the non-solicitation provisions of the reorganization agreement; and

     - by Solectron if a triggering event shall have occurred.

     A "triggering event" occurs if:

     - SMART's board of directors withdraws or amends or modifies in a manner adverse to Solectron its recommendation in favor of the adoption and approval of the reorganization agreement or the approval of the merger;

     - SMART fails to include in this proxy statement-prospectus the recommendation of SMART's board of directors in favor of the adoption and approval of the reorganization agreement and the approval of the merger;

     - SMART's board of directors fails to reaffirm its recommendation in favor of the adoption and approval of the reorganization agreement and approval of the merger within ten business days after Solectron requests in writing that such recommendation be reaffirmed at any time following the announcement of an acquisition proposal;

     - SMART's board of directors approves or recommends any acquisition proposal;

     - SMART enters into any letter of intent or similar document or any agreement, contract or commitment accepting any acquisition proposal; and

     - a tender or exchange offer relating to the securities of SMART is commenced by a person unaffiliated with Solectron, and SMART does not send to its securityholders, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that SMART recommends rejection of such tender or exchange offer.

PAYMENT OF TERMINATION FEE

     If the reorganization agreement is terminated by Solectron because of the occurrence of a triggering event or because SMART breaches the nonsolicitation provisions of the reorganization agreement, SMART will pay Solectron a termination fee of $60 million within one business day upon demand by Solectron.

     Further, SMART will pay to Solectron within one business day upon demand by Solectron a termination fee of $60 million if the reorganization agreement is terminated by Solectron or SMART because the merger is not consummated by March 31, 2000 or because SMART's shareholders do not approve the reorganization agreement and the merger, and either of the following occur:

     - prior to the termination of the reorganization agreement, a third party has announced an acquisition proposal and within 12 months following the termination of the reorganization agreement a company acquisition is consummated; or

     - prior to the termination of the reorganization agreement, a third party has announced an acquisition proposal and within 12 months following the termination of the reorganization agreement SMART enters into an agreement or letter of intent providing for a company acquisition.

     A "company acquisition" is any of the following:

     - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SMART pursuant to which the shareholders of SMART immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction;

     - a sale or other disposition by SMART of assets representing in excess of 50% of the aggregate fair market value of SMART's business immediately prior to such sale; or

     - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by SMART, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of SMART.

EXTENSION, WAIVER AND AMENDMENT OF THE REORGANIZATION AGREEMENT

     Subject to applicable law, Solectron and SMART may amend the reorganization agreement before completion of the merger by mutual written consent.

     Either Solectron or SMART may extend the other's time for the performance of any of the obligations or other acts under the reorganization agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the reorganization agreement.

THE STOCK OPTION AGREEMENT

     The stock option agreement grants Solectron the option to acquire up to a number of shares of SMART common stock that represent 19.9% of the issued and outstanding SMART common stock, as of the first date, if any, upon which the option is exercisable. The exercise price of the option is $39.3656 per share of SMART common stock, payable in cash. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment to prevent dilution. Based on the number of shares of SMART common stock outstanding on October 13, 1999, the option would be exercisable for approximately 9,247,100 shares of SMART common stock. Solectron required SMART to enter into the stock option agreement as a condition to entering into the reorganization agreement.

     The option is intended to increase the likelihood that the merger will be completed. Some of the aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in SMART or its assets before completion of the merger.

     If the option becomes exercisable, SMART would not be able to account for future transactions under the pooling-of-interests accounting method for some period of time.

     The full text of the stock option agreement is attached as Annex B to this proxy statement-prospectus and you are urged to read the entire stock option agreement in its entirety.

     Exercise Events. Solectron may exercise the option, in whole or part, at any time or from time to time, upon the occurrence of any of the following events:

     - the termination of the reorganization agreement by Solectron because of the occurrence of a triggering event or

     - if either Solectron or SMART terminates the reorganization agreement because (1) the merger is not consummated by March 31, 2000 or (2) the shareholders of SMART fail to approve and adopt the reorganization agreement and approve the merger and:

        - the consummation of a company acquisition occurs within 12 months after the termination of the reorganization agreement if a third party announced an acquisition proposal after September 13, 1999 and prior to the termination of the reorganization agreement or

        - SMART enters into an agreement or letter of intent providing for a company acquisition within 12 months after the termination of the reorganization agreement if a third party announced an acquisition proposal after September 13, 1999 and prior to the termination of the reorganization agreement.

     Termination. The option will terminate and cease to be exercisable upon the earliest of any of the following:

     - completion of the merger;

     - 12 months after termination of the reorganization agreement based on a failure of the merger to be consummated by March 31, 2000 or the failure to obtain the required approval of SMART shareholders if no event causing the termination fee to become payable has occurred;

     - 18 months after termination of the reorganization agreement based on the occurrence of a triggering event or a breach of the nonsolicitation provisions of the reorganization agreement by SMART;

     - 18 months after payment of the termination fee if the reorganization agreement is terminated based on a failure of the merger to be completed by March 31, 2000 or the failure to obtain the required approval of SMART shareholders and an event causing the termination fee to become payable has occurred;

     - the date on which the reorganization agreement is terminated if neither a triggering event nor the announcement of an acquisition proposal by a third party has occurred on or prior to the date of such termination; or

     - if the option becomes exercisable but cannot be exercised by Solectron because of a government order or because a waiting period under antitrust laws has not expired, ten business days after prohibition to exercise, if the prohibition has been removed or has become final and not subject to any appeal.

     Repurchase at the Option of Solectron. During the period when the option is exercisable, Solectron may require SMART to repurchase from Solectron the unexercised portion of the option and all the shares of SMART common stock purchased by Solectron under the option that Solectron then owns.

     Economic Benefit to Solectron is Limited. The stock option agreement limits the cash payment, including the amount, if any, paid to Solectron as a termination fee under the reorganization agreement, which may be received by Solectron on exercise of its put right, to $120 million plus the amount paid by Solectron to exercise the option minus any amount paid by SMART to Solectron as a termination fee or otherwise in connection with the termination of the reorganization agreement.

     Registration Rights. The stock option agreement grants registration rights to Solectron with respect to the shares of SMART common stock represented by the option, including the right to demand that SMART register all or part of such shares with the Securities and Exchange Commission, provided that Solectron will only be able to make three such demands and the right to register all or part of such shares if SMART otherwise registers shares.

VOTING AGREEMENTS

     As a condition to Solectron's entering into the reorganization agreement, Solectron and each of Ajay Shah, Lata Krishnan, Mukesh Patel, Tor Braham, Erik Anderson, Shah Family Partners LP and Patel Family Partners, LP entered into voting agreements. By entering into the voting agreements these SMART shareholders have irrevocably appointed Solectron as their lawful attorney and proxy. These proxies give Solectron the limited right to vote the shares of SMART common stock beneficially owned by these SMART shareholders, including shares of SMART common stock acquired after the date of the voting agreements, in favor of the approval and adoption of the reorganization agreement, in favor of the merger and in favor of each other matter that could reasonably be expected to facilitate the merger. These SMART shareholders may vote their shares of SMART common stock on all other matters.

     As of the record date, these individuals and entities collectively beneficially owned 17,121,412 shares of SMART common stock which represented approximately 36.8% of the outstanding SMART common stock. None of the SMART shareholders who are parties to the voting agreements were paid additional consideration in connection with them.

     Under these voting agreements, and except as otherwise waived by Solectron, Ajay Shah, Lata Krishnan, Mukesh Patel, Tor Braham, Erik Anderson, Shah Family Partners LP and Patel Family Partners LP agreed not to sell the SMART common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the reorganization agreement or the completion of the merger, unless the transfer is in accordance with any affiliate agreement between the shareholder and Solectron and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement.

     These voting agreements will terminate upon the earlier to occur of the termination of the reorganization agreement and the completion of the merger. The form of voting agreement is attached to this proxy statement-prospectus as Annex C, and you are urged to read it in its entirety.

AFFILIATE AGREEMENTS

     As a condition to Solectron's entering into the reorganization agreement, each member of SMART's board of directors and some officers of SMART executed affiliate agreements. Under the affiliate agreements, each of these persons has agreed not to sell or otherwise dispose of, or to reduce their risk relative to, any shares of SMART common stock owned by them during the period beginning 35 days prior to the merger and ending two trading days after Solectron publicly announces financial results covering at least 30 days of combined operations of Solectron and SMART. Also under the affiliate agreements, Solectron will be entitled to place appropriate legends on the certificates evidencing any Solectron common stock to be received by these persons and to issue stop transfer instructions to the transfer agent for the Solectron common stock. Further, these persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Solectron common stock to be received by them in the merger.

NONCOMPETITION AND NONSOLICITATION AGREEMENT

     In connection with the merger, Ajay Shah, the Chairman and Chief Executive Officer of SMART, agreed to enter into a noncompetition and nonsolicitation agreement with Solectron. Under the noncompetition and nonsolicitation agreement, Mr. Shah agreed to neither solicit Solectron's employees nor compete with Solectron in the design, manufacture, marketing or sale of memory modules, memory cards and single board computers. Until the later to occur of two years from the date of completion of the merger or the end of his employment with Solectron.

OPERATIONS AFTER THE MERGER

     Following the merger, SMART will continue its operations as a wholly-owned subsidiary of Solectron for some period of time determined by Solectron. The membership of Solectron's board of directors will remain unchanged as a result of the merger. The shareholders of SMART will become shareholders of Solectron, and their rights as stockholders will be governed by the Solectron stock certificate of incorporation, as currently in effect, the Solectron bylaws and the laws of the State of Delaware. See "Comparison of Rights of Holders of SMART Common Stock and Solectron Common Stock" on page 60 of this proxy statement-prospectus.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information gives effect to the merger using the pooling of interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical consolidated financial statements and related notes thereto of Solectron and SMART, which are incorporated by reference into this proxy statement-prospectus.

     Since the fiscal years for Solectron and SMART differ, the unaudited selected pro forma condensed combined balance sheet data combines Solectron's consolidated balance sheet as of May 31, 1999 with SMART's consolidated balance sheet as of July 31, 1999. The unaudited pro forma condensed combined income statements combine Solectron's consolidated income statements for the nine-month period ended May 31, 1999 and fiscal years ended August 31, 1998, 1997 and 1996 with SMART's nine-month period ended July 31, 1999 and fiscal years ended October 31, 1998, 1997 and 1996, respectively. It is expected that upon the consummation of the merger, SMART will change its fiscal year end to coincide with Solectron's.

     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available at the time of the printing of this proxy statement-prospectus.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             OF SOLECTRON AND SMART
                                 (IN THOUSANDS)

                                              HISTORICAL
                                        ----------------------
                                        SOLECTRON      SMART                 PRO FORMA
                                         MAY 31,      JULY 31,    -------------------------------
                                           1999         1999      ADJUSTMENTS           COMBINED
                                        ----------    --------    -----------          ----------
ASSETS
Current assets:
  Cash, cash equivalents and
     short-term investments...........  $  707,906    $194,974     $      --           $  902,880
  Accounts receivable, net............     903,209      92,022        (2,025)(g)          993,206
  Inventories.........................     945,528      64,318          (569)(g)        1,009,277
  Deferred income taxes...............          --       5,080        (5,080)(c)               --
  Prepaid expenses and other current
     assets...........................     130,521       6,905         5,080(c)           142,506
                                        ----------    --------     ---------           ----------
          Total current assets........   2,687,164     363,299        (2,594)           3,047,869
Net property and equipment............     607,824      48,465            --              656,289
Other assets..........................     159,587       1,471            --              161,058
                                        ----------    --------     ---------           ----------
          Total assets................  $3,454,575    $413,235     $  (2,594)          $3,865,216
                                        ==========    ========     =========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................  $   16,562    $     --     $      --           $   16,562
  Accounts payable....................     700,847      67,408        (2,025)(g)          766,230
  Accrued employee compensation.......      69,216          --         5,825(d)            75,041
  Accrued bonuses.....................          --       1,668        (1,668)(d)               --
  Accrued expenses....................      81,868       8,253        15,000(b)
                                                                      (4,157)(d)          100,964
  Income taxes payable................          --      13,886       (13,886)(e)               --
  Other current liabilities...........      31,452          --        13,886(e)
                                                                        (222)(g)           45,116
                                        ----------    --------     ---------           ----------
          Total current liabilities...     899,945      91,215        12,753            1,003,913
Long-term debt........................     917,668          --            --              917,668
Other long-term liabilities...........      16,032         699            --               16,731
                                        ----------    --------     ---------           ----------
          Total liabilities...........   1,833,645      91,914        12,753            1,938,312
                                        ----------    --------     ---------           ----------
Stockholders' equity:
  Common stock........................         253     135,413      (135,390)(a)(f)           276
  Additional paid-in capital..........     803,162          --       135,390(a)(f)        938,552
  Retained earnings...................     882,411     185,908       (15,000)(b)
                                                                        (347)(g)        1,052,972
  Accumulated other comprehensive
     losses...........................     (64,896)         --            --              (64,896)
                                        ----------    --------     ---------           ----------
          Total stockholders'
            equity....................   1,620,930     321,321       (15,347)           1,926,904
                                        ----------    --------     ---------           ----------
          Total liabilities and
            stockholders' equity......  $3,454,575    $413,235     $  (2,594)          $3,865,216
                                        ==========    ========     =========           ==========

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                             OF SOLECTRON AND SMART
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 HISTORICAL
                                           ----------------------
                                             NINE MONTHS ENDED
                                           ----------------------
                                           SOLECTRON      SMART               PRO FORMA
                                            MAY 31,      JULY 31,    ----------------------------
                                              1999         1999      ADJUSTMENTS        COMBINED
                                           ----------    --------    -----------       ----------
Net sales................................  $6,005,270    $745,539     $(21,353)(g)     $6,729,456
Cost of sales............................   5,449,411     649,883      (21,432)(g)      6,077,862
                                           ----------    --------     --------         ----------
          Gross profit...................     555,859      95,656           79            651,594
Operating expenses:
  Selling, general and administrative....     219,412      34,824           (7)(h)        254,229
  Research & development.................      24,563       7,910           --             32,473
  Acquisition costs......................       2,864          --           --              2,864
                                           ----------    --------     --------         ----------
          Operating income...............     309,020      52,922           86            362,028
Interest income..........................      18,605       4,793           --             23,398
Interest expense.........................     (26,015)        (44)          --            (26,059)
Other, net...............................          --           7           (7)(h)             --
                                           ----------    --------     --------         ----------
          Income before income taxes.....     301,610      57,678           79            359,367
Income taxes.............................      96,516      18,450           31(g)         114,997
                                           ----------    --------     --------         ----------
          Net income.....................  $  205,094    $ 39,228     $     48         $  244,370
                                           ==========    ========     ========         ==========
Net income per share:(i)
  Basic..................................                                              $     0.92
  Diluted................................                                              $     0.87
Weighted average number of shares:
  Basic..................................     242,339      45,082                         265,331
  Diluted................................     261,153      46,729                         284,985

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                             OF SOLECTRON AND SMART
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 HISTORICAL
                                          -------------------------
                                                 YEAR ENDED
                                          -------------------------
                                          SOLECTRON        SMART                PRO FORMA
                                          AUGUST 31,    OCTOBER 31,    ----------------------------
                                             1998          1998        ADJUSTMENTS        COMBINED
                                          ----------    -----------    -----------       ----------
Net sales...............................  $5,288,294     $714,651       $(24,603)(g)     $5,978,342
Cost of sales...........................   4,749,988      595,279        (24,139)(g)      5,321,128
                                          ----------     --------       --------         ----------
          Gross profit..................     538,306      119,372           (464)           657,214
Operating expenses:
  Selling, general and administrative...     218,377       41,781            410(h)         260,568
  Research & development................      20,940        8,945             --             29,885
                                          ----------     --------       --------         ----------
          Operating income..............     298,989       68,646           (874)           366,761
Interest income.........................      24,753        7,548             --             32,301
Interest expense........................     (24,759)         (73)            --            (24,832)
Other, net..............................          --         (410)           410(h)              --
                                          ----------     --------       --------         ----------
          Income before income taxes....     298,983       75,711           (464)           374,230
Income taxes............................     100,159       24,228           (181)(g)        124,206
                                          ----------     --------       --------         ----------
          Net income....................  $  198,824     $ 51,483       $   (283)        $  250,024
                                          ==========     ========       ========         ==========
Net income per share:(i)
  Basic.................................                                                 $     0.99
  Diluted...............................                                                 $     0.94
Weighted average number of shares:
  Basic.................................     231,666       43,445             --            253,823
  Diluted...............................     253,135       46,902             --            277,055

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                             OF SOLECTRON AND SMART
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 HISTORICAL
                                          -------------------------
                                                 YEAR ENDED
                                          -------------------------
                                          SOLECTRON        SMART                PRO FORMA
                                          AUGUST 31,    OCTOBER 31,    ----------------------------
                                             1997          1997        ADJUSTMENTS        COMBINED
                                          ----------    -----------    -----------       ----------
Net sales...............................  $3,694,385     $694,675       $ (5,068)(g)     $4,383,992
Cost of sales...........................   3,266,106      582,515         (5,062)(g)      3,843,559
                                          ----------     --------       --------         ----------
          Gross profit..................     428,279      112,160             (6)           540,433
Operating expenses:
  Selling, general and administrative...     172,872       37,163             26(h)         210,061
  Research & development................      14,985        8,496             --             23,481
  Acquisition costs.....................       4,000           --             --              4,000
                                          ----------     --------       --------         ----------
          Operating income..............     236,422       66,501            (32)           302,891
Interest income.........................      28,536        2,615             --             31,151
Interest expense........................     (26,551)        (225)            --            (26,776)
Other, net..............................          --          (26)            26(h)              --
                                          ----------     --------       --------         ----------
          Income before income taxes....     238,407       68,865             (6)           307,266
Income taxes............................      80,348       23,418             (3)(g)        103,763
                                          ----------     --------       --------         ----------
          Net income....................  $  158,059     $ 45,447       $     (3)        $  203,503
                                          ==========     ========       ========         ==========
Net income per share:(i)
  Basic.................................                                                 $     0.84
  Diluted...............................                                                 $     0.80
Weighted average number of shares:
  Basic.................................     223,004       38,895             --            242,840
  Diluted...............................     230,642       43,892             --            253,027

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                             OF SOLECTRON AND SMART
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 HISTORICAL
                                          -------------------------
                                                 YEAR ENDED
                                          -------------------------
                                          SOLECTRON        SMART                PRO FORMA
                                          AUGUST 31,    OCTOBER 31,    ----------------------------
                                             1996          1996        ADJUSTMENTS        COMBINED
                                          ----------    -----------    -----------       ----------
Net sales...............................  $2,817,191     $401,774      $    (7,867)(g)   $3,211,098
Cost of sales...........................   2,534,813      329,644           (7,689)(g)    2,856,768
                                          ----------     --------      -----------       ----------
          Gross profit..................     282,378       72,130             (178)         354,330
Operating expenses:
  Selling, general and administrative...     100,260       28,544             (295)(h)      128,509
  Research & development................       6,693        5,933               --           12,626
                                          ----------     --------      -----------       ----------
          Operating income..............     175,425       37,653              117          213,195
Interest income.........................      13,302        2,252               --           15,554
Interest expense........................     (15,650)        (309)              --          (15,959)
Other, net..............................          --          295             (295)(h)           --
                                          ----------     --------      -----------       ----------
          Income before income taxes....     173,077       39,891             (178)         212,790
Income taxes............................      58,845       14,760              (69)(g)       73,536
                                          ----------     --------      -----------       ----------
          Net income....................  $  114,232     $ 25,131      $      (109)      $  139,254
                                          ==========     ========      ===========       ==========
Net income per share:(i)
  Basic.................................                                                 $     0.63
  Diluted...............................                                                 $     0.60
Weighted average number of shares:
  Basic.................................     203,352       36,459               --          221,946
  Diluted...............................     213,436       41,748               --          234,727

           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                       STATEMENTS OF SOLECTRON AND SMART

The unaudited pro forma condensed combined financial statements reflect the merger, and gives effect to the following:

(a) On September 13, 1999, Solectron entered into a definitive merger agreement with SMART. According to the merger agreement, each share of SMART common stock will be exchanged for 0.51 of a share of Solectron common stock. Based on this exchange ratio, the pro forma adjustment reflects the issuance of 23.1 million shares of Solectron common stock with a par value of $0.001, as if the merger occurred as of May 31, 1999. The actual shares of Solectron common stock to be issued will be determined at the effective date of the merger based on the actual shares of SMART common stock outstanding at such date.

(b) Solectron and SMART will incur certain direct transaction costs associated with the merger including transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These costs are estimated to be approximately $15 million. Actual costs could not be determined since the merger has not been completed. The pro forma condensed combined balance sheet as of May 31, 1999 includes the effect of these costs as if the merger occurred at such date. The pro forma condensed combined statement of income for the nine-month period ended May 31, 1999 excludes the effect of these costs.

(c) The adjustment to the pro forma condensed combined balance sheet as of May 31, 1999 reflects the reclassification of deferred income taxes of SMART to prepaid expenses and other current assets to conform with Solectron's financial statement presentation.

(d) The adjustment to the pro forma condensed combined balance sheet as of May 31, 1999 reflects the reclassification of certain employee benefit accrual expenses and accrued bonuses of SMART to accrued employee compensation to conform with Solectron's financial statement presentation.

(e) The adjustment to the pro forma condensed combined balance sheet as of May 31, 1999 reflects the reclassification of income tax payable of SMART to other current liabilities to conform with Solectron's financial statement presentation.

(f) The adjustment to the pro forma condensed combined balance sheet as of May 31, 1999 reflects the reclassification of SMART's no par value common stock to additional paid-in capital to conform with Solectron's financial statement presentation.

(g) The adjustment to the pro forma condensed combined balance sheet as of May 31, 1999 reflects the elimination of accounts receivable, accounts payable, income taxes payable and inventory related to sales between SMART and Solectron. The adjustments to the pro forma condensed combined statements of income for the nine-month period ended May 31, 1999 and for the fiscal years ended August 31, 1998, 1997 and 1996 reflect the elimination of net sales, cost of sales and income taxes related to shipments between SMART and Solectron.

(h) The adjustments to the pro forma condensed combined statements of income for the nine-month period ended May 31, 1999 and for the fiscal years ended August 31, 1998, 1997 and 1996 reflects the reclassification of other, net of SMART to selling, general and administrative to conform with Solectron's financial statement presentation.

(i) The pro forma combined net income per share is based on the combined weighted-average number of common and potential common shares of Solectron common stock and weighted-average number of common and potential common shares of SMART common stock for each period presented multiplied by the exchange ratio of 0.51 shares of Solectron common stock for each share of SMART common stock.

           COMPARISON OF RIGHTS OF HOLDERS OF SMART COMMON STOCK AND
                             SOLECTRON COMMON STOCK

     This section of the proxy statement-prospectus describes the material differences between the rights of holders of SMART common stock and Solectron common stock. While Solectron and SMART believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a shareholder of SMART and being a stockholder of Solectron.

     Solectron is incorporated under the laws of the State of Delaware and the rights of its stockholders are governed by Delaware law, Solectron's certificate of incorporation and Solectron's bylaws. SMART is incorporated under the laws of the State of California and the rights of its shareholders are governed by California law, SMART's articles of incorporation and SMART's bylaws. If the merger is completed, shareholders of SMART will become stockholders of Solectron and the rights of shareholders of SMART will be governed by Delaware law, the Solectron certificate and Solectron bylaws. The following summarizes differences in the charter documents of SMART and Solectron that could materially affect the rights of shareholders of SMART after completion of the merger. A number of the provisions of Solectron's charter documents may have the effect of delaying, deferring or preventing a change in control of Solectron.

NUMBER OF DIRECTORS

     Solectron's bylaws fix the authorized number of directors at ten. Solectron's board of directors or stockholders may change such number by amending the bylaws or Solectron's certificate.

     Under California law, although changes in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. SMART's bylaws permit SMART's board of directors to adjust the size of the board from a minimum of four to a maximum of seven directors. The current number of directors is fixed at four.

CUMULATIVE VOTING FOR DIRECTORS

     Under Delaware law, unless the corporation's or certificate of incorporation provides otherwise, there can be no cumulative voting for the election of directors. Solectron's certificate provides for cumulative voting. Under California law, shareholders of a California corporation may, unless the corporation's articles of incorporation or bylaws expressly eliminate cumulative voting, cumulate their votes in the election of directors so long as at least one shareholder has given notice of an intent to cumulate his or her votes at the meeting prior to the voting. SMART's bylaws do contain provision eliminating cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

     A classified board is one to which some, but not all, of the directors are elected on a rotating basis each year. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Under California law, California corporations meeting the required qualifications may amend their articles of incorporation to provide for a classified board, but for corporations not so qualified directors must be elected annually and a classified board is not permitted. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. Neither Solectron nor SMART currently has a classified board.

DIRECTOR VOTING

     Solectron's bylaws and SMART's bylaws provide that the number of directors constituting a quorum shall be a majority of the number of authorized directors.

REMOVAL OF DIRECTORS

     Under Delaware law, unless otherwise restricted by the certificate of incorporation or by the corporation's bylaws, any director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that so long as stockholders of the corporation are entitled to cumulative voting, as are Solectron's stockholders, no individual director may be removed without cause, unless the entire board is removed, if the number of votes cast against such removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. Whenever the holders of any class or series are entitled to elect one or more directors by the certificate of incorporation, such director or directors may be removed without cause only if there are sufficient votes by the holders of the outstanding shares of that class or series. A vacancy created by the removal of a director may be filled only by the approval of the stockholders.

     Under Delaware law, no reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

     Under California law, any or all of the directors of a California corporation may be removed if such removal is approved by the affirmative vote of a majority of the outstanding shares; provided, however, that no director of such corporation may be removed, unless the entire board of directors of such corporation is removed, when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast, or, if the action is taken by written consent, all shares entitled to vote were voted, and for a corporation such as SMART without a classified board, the entire number of directors authorized at the time of the director's most recent election were then being elected. SMART's articles and SMART's bylaws do not contain any provisions which are inconsistent with California law with respect to removal of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy. Solectron's bylaws allow any vacancy on the board of directors to be filled by a majority of the directors then in office, although less than a quorum.

     Under California law, any vacancy on the board of directors may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. Under SMART's bylaws, a vacancy created by the removal of a director by the shareholders or court order may be filled only by the approval of the shareholders.

ADVANCE NOTICE OF STOCKHOLDER/SHAREHOLDER PROPOSALS

     Solectron's bylaws provide that no matter proposed by Solectron's stockholders will be considered at an annual meeting or special stockholder meeting unless

     - it is specified in the notice of meeting;

     - it is brought by or at the direction of the board of directors; or

     - it is brought by a stockholder of the corporation who was a stockholder of record on the record date and written notice of such matter is provided to Solectron in compliance with the time frames set forth in Solectron's bylaws.

SMART's bylaws do not expressly require advance notice of shareholder proposals.

POWER TO CALL SPECIAL MEETINGS OF STOCKHOLDERS/SHAREHOLDERS

     Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Pursuant to Solectron's bylaws, special meetings may be called by the chairman of the board, the board of directors, the president, the secretary or stockholders entitled to cast ten percent or more of the votes at such meeting.

     Under California law and pursuant to SMART's bylaws, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws.

BUSINESS COMBINATION FOLLOWING A CHANGE OF CONTROL

     In the last several years, a number of states, but not California, have adopted special laws designed to make some kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, some business combinations by Delaware corporations with interested shareholders are subject to a three-year moratorium unless specified conditions are met. Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years following the date that such person becomes an interested stockholder. With some exceptions, an interested stockholder is generally a person or group who or which owns 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only, or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     Under Section 1203 of the California General Corporation Law, some business combinations with a majority shareholder are subject to specified conditions, but there is no equivalent provision to Section 203 of the Delaware General Corporation Law, which addresses business combinations with a significant but not majority shareholder.

AMENDMENT OF CHARTER DOCUMENTS

     Generally, under Delaware law, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote thereon. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Solectron's certificate can be amended, altered or repealed in any manner now or hereafter prescribed by Delaware law. Solectron's bylaws may be altered, amended or repealed at any meeting of the board of directors by a majority vote of the directors present at the meeting or by the stockholders.

     Generally, under California law, a corporation's articles of incorporation can be amended by the affirmative vote of the majority of the board of directors of the corporation and of the holders of a majority of the outstanding shares entitled to vote, unless the corporation's articles of incorporation require the vote of a larger portion of the shares. SMART's articles do not require a larger percentage affirmative vote than a majority of the shares entitled to vote thereon. SMART's bylaws generally can be amended by a majority vote of the directors.

INDEMNIFICATION

     Solectron's certificate indemnifies directors and officers to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not indemnify directors' or officers' liability for:

     - breaches of the director's or officer's duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

     - the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

     - transactions in which the director or officer received an improper personal benefit.

     Solectron's bylaws authorize it to provide insurance for its directors, officers and/or agents, against any expense, liability or loss, whether or not Solectron would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     SMART's articles and SMART's bylaws provide that SMART is authorized to provide indemnification of directors and officers to the extent permitted under California law. SMART's bylaws authorize insurance for directors, officers, employees and/or agents. The reorganization agreement provides that Solectron will use its best efforts for a period of six years to maintain in effect the directors' and officers' liability policies maintained by SMART.

RESTRICTION ON SALES OF STOCK

     Solectron is a public company the shares of which are listed and traded on the New York Stock Exchange. As a result, Solectron's certificate and Solectron's bylaws do not provide for any restrictions on the transfer of outstanding shares, other than those imposed by federal or other securities laws for shares offered under exempt transactions.

INSPECTION OF STOCKHOLDERS/SHAREHOLDERS LIST

     Delaware law permits any stockholder upon written demand under oath stating the purpose thereof to inspect, during regular business hours, a corporation's stock ledger, a list of its stockholders and its other books and records and to make copies of extracts therefrom for any proper purpose. If the corporation refuses such request, or fails to respond within five business days after the demand has been made, the stockholder may petition the court for an order to compel such inspection. The court may prescribe limitations or conditions upon the inspection, or award any other or further relief the court deems just and proper.

     California law permits any shareholder to inspect and copy a corporation's shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law also provides for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent or more of a corporation's voting shares, or shareholders holding an aggregate of one percent or more of such shares who have filed a proxy statement with the Securities and Exchange Commission.

APPRAISAL/DISSENTERS' RIGHTS

     Under both Delaware law and California law, a stockholder/shareholder of a corporation participating in some major corporate transactions may, under varying circumstances, be entitled to appraisal or dissenters' rights pursuant to which such stockholder/shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Under Delaware law, such appraisal rights are not available:

     - with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or

     - to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the reorganization agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if other conditions are met.

     Because Solectron is listed on the New York Stock Exchange, Solectron's stockholders are not entitled to appraisal rights under Delaware Law.

     Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have dissenters' rights unless the holders of at least five percent of the class of outstanding shares claim the right. Dissenters' rights are also unavailable to shareholders if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities, but not warrants or other rights to purchase equity securities, constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity or if the shares of the surviving corporation have the same rights, preferences, privileges and restrictions as the shares of the disappearing corporation that are surrendered in exchange. Dissenters' rights may be available to shareholders of SMART with respect to the merger. See "The Merger -- Dissenters' Rights" and Annex E.

                   SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS,
                       MANAGEMENT AND DIRECTORS OF SMART

     The following table sets forth information concerning the beneficial ownership of common stock of SMART as of October 13, 1999 for the following:

     - each person or entity who is known by SMART to own beneficially more than five percent of the outstanding shares of SMART common stock;

     - each of SMART's current directors;

     - the chief executive officer and other highly compensated officers of SMART; and

     - all directors and executive officers of SMART as a group.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of October 13, 1999 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned and has an address of c/o SMART Modular Technologies, Inc., 4305 Cushing Parkway, Fremont, California 94538.

     Certain shareholders of SMART, as indicated below, have entered into a voting agreement with Solectron agreeing to vote their shares of SMART common stock in favor of the merger.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
     DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS          NUMBER         PERCENT
     -------------------------------------------------        -----------    -----------
Ajay Shah...................................................  10,388,205        22.4%
Lata Krishnan...............................................  10,388,205        22.4%
Mukesh Patel................................................   6,632,599        14.3%
Keith McDonald..............................................      43,749           *
Alan Marten.................................................     567,991         1.2%
David B. Mullin.............................................      87,239           *
Charles W. Welch............................................      43,534           *
Bayside Development Corporation.............................   2,872,500         6.2%
  c/o International Service Co.
       Apartado 7440
       Panama
       Attention: Dr. Sharma
J. & W. Seligman & Co. Incorporated.........................   4,594,800         9.9%
  100 Park Avenue
  New York, New York 10017
William C. Morris...........................................   4,594,800         9.9%
  100 Park Avenue
  New York, New York 10017
Seligman Communications & Information Fund, Inc.............   3,900,000         8.4%
  100 Park Avenue
  New York, New York 10017
Erik Anderson...............................................      60,505           *
Tor R. Braham...............................................      40,103           *
All directors and executive officers as a group (9
  persons)..................................................  17,863,925        38.2%

---------------
  *  Less than 1%

     The shares indicated for Mr. Shah include 6,449,330 shares held by Mr. Shah and 6,975 shares owned by Mr. Shah in the form of options exercisable as of October 13, 1999 or within 60 days thereafter. Includes 2,084,750 shares held by Ms. Krishnan and 7,150 shares owned by Ms. Krishnan in the form of options exercisable as of October 13, 1999 or within 60 days thereafter. Also includes 1,840,000 shares which are held in Krishnan-Shah Family Partners LP, a California limited partnership, in which Mr. Shah and Ms. Krishnan are the general partners. Mr. Shah and Ms. Krishnan are married to each other. Mr. Shah has entered into a voting agreement with Solectron agreeing to vote his shares of SMART common stock in favor of the merger.

     The shares indicated for Ms. Krishnan include 2,084,750 shares held by Ms. Krishnan and 7,150 shares owned by Ms. Krishnan in the form of options exercisable as of October 13, 1999 or within 60 days thereafter. Includes 6,449,330 shares held by Mr. Shah and 6,975 shares owned by Mr. Shah in the form of options exercisable as of October 13, 1999 or within 60 days thereafter. Also includes 1,840,000 shares which are held in Krishnan-Shah Family Partners LP, a California limited partnership in which Mr. Shah and Ms. Krishnan are the general partners. Mr. Shah and Ms. Krishnan are married to each other. Ms. Krishnan has entered into a voting agreement with Solectron agreeing to vote her shares of SMART common stock in favor of the merger.

     The shares indicated for Mr. McDonald include 43,749 shares owned by Mr. McDonald in the form of options exercisable as of October 13, 1999 or 60 days thereafter.

     The shares indicated for Mr. Patel include 2,599 shares owned by Mr. Patel in the form of options exercisable as of October 13, 1999 or within 60 days thereafter. Also includes 1,715,000 shares which are held in Patel Family Partners LP, a California limited partnership, in which Mr. Patel and his spouse are the general partners. Mr. Patel has entered into a voting agreement with Solectron agreeing to vote his shares of SMART common stock in favor of the merger.

     The shares indicated for Mr. Marten include 78,791 shares owned by Mr. Marten in the form of options exercisable as of October 13, 1999 or within 60 days thereafter.

     The shares indicated for Mr. Mullin include 56,661 shares owned by Mr. Mullin in the form of options exercisable as of October 13, 1999 or within 60 days thereafter.

     The shares indicated for Mr. Welch include 32,806 shares owned by Mr. Welch in the form of options exercisable as of October 13, 1999 or within 60 days thereafter.

     Bayside Development Corporation is beneficially owned by Tej Kaur Sharma.

     The beneficial ownership information for Bayside Development Corporation was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

     Beneficial ownership of J. & W. Seligman & Co. Incorporated was obtained from a Schedule 13G filed on May 10, 1999, with the Securities and Exchange Commission. J. & W. Seligman & Co. Incorporated, as investment adviser for Seligman Communications and Information Fund, Inc., may be deemed to beneficially own the shares reported by Seligman Communications and Information Fund, Inc. Accordingly, the shares reported by J. & W. Seligman & Co. Incorporated include those shares separately reported by Seligman Communications and Information Fund, Inc.

     Beneficial ownership information of William C. Morris was obtained from a
Schedule 13G filed on May 10, 1999 with the Securities and Exchange Commission. William C. Morris, as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, may be deemed to beneficially own the shares reported by J. & W. Seligman & Co. Incorporated. Accordingly, the shares reported by William C. Morris include those shares separately reported by
J. & W. Seligman & Co. Incorporated.

     Beneficial ownership of Seligman Communications & Information Fund, Inc. was obtained from a Schedule 13G filed May 10, 1999, with the Securities and Exchange Commission.

     The shares indicated for Mr. Anderson include 15,005 shares owned by Mr. Anderson in the form of options exercisable as of October 13, 1999 or within 60 days thereafter. Mr. Anderson has entered into a voting agreement with Solectron agreeing to vote his shares of SMART common stock in favor of the merger.

     The shares indicated for Mr. Braham include 15,005 shares owned by Mr. Braham in the form of options exercisable as of October 13, 1999 or 60 days thereafter. On August 31, 1995, Mr. Braham received an option to purchase 60,000 shares of SMART common stock. On June 1, 1999, Mr. Braham exercised the 60,000 share option, 19,500 shares of which were issued to Mr. Braham and 40,500 shares of which were issued to the applicable partnership investment account of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in which Mr. Braham has a pecuniary interest. Mr. Braham disclaims beneficial ownership of the 40,500 shares except as to his pecuniary interest. Mr. Braham has entered into a voting agreement with Solectron agreeing to vote his shares of SMART common stock in favor of the merger.

     The shares indicated for directors and executives as a group include 258,741 shares owned by the nine directors and executive officers listed above in the form of options exercisable as of October 13, 1999 or within 60 days thereafter.

                                 LEGAL MATTERS

     The validity of the shares of Solectron common stock offered by this proxy statement-prospectus and certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Solectron by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Some legal matters with respect to federal income tax consequences of the merger will be passed upon for SMART by Morrison & Foerster LLP, San Francisco, California.

                                    EXPERTS

     The audited consolidated financial statements and schedule of Solectron Corporation as of August 31, 1998 and 1997, and for each of the years in the three-year period ended August 31, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The audited consolidated financial statements of SMART incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

              SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF
               SMART SHAREHOLDERS IF THE MERGER IS NOT COMPLETED

     SMART will hold a 2000 annual meeting of SMART shareholders only if the merger is not completed before the previously scheduled date of the annual meeting. The deadline for submission of shareholder proposals for inclusion in SMART's proxy materials for the 2000 annual meeting of SMART shareholders has passed.

     If the merger is not completed, SMART shareholders may present proper proposals for consideration at the next annual meeting of SMART shareholders by submitting their proposal in writing to the Secretary of SMART in a timely manner. However, in order for such shareholder proposals to be eligible to be brought before SMART's shareholders at the next annual meeting of SMART's shareholders, the shareholder submitting the proposal must also comply with the procedures, including the deadlines, required by the articles of incorporation and bylaws of SMART. Shareholder nominations of directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in SMART's proxy statement.

     THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO SMART AND ITS SUBSIDIARIES WAS PROVIDED BY SMART AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO SOLECTRON WAS PROVIDED BY SOLECTRON.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                             SOLECTRON CORPORATION,
                              SM ACQUISITION CORP.
                                      AND
                        SMART MODULAR TECHNOLOGIES, INC.
                         DATED AS OF SEPTEMBER 13, 1999

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I  THE MERGER...............................................   A-4
  1.1   The Merger..................................................   A-4
  1.2   Effective Time; Closing.....................................   A-4
  1.3   Effect of the Merger........................................   A-5
  1.4   Articles of Incorporation; Bylaws...........................   A-5
  1.5   Directors and Officers......................................   A-5
  1.6   Effect on Capital Stock.....................................   A-5
  1.7   Dissenting Shares...........................................   A-6
  1.8   Surrender of Certificates...................................   A-6
  1.9   No Further Ownership Rights in Company Common Stock.........   A-8
  1.10  Lost, Stolen or Destroyed Certificates......................   A-8
  1.11  Tax and Accounting Consequences.............................   A-8
  1.12  Taking of Necessary Action; Further Action..................   A-8
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY...............   A-8
  2.1   Organization and Qualification; Subsidiaries................   A-8
  2.2   Articles of Incorporation and Bylaws........................   A-9
  2.3   Capitalization..............................................   A-9
  2.4   Authority Relative to this Agreement........................  A-10
  2.5   No Conflict; Required Filings and Consents..................  A-11
  2.6   Compliance; Permits.........................................  A-11
  2.7   SEC Filings; Financial Statements...........................  A-12
  2.8   No Undisclosed Liabilities..................................  A-12
  2.9   Absence of Certain Changes or Events........................  A-12
  2.10  Absence of Litigation.......................................  A-13
  2.11  Employee Benefit Plans......................................  A-13
  2.12  Registration Statement; Proxy Statement.....................  A-14
  2.13  Restrictions on Business Activities.........................  A-15
  2.14  Title to Property...........................................  A-15
  2.15  Taxes.......................................................  A-15
  2.16  Brokers.....................................................  A-16
  2.17  Intellectual Property.......................................  A-17
  2.18  Agreements, Contracts and Commitments.......................  A-19
  2.19  Opinion of Financial Advisor................................  A-20
  2.20  Board Approval..............................................  A-20
  2.21  Vote Required...............................................  A-20
  2.22  Pooling of Interests........................................  A-20
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
  SUB...............................................................  A-21
  3.1   Organization and Qualification; Subsidiaries................  A-21
  3.2   Certificate of Incorporation and Bylaws.....................  A-21
  3.3   Capitalization..............................................  A-21
  3.4   Authority Relative to this Agreement........................  A-21
  3.5   No Conflict; Required Filings and Consents..................  A-22
  3.6   SEC Filings; Financial Statements...........................  A-22
  3.7   No Undisclosed Liabilities..................................  A-23
  3.8   Absence of Litigation.......................................  A-23
  3.9   Registration Statement; Proxy Statement.....................  A-23
  3.10  Title to Property...........................................  A-23
  3.11  Pooling of Interests........................................  A-23

                                                                      PAGE
                                                                      ----
ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.....................  A-23
  4.1   Conduct of Business by Company..............................  A-23
  4.2   Conduct of Business by Parent...............................  A-25
ARTICLE V  ADDITIONAL AGREEMENTS....................................  A-26
  5.1   Proxy Statement/Prospectus; Registration Statement; Other
        Filings; Board Recommendations..............................  A-26
  5.2   Meeting of Company Stockholders.............................  A-26
  5.3   Confidentiality; Access to Information......................  A-28
  5.4   No Solicitation.............................................  A-28
  5.5   Public Disclosure...........................................  A-29
  5.6   Reasonable Efforts; Notification............................  A-29
  5.7   Third Party Consents........................................  A-30
  5.8   Stock Options and Employee Benefits.........................  A-30
  5.9   Form S-8....................................................  A-31
  5.10  Indemnification.............................................  A-31
  5.11  NYSE Listing................................................  A-32
  5.12  Company Affiliate Agreement.................................  A-32
  5.13  Regulatory Filings; Reasonable Efforts......................  A-32
ARTICLE VI  CONDITIONS TO THE MERGER................................  A-32
  6.1   Conditions to Obligations of Each Party to Effect the
        Merger......................................................  A-32
  6.2   Additional Conditions to Obligations of Company.............  A-33
  6.3   Additional Conditions to the Obligations of Parent and
        Merger Sub..................................................  A-34
ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER......................  A-34
  7.1   Termination.................................................  A-34
  7.2   Notice of Termination; Effect of Termination................  A-35
  7.3   Fees and Expenses...........................................  A-36
  7.4   Amendment...................................................  A-36
  7.5   Extension; Waiver...........................................  A-36
ARTICLE VIII  GENERAL PROVISIONS....................................  A-37
  8.1   Non-Survival of Representations and Warranties..............  A-37
  8.2   Notices.....................................................  A-37
  8.3   Interpretation; Knowledge...................................  A-37
  8.4   Counterparts................................................  A-38
  8.5   Entire Agreement; Third Party Beneficiaries.................  A-38
  8.6   Severability................................................  A-38
  8.7   Other Remedies; Specific Performance........................  A-38
  8.8   Governing Law...............................................  A-39
  8.9   Rules of Construction.......................................  A-39
  8.10  Assignment..................................................  A-39
  8.11  WAIVER OF JURY TRIAL........................................  A-39

                               INDEX OF EXHIBITS

Exhibit A    Form of Company Voting Agreement
Exhibit B    Form of Stock Option Agreement
Exhibit C    Form of Company Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of September 13, 1999, among Solectron Corporation, a Delaware corporation ("PARENT"), SM Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and SMART Modular Technologies, Inc., a California corporation ("COMPANY").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the California Corporations Code ("CALIFORNIA LAW"), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement and
(iii) has determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

     C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "COMPANY VOTING AGREEMENTS").

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit B (the "STOCK OPTION AGREEMENT"). The Board of Directors of Company has approved the Stock Option Agreement.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company (the "COMPANY AFFILIATES") are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit C (the "COMPANY AFFILIATE AGREEMENTS").

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing this Agreement (or other entities of merger) with the Secretary of State of the State of California in accordance with the relevant provisions of California Law (the "MERGER DOCUMENTS") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Merger Documents) being the "EFFECTIVE TIME") as soon as practicable on or after the

Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.

     (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "SMART Modular Technologies, Inc."

     (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time.

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

     (a) Conversion of Company Common Stock. Each share of Common Stock, no par value per share, of Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.51 shares of Common Stock of Parent (the "PARENT COMMON STOCK") (the "EXCHANGE RATIO") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.10). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's 1989 Incentive Stock Plan, 1995 Director

Option Plan and 1995 Stock Plan (the "COMPANY OPTION PLANS") shall be assumed by Parent in accordance with Section 5.8 hereof. Purchase rights outstanding under Company's 1995 Employee Stock Purchase Plan (the "ESPP") shall be treated as set forth in Section 5.8.

     (d) Capital Stock of Merger Sub. Each share of Common Stock, no par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

     (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.8(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the New York Stock Exchange ("NYSE") Composite Transaction Tape.

     1.7  Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the California Law.

     (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Common Stock who demands purchase of such shares under the California Law shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

     (c) Company shall give Parent (i) prompt notice of its receipt of any written demands for purchase of any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the California Law and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Company Common Stock under the California Law. Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for purchase of Company Common Stock or offer to settle or settle any such demands

     1.8  Surrender of Certificates.

     (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

     (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.8(d).

     (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.8(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to dividends and other distributions, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required (as advised by tax counsel for Parent) to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (g) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11  Tax and Accounting Consequences.

     (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     (b) It is intended by the parties hereto that the Merger shall be treated as a pooling of interests for accounting purposes.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties (the "COMPANY SCHEDULE"), as follows:

     2.1  Organization and Qualification; Subsidiaries.

     (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually, or in the aggregate, have a Material

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Adverse Effect on Company. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     (b) Company has no significant subsidiaries (as defined in SEC Regulation S-X) ("SIGNIFICANT SUBSIDIARIES") except for the corporations identified in the Company SEC Reports (as hereinafter defined). Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     (c) Company and each of its subsidiaries is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of their business requires such qualification and where the failure to so qualify would have a Material Adverse Effect (as defined in Section 8.3) on the Company.

     2.2 Articles of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents except where the violation of any such equivalent organizational documents of a subsidiary of Company would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     2.3  Capitalization.

     (a) The authorized capital stock of Company consists of 200,000,000 shares of Company Common Stock and 30,000,000 shares of Preferred Stock ("COMPANY PREFERRED STOCK"), each having no par value per share. As of September 9, 1999,
(i) 45,380,699 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) no shares of Company Common Stock were held by subsidiaries of Company; (iv) 699,859 shares of Company Common Stock were available for future issuance pursuant to Company's ESPP; (v) 7,731,095 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plans; and (vi) 53,111,794 shares of Company Common Stock are issued and outstanding or reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock. Section 2.3(a) of the Company Schedule sets forth the following information with respect to the Company Stock Options (as defined in Section 5.8) outstanding as of the date of this Agreement: the number of shares of Company Common Stock subject to such Company Stock Options;
(ii) the average exercise price of such Company Stock Options as of September 9, 1999; (iii) the number of options and applicable vesting schedule for each officer of the Company; and (iv) whether the exercisability of any Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. Section 2.3(a) of the Company Disclosure Schedule also has attached to it the form of the Company's option schedule. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no

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commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

     (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company's control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(b) of the Company Schedule or as set forth in Section 2.3(a) hereof and except for the Stock Option Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the Stock Option Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement and the Merger by holders of a majority of the outstanding shares of Company Common Stock in accordance with California Law and the Company Charter Documents). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms.

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

     2.5  No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement and the Stock Option Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the approval of Company's stockholders of this Agreement and the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected.

     (b) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of the Nasdaq National Market System ("NASDAQ"), and the filing and recordation of the Agreement of Merger as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time, Parent, or (B) would not prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     2.6  Compliance; Permits.

     (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule (including environmental laws), regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.

     (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company and its subsidiaries taken as a whole (collectively, the "COMPANY PERMITS"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     2.7  SEC Filings; Financial Statements.

     (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since December 31, 1996 (the "COMPANY SEC REPORTS"), which are all the forms, reports and documents required to be filed by Company with the SEC since December 31, 1996. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

     (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and the set of consolidated financial students set forth on Section 2.7 of the Company Schedule (the "JULY 31 FINANCIAL STATEMENT") was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.8 No Undisclosed Liabilities. Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of July 31, 1999 set forth in the July Financial Statements or (ii) liabilities incurred since July 31, 1999 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company and its subsidiaries, taken as a whole.

     2.9 Absence of Certain Changes or Events. Since October 31, 1998 (or, in the case of clauses (i), (ii), (iii) and (v), July 31, 1999), there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

     2.10 Absence of Litigation. Except as a specifically disclosed in the Company SEC Reports as of the date hereof, there are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     2.11  Employee Benefit Plans.

     (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active, former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "AFFILIATE"), or with respect to which Company has liability, are listed in Section 2.11(a) of the Company Schedule (the "PLANS"). Company has provided to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (xi) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

     (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of Company, is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and
(ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required as of the Closing Date. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

     (c) Neither Company, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company, any of its subsidiaries, nor any officer or director of Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan which could subject Company or its subsidiaries to material liabilities.

     (d) None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

     (e) Neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its subsidiaries and any group of its employees nor has Company or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Company and its subsidiaries consider their relationships with their employees to be good. The Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

     (f) Except as disclosed on Schedule 2.11(f) of the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company or any of its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (g) Each International Employee Plan (as defined below) has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason. For purposes of this Section "INTERNATIONAL EMPLOYEE PLAN" shall mean each Plan that has been adopted or maintained by the Company or any of its subsidiaries, whether informally or formally, for the benefit of current or former employees of the Company or any of its subsidiaries outside the United States.

     2.12 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the
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

Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the proxy statement/prospectus to be filed with the SEC by Company pursuant to Section 5.1(a) hereof (the "PROXY STATEMENT/PROSPECTUS") will, at the dates mailed to the stockholders of Company, at the times of the stockholders meeting of Company (the "COMPANY STOCKHOLDERS' MEETING") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

     2.14 Title to Property. Neither Company nor any of its subsidiaries owns any material real property. Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or any of its subsidiaries or, to the Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

     2.15  Taxes.

     (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

     (b) Tax Returns and Audits.

     (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to the Company. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

     (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not, individually or in the aggregate, material to the Company.

     (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

     (v) No adjustment relating to any Returns filed or required to be filed by the Company or any of its subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

     (vi) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes (whether or not shown to be done on any Return) which has not been accrued for or reserved on the Company balance sheet dated July 31, 1999 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since August 1, 1999 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of the Company or any of its subsidiaries, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable

     (vii) There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, that, individually or collectively, should give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

     (ix) Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

     (x) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

     (xi) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (xii) The Company and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

     2.16 Brokers. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.17 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

     "INTELLECTUAL PROPERTY" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLS") and other names and locators associated with the Internet ("DOMAIN NAMES"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

     "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company and it subsidiaries.

     "REGISTERED INTELLECTUAL PROPERTY" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

     "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

     (a) Section 2.17(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

     (b) No Company Intellectual Property or product or service offering of Company or any of its subsidiaries (a "COMPANY PRODUCT") is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (c) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

     (d) Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

     (e) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

     (f) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

     (g) Section 2.17(g) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party:
(i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

     (h) All material contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company or any of its subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

     (i) To the best of Company's knowledge, the operation of the business of the Company and its subsidiaries as such business currently is conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not and, to its knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

     (j) Neither Company nor any of its subsidiaries has received written notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (k) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

     (l) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and uses its best efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

     (m) All of the Company Products which have a calendar function (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"), (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will, to the knowledge of Company, be interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's or any of its subsidiaries' products or receive records from the Company's or any of its subsidiaries' products, or interact with the Company's or any of its subsidiaries' products. All of Company's or its subsidiaries' Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company or any of its subsidiaries in the conduct of their business, or purchased by the Company or any of its subsidiaries from third-party suppliers.

     2.18 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

          (a) any written employment or consulting agreement, contract or commitment with any officer, director, Company employee currently earning an annual salary in excess of $100,000 or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any material agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale of products in the ordinary course of business;

          (d) any material agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

          (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety

     (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

          (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; on

          (i) any material settlement agreement under which the Company has ongoing obligations; or

     Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Company has made available to Parent true and correct copies of any contracts Company may have with its top ten customers.

     2.19 Opinion of Financial Advisor. Company has been advised in writing by its financial advisor, Morgan Stanley & Co, Incorporated, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view.

     2.20 Board Approval. The Board of Directors of Company has, as of the date of this Agreement unanimously (subject to the abstention of Mr. Braham on the advice of counsel (the "ABSTENTION")) (i) approved, subject to stockholder approval, this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Company approve this Agreement and the Merger.

     2.21 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.22 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or affiliates has taken any action which would interfere with (i) Parent's ability to account for the Merger as a pooling of interests or (ii) Parent's, Surviving Corporation's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULE"), as follows:

     3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

     3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "PARENT CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of any of its equivalent organizational documents.

     3.3 Capitalization. As of August 27, 1999, the authorized capital stock of Parent consists of (i) 400,000,000 shares of Parent Common Stock, par value $0.001 per share, and (ii) 1,200,000 shares of Preferred Stock, par value $0.001 per share ("PARENT PREFERRED STOCK"). At the close of business on August 27, 1999, (i) 269,807,125 shares of Parent Common Stock were issued and outstanding,
(ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, and (iii) 11,524,087 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("PARENT OPTIONS") to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

     3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Stock Option Agreement, or to consummate the transactions so contem-plated. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

     3.5  No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by Parent and Merger Sub and the Stock Option Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub and the Stock Option Agreement by Parent shall not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents or any of Parent's subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (b) The execution and delivery of this Agreement by Parent and Merger Sub and the Stock Option Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Agreement of Merger as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     3.6  SEC Filings; Financial Statements.

     (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after July 1, 1997 (the "PARENT SEC REPORTS"), which are all the forms, reports and documents required to be filed by Parent with the SEC since July 1, 1997. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

     (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     (c) Since the date of the balance sheet included in Parent's report on Form 10-Q filed on May 28, 1999, and until the date hereof, there has not occurred any Material Adverse Effect on Parent.

     3.7 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of May 28, 1999 or (ii) liabilities incurred since May 28, 1999 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

     3.8 Absence of Litigation. There are no claims, suits, actions or proceedings that have a reasonable likelihood of success on the merits pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     3.9 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.10 Title to Property. Parent and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Parent or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Parent or any of its subsidiaries or, to Parent's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Parent and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

     3.11 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or affiliates has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing,

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

carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

     In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property (other than in connection with the abandonment of immaterial Company Intellectual Property after the provision of at least five business days' written notice to Parent);

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof and (y) the granting of stock options to new hires (and the issuance of Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices.

          (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its Significant Subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

          (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law;

          (l)(i) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

          (m) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (o) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of $10,000,000;

          (p) Engage in any action that could reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

          (q) Make any Tax election or accounting method change inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

          (r) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (q) above.

     4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and the Stock Option Agreement and except as provided in

Section 4.2 of the Parent Schedule, without the prior written consent of Company, Parent shall not engage in any action that could reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

     (a) As promptly as practicable after the execution of this Agreement, Company and Parent will prepare, and file with the SEC, the Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. Each of Company and Parent will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Company will cause the Proxy Statement/ Prospectus to be mailed to its shareholders at the earliest practicable time after the S-4 is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/ Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company, such amendment or supplement.

     (b) The Proxy Statement/Prospectus will include the unanimous (but for the Abstention) recommendation of the Board of Directors of Company in favor of adoption and approval of this Agreement and approval of the Merger (subject to Section 5.2(c)).

     5.2  Meeting of Company Stockholders.

     (a) Promptly after the date hereof, Company will take all action necessary in accordance with California Law and the Company Charter Documents to convene the Company Shareholders' Meeting to be held as promptly as practicable after the declaration of the effectiveness of the S-4 for the purpose of voting upon this Agreement and the Merger. Subject to Section 5.2(c), Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or California Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Shareholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting. Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Shareholders' Meeting are solicited, in compliance with California Law, the Company Charter Documents, the rules of Nasdaq and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or any change in the Board of Directors recommendation regarding the Merger.

     (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall unanimously (but for the Abstention) recommend that Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously (but for the Abstention) recommended that Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous (but for the Abstention) recommendation of the Board of Directors of Company that Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous (but for the Abstention).

     (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its unanimous (but for the Abstention) recommendation in favor of the Merger if (neither Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4 and the Company is not then in breach of this Agreement, and (ii) the Board of Directors of Company reasonably concludes in good faith, after consultation with and receiving advice from its outside counsel concurring with the Board of Directors, that, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law; provided, however, that prior to any commencement thereof the Company shall have given Parent at least 72 hours notice thereof and the opportunity to meet with the Company and its counsel. No such withholding, withdrawal, amendment or modification shall be publicly announced prior to the mailing of the Prospectus/Proxy Statement. Nothing contained in this Section 5.2 shall limit Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the unanimous (but for the Abstention) recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 51% of the fair market value of Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (based on written advice of a financial advisor of nationally recognized reputation) to be more favorable to Company shareholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Company's Board of Directors to be obtained by such third party on a timely basis.

     5.3 Confidentiality; Access to Information. (a) The parties acknowledge that Company and Parent have previously executed a Mutual Confidentiality Agreement, dated as of August 9, 1999 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     (b) Access to Information. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.

     (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) subject to
Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, this Section 5.4(a) shall not prohibit Company from (A) furnishing information regarding Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law, (3) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such person or group by or on behalf of the Company, and (4) contemporaneously with furnishing any such information to such person or group, Company furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent) or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal with respect to which no violation of this
Section 5.4 shall have occurred. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company. In addition to the foregoing, the Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and

(ii) provide Parent with at least five (5) business days prior written notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

     For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Company; or (C) any liquidation or dissolution of Company.

     (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable shall advise Parent orally and in writing of any request received by Company for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Company with respect to, or which Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     5.5 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  Reasonable Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully

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carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

     (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Stock Options and Employee Benefits.

     (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under the Company Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options and use its best efforts to ensure, to the extent required by, and subject to the provisions of, the Company Option Plans and permitted under the Code that any Company Stock Options that qualified for tax treatment under Section 424(b) of the Code prior to the Effective Time continue to so qualify after the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery to the terms set forth in Section 5.8 (a).

     (b) ESPP. Prior to the Effective Time, outstanding purchase rights under Company's ESPP shall be exercised in accordance with the terms of the ESPP as described in Paragraph 22 of Company's Prospectus Supplement with respect to and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio without issuance of certificates representing issued and outstanding shares of Company Common Stock to ESPP participants. Company agrees that it shall terminate the ESPP immediately following the aforesaid purchase of shares of Company Common Stock thereunder.

     (c) To the extent permitted by Parent's employee benefit plans and applicable Law, Parent will, or will cause Company to, give individuals who are employed by Company and its subsidiaries as of the Effective Time ("AFFECTED EMPLOYEES") full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with Company or any subsidiary of the Company to the same extent recognized by Company immediately prior to the Effective Time.

     (d) To the extent permitted by Parent's employee benefit plans and applicable Law, Parent will, or will cause Company to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (e) As of the Effective Time, Parent shall assume and honor and shall cause Company to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing (and disclosed by Company to Parent) prior to the execution of this Agreement which are between Company or any subsidiary and any director, officer or employee thereof except as otherwise expressly agreed between Parent and such person.

     5.9 Form S-8. Parent agrees to file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time.

     5.10  Indemnification.

     (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

     (b) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 5.10 or will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

     (c) The provisions of this Section 5.10 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     (d) For a period of six years after the Effective Time, Parent shall use its best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which Company hereby represents is $288,000.

     5.11 NYSE Listing. Parent agrees to cause, prior to the Effective Time, the listing on the NYSE of the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

     5.12  Company Affiliate Agreement. Set forth in Section 5.12 the Company
Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

     5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) Company Shareholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Company.

     (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no

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

proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

     (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

     (d) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Morrison & Foerster LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     (e) NYSE Listing. The shares of Parent Common Stock issuable to the shareholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on NYSE upon official notice of issuance.

     (f) Opinion of Parent Accountants. Parent shall have received from KPMG LLP, independent accountants for Parent, a letter dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that KPMG concurs with Parent management's conclusion the Merger can properly be accounted for as a "pooling-of-interests."

     6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, with respect to (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

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

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, with respect to (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in clause (vi) of the second sentence of Section 2.3, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

          (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (c) Affiliate Agreements. Each of the Company Affiliates shall have entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

          (d) Opinion of Company Accountants. Parent shall have received from Arthur Andersen LLP, independent auditors for the Company, a copy of a letter addressed to the Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that Arthur Andersen LLP concurs with Company management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling-of-interests."

          (e) Limitation on Dissenters. Holders of no more than 5.0% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by March 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent if the required approval of the shareholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company or Parent where the failure to obtain Company shareholder approval shall have been caused by the action or failure to act of Company or Parent, respectively, and such action or failure to act constitutes a breach by Company or Parent, respectively, of this Agreement;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by Company is cured during such thirty (30)-day period);

          (g) by Parent, upon a breach of the provisions of Section 5.4 of this Agreement;

          (h) by Parent if a Triggering Event (as defined below) shall have occurred.

     For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous (other than the Abstention) recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the unanimous (other than the Abstention) recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal;
(iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

     7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(f) or
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

Section 7.1(g) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3  Fees and Expenses.

     (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and any fees required to be paid under the HSR Act.

     (b) Company Payments.

     (i) The Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent, an amount equal to $60,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.1(g) or (h).

     (ii) If (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(b) or (d), (B) prior to such termination a third party shall have announced an Acquisition Proposal and (C) within twelve
(12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated or Company enters into an agreement or letter of intent providing for a Company Acquisition, then Company shall pay Parent in immediately available funds at or prior to consummating such Company Acquisition an amount equal to the Termination Fee.

     (iii) Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. Payment of the fees described in this
Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Company of assets representing in excess of 50% of the aggregate fair market value of Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Company.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

     7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other
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

parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to:

       Solectron Corporation
       777 Gibraltar Drive
       Milpitas, California 95035
       Attention: Susan Wang
       Telecopy No.: (408) 956-6059
       with a copy to:

       Wilson Sonsini Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Attention: Larry Sonsini, Esq.
                 Michael J. Kennedy, Esq.
       Telecopy No.:(650) 493-6811

     (b) if to Company, to:

        SMART Modular Technologies, Inc.
        4305 Cushing Parkway
        Fremont, California 94538
        Attention: General Counsel
        Telecopy No.: (510) 252-7977
        with a copy to:

        Morrison & Foerster LLP
        425 Market Street
        San Francisco, California 94105-2482
        Attention: Bruce Alan Mann, Esq.
        Telecopy No.: (415) 268-7522

     8.3  Interpretation; Knowledge.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement, the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

     (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT"when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however that (i) no change, event, violation, inaccuracy, circumstance or effect directly attributable to (A) changes in general economic conditions or changes affecting the semiconductor industry generally or (B) the loss of current or prospective customers that such entity successfully bears the burden of proving arose from such entity entering into this Agreement shall constitute a Material Adverse Effect and (ii) in no event shall a decrease in the trading price of such entity's common stock in and of itself constitute a Material Adverse Effect.

     (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (including, without limitation, Section 5.8 (c), (d) and (e), except as specifically provided in Section 5.10.

     8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          SOLECTRON CORPORATION

                                          By: /s/ KOICHI NISHIMURA
                                          --------------------------------------
                                          Name: Koichi Nishimura
                                          Title: President and Chief Executive
                                          Officer

                                          SM ACQUISITION CORP.

                                          By: /s/ KOICHI NISHIMURA
                                          --------------------------------------
                                          Name: Koichi Nishimura
                                          Title: President and Chief Executive
                                          Officer

                                          SMART MODULAR TECHNOLOGIES, INC.

                                          By: /s/ AJAY SHAH
                                          --------------------------------------
                                          Name: Ajay Shah
                                          Title: CEO

                        ****REORGANIZATION AGREEMENT****

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of September 13, 1999, among Solectron Corporation, a Delaware corporation ("Parent"), and SMART Modular Technologies, Inc., a California corporation (the "Company"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive Common Stock of Parent.

     B. As a condition to Parent's willingness to enter into the Reorganization Agreement, Parent has requested that Company agree, and Company has so agreed, to grant to Parent an option to acquire shares of Company's Common Stock, no par value per share (the "Company Shares"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1 Grant of Option. The Company hereby grants to Parent an irrevocable option (the "Option") to acquire up to a number of Company Shares equal to 19.9% of the issued and outstanding shares as of the first date, if any, upon which an Exercise Event (as defined in Section 2(a) below) occurs (the "Option Shares"), in the manner set forth below by paying cash at a price of $39.3656 per share (the "Exercise Price").

     2  Exercise of Option.

     (a) The Option may be exercised by Parent, in whole or in part, at any time or from time to time if the Reorganization Agreement is terminated pursuant to
Section 7.1(b), 7.1(d), 7.1(g), or 7.1(h) thereof and an event causing the Termination Fee to become payable pursuant to Section 7.3(b) of the Reorganization Agreement occurs (any of the events being referred to herein as an "Exercise Event"). In the event Parent wishes to exercise the Option, Parent will deliver to the Company a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the termination of the Option designated by Parent in an Exercise Notice delivered at least two business days prior to the date of such Closing, which Closing will be held at the principal offices of the Company.

     (b) The Option will terminate upon the earliest of (i) the Effective Time,
(ii) twelve (12) months following the date on which the Reorganization Agreement is terminated pursuant to Section 7.1(b) or 7.1(d) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Reorganization Agreement has occurred, (iii) eighteen (18) months following the date on which the Reorganization Agreement is terminated pursuant to Section 7.5(g) or 7.1(h) thereof, (iv) in the event the Reorganization Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d) thereof and the Termination Fee became payable pursuant to Section 7.3(b)(ii) thereof, 18 months after payment of the Termination Fee; and (v) the date on which the Reorganization Agreement is terminated if neither a Triggering Event nor the announcement of an Acquisition Proposal by a third party occurred on or prior to the date of such termination; provided, however, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

     3 Conditions to Closing. The obligation of Company to issue Option Shares to Parent hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4 Closing. At any Closing, (A) the Company will deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 9 hereof, against delivery of (B) payment by Parent to the Company of the aggregate purchase price for the Company Shares so designated and being purchased by delivery of a certified check or bank check.

     5 Representations and Warranties of the Company. Company represents and warrants to Parent that (A) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms; (D) except for any filings required under the HSR Act, the Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parent; (F) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

     6  Certain Rights.

     (a) Parent Put. At the request of and upon notice by Parent (the "Put Notice"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), the Company (or any successor entity thereof) will purchase from Parent the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by Parent pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph (iii) below):

          (i) The difference between the "Market/Tender Offer Price" for the Company Shares as of the date Parent gives notice of its intent to exercise its rights under this Section 6(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and (B) the highest closing sale price of Company Shares then on the Nasdaq National Market during the 20 trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the Company.

          (ii) The Exercise Price paid by Parent for Company Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and such Exercise Price (but only if the Market/ Tender Offer Price is greater than the Exercise Price) multiplied by the number of Company Shares so purchased.

          (iii) Notwithstanding subparagraphs (i) and (ii) above, pursuant to this Section 6 Company will not be required to pay Parent in excess of an aggregate of (x) $120,000,000 plus (y) the Exercise Price paid by Parent for Company Shares acquired pursuant to the Option minus (z) any amounts paid to Parent by the Company pursuant to Section 7.3(b) of the Reorganization Agreement.

     (b) Payment and Redelivery of Option or Shares. In the event Parent exercises its rights under Section 6(a) , the Company will, within five business days after Parent delivers notice pursuant to Section 6(a), pay the required amount to Parent in immediately available funds and Parent will surrender to the Company the Option and the certificates evidencing the Company Shares purchased by Parent pursuant thereto.

     7  Registration Rights.

     (a) Following the termination of the Reorganization Agreement, Parent (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to the Company (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price" equal to the product of (i) the number of Registrable

Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principle executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

     (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of three effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 7 will again be applicable to any proposed registration. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If Registrant effects a registration under the Securities Act of Company Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will allow Holder the right to participate in such registration by selling its Registrable Securities, and such participation will not affect the obligation of Registrant to effect demand registration statements for Holder under this Section 7; provided that, if the managing underwriters of such offering advise Registrant in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Registrant will include the shares requested to be included therein by Holder pro rata with the shares intended to be included therein by Registrant.

     (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

     (d) A registration effected under this Section 7 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

     (e) Indemnification.

     (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the

Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

     (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this
Section 7(e) exceed the net proceeds of the offering received by the Holder.

     (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

     8  Adjustment Upon Changes in Capitalization; Rights Plans.

     (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that Parent will receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) At any time during which the Option is exercisable, and at any time after the Option is exercised (in whole or in part, if at all), the Company will not amend (nor permit the amendment of) the Company Rights Plan nor adopt (nor permit the adoption of) a new stockholders rights plan, that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee being the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares).

     9 Restrictive Legends. Each certificate representing Option Shares issued to Parent hereunder will include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF AUGUST 23, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     10 Listing and HSR Filing. The Company, upon the request of Parent, will promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

     11 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 7 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 7 will not be required to bear the legend set forth in Section 9.

     12 Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

     13 Entire Agreement. This Agreement and the Reorganization Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     14 Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     15 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     16 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

        (a) if to Parent, to:

          Solectron Corporation
          777 Gibraltar Drive
          Milpitas, California 95035
          Attention: Susan Wang
          Telecopy No.: (408) 956-6059

          with a copy to:

          Wilson, Sonsini, Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: Larry Sonsini, Esq.
                    Michael J. Kennedy, Esq.
               Telecopy No.: (650) 493-6811

        (b) if to the Company, to:

           SMART Modular Technologies, Inc.
           4305 Cushing Parkway
           Fremont, California 94538
           Attention: General Counsel
           Telecopy No.: (510) 252-7977
            with a copy to:

            Morrison & Foerster LLP
           425 Market Street
           San Francisco, California 94105-2482
           Attention: Bruce Alan Mann, Esq.
           Telecopy No.: (415) 268-7522

     17 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State.

     18 Expenses. Except as otherwise expressly provided herein or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

     19 Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     20 Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

     21 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          SOLECTRON CORPORATION

                                          By: /s/ KOICHI NISHIMURA

                                            ------------------------------------

                                          Name: Koichi Nishimura

                                          Title: President and Chief Executive
                                                 Officer

                                          SMART MODULAR TECHNOLOGIES, INC.

                                          By: /s/ AJAY SHAH

                                            ------------------------------------

                                          Name: Ajay Shah

                                          Title: Chief Executive Officer

                                                                         ANNEX C

                            FORM OF VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of September 13, 1999, among Solectron Corporation., a Delaware corporation ("Parent"), and the undersigned stockholder and/or option holder (the "Stockholder") of SMART Modular Technologies, Inc., a California corporation (the "Company").

                                    RECITALS

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

          (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (c) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

          (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. Transfer of Shares.

     (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Transfer is in accordance with any affiliate agreement between Stockholder and Parent contemplated by the Reorganization Agreement and each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

     (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

     3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Company Common Stock, Preferred Stock of the Company and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock, Preferred Stock of the Company and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     7. Consent and Waiver. Stockholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8. Legending of Shares. If so requested by Parent, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Stockholder agrees that Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     9. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     10. Miscellaneous.

     (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

     (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:

        Solectron Corporation
        777 Gibraltar Drive
        Milpitas, California 95035
        Attention: Susan Wang
        Telecopy No.: (408) 956-6059

        With a copy to:

        Wilson Sonsini Goodrich & Rosati
        Professional Corporation
        650 Page Mill Road
        Palo Alto, California 94304
        Attention: Larry Sonsini, Esq.
                Michael J. Kennedy, Esq.
          Telecopy No.: (650) 493-6811

        If to Stockholder:

        To the address for notice set forth on the signature page hereof.

     (f) Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to rules of conflicts of law.

     (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

     (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

SOLECTRON CORPORATION                              STOCKHOLDER

By:                                                By:
    Signature of Authorized Signatory                  Signature

Name:                                              Name:

Title:                                             Title:

                                                   Print Address

                                                   Telephone

                                                   Facsimile No.

                                                   Share beneficially owned:

                                                   ------------ shares of Company Common Stock

                                                   ------------ shares of Company Common Stock
                                                   issuable upon exercise of outstanding
                                                   options or warrants

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                           FORM OF IRREVOCABLE PROXY

     The undersigned stockholder of SMART Modular Technologies, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Solectron Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among Parent, SM Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:______________________________, 1999

                                          Signature of Stockholder:

                                          Print Name of Stockholder:

                                          Shares beneficially owned:

                                          ______________________________________
                                          shares of the Company Common Stock

                                          ______________________________________
                                          shares of the Company Common Stock
                                          issuable upon exercise of outstanding
                                          options or warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                         ANNEX D

                               September 13, 1999

Board of Directors
SMART Modular Technologies, Inc.
4305 Cushing Parkway
Fremont, CA 94538

Members of the Board:

     We understand that SMART Modular Technologies, Inc. ("Target" or the "Company"), Solectron Corporation ("Buyer") and SM Acquisition Corp., a wholly owned subsidiary of Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated September 13, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Target. Pursuant to the Merger, Target will become a wholly owned subsidiary of Buyer and each outstanding share of common stock, no par value, of Target (the "Common Stock"), other than shares held in treasury or held by Buyer or any affiliate of Buyer or Target, or as to which dissenters' rights have been perfected, will be converted into the right to receive 0.51 shares (the "Exchange Ratio") of common stock, par value $.001 per share, of Buyer ("Buyer Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) reviewed certain financial projections prepared by the management of the Company;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

          (v) reviewed certain publicly available financial statements and other information of the Buyer;

          (vi) reviewed certain internal financial statements and other financial and operating data concerning the Buyer prepared by the management of Buyer;

          (vii) discussed the past and current operations and financial condition and the prospects of the Buyer, including a review of publicly available projections from equity research analyst estimates, with senior executives of the Buyer;

          (viii) reviewed the reported prices and trading activity for the Common Stock and the Buyer Common Stock;

          (ix) compared the financial performance of the Company and Buyer and the prices and trading activity of the Common Stock and the Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (x) analyzed the pro forma financial impact of the Merger on the earnings per share of Buyer;

          (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (xii) participated in discussions and negotiations among representatives of the Company and Buyer and their financial and legal advisors;

          (xiii) reviewed the draft Merger Agreement and certain related documents; and

          (xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to strategic, financial, and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have relied upon the assessment by the managements of the Company and Buyer of their ability to retain key employees of the Company. We have also relied upon, without independent verification, the assessment by the managements of the Company and Buyer of the strategic and other benefits expected to result from the Merger. We have also relied upon, without independent verification, the assessment by the managements of the Company and Buyer of the Company's technologies and products, the timing and risks associated with the integration of the Company and Buyer and the validity of, and risks associated with, the Company's and Buyer's existing and future products and technologies.

     We have not made any independent valuation or appraisal of the assets or liabilities or technology of the Company or Buyer, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and the related transaction documents. In addition, we have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Buyer and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of this transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ CHARLES R. CORY

                                            ------------------------------------
                                            Charles R. Cory
                                            Managing Director

                                                                         ANNEX E

                            DISSENTERS RIGHTS UNDER
                        THE CALIFORNIA CORPORATIONS CODE

     Set forth below is an excerpt from the California Corporations Code regarding dissenter's rights.

                       CALIFORNIA GENERAL CORPORATION LAW
                               CORPORATIONS CODE
                             TITLE 1. CORPORATIONS
                      DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

     1300. Shareholder in short-form merger; Purchase at fair market value; "Dissenting shares"; "Dissenting shareholder".

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. Notice to holders of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. Stamping or endrosing dissenting shares.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. Dissenting shareholder entitled to agreed price with interest thereon; when price to be paid.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. Duty and report of appraisers; Court's confirmation of report; Determination of fair market value by court; Judgment and Payment; Appeal; Costs of action.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. Prevention of payment to holders of fair market value; Effect.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. Disposition of dividends upon dissenting shares

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. When dissenting shares lose their status.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. Suspension of proceedings for compensation or valuation pending; litigation.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. Shares to which chapter inapplicable.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded,
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

the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

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

     1451-SMPS-99

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Article Eleventh of the Registrant's corrected Certificate of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Section Six of the Registrant's Amended and Restated By-Laws (incorporated by reference herein) provides that:

  6.1 Indemnification of Directors and Officers

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  6.2 Indemnification of Others

     The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  6.3 Insurance

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware and this Section 6.

  6.4 Payment of Expenses in Advance

     Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors, may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 6.

  6.5 Indemnity Not Exclusive

     The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

  6.6 Conflicts

     No indemnification or advance shall be made under this Section 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     The directors and officers of the Registrant are covered by a policy of liability insurance indemnifying them against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in their capacities as directors and officers.

     See also the undertakings set out in item 22 herein.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) See Exhibit Index.

(b) Not Applicable.

(c) Opinion of Morgan Stanley & Co. Incorporated, attached as Annex D to the proxy statement-prospectus which is part of this registration statement.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

          (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, California on October 14, 1999.

                                          Solectron Corporation

                                          By: /s/ SUSAN WANG

                                            ------------------------------------
                                            Susan Wang
                                            Senior Vice President,
                                            Chief Financial Officer and
                                            Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Susan Wang, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
/s/ KOICHI NISHIMURA, PH.D.                              President, Chief Executive    October 14, 1999
-----------------------------------------------------             Officer
Koichi Nishimura, Ph.D.                                  and Chairman of the Board

/s/ SUSAN WANG                                          Senior Vice President, Chief   October 14, 1999
-----------------------------------------------------      Financial Officer and
Susan Wang                                                       Secretary

/s/ WINSTON H. CHEN, PH.D.                                        Director             October 14, 1999
-----------------------------------------------------
Winston H. Chen, Ph.D.

/s/ RICHARD A. D'AMORE                                            Director             October 14, 1999
-----------------------------------------------------
Richard A. D'Amore

/s/ CHARLES A. DICKINSON                                          Director             October 14, 1999
-----------------------------------------------------
Charles A. Dickinson

/s/ HEINZ FRIDRICH                                                Director             October 14, 1999
-----------------------------------------------------
Heinz Fridrich

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
/s/ PHILIP GERDINE, PH.D.                                         Director             October 14, 1999
-----------------------------------------------------
Philip Gerdine, Ph.D.

/s/ WILLIAM HASLER                                                Director             October 14, 1999
-----------------------------------------------------
William Hasler

/s/ KENNETH E. HAUGHTON, PH.D.                                    Director             October 14, 1999
-----------------------------------------------------
Kenneth E. Haughton, Ph.D.

/s/ PAUL R. LOW, PH.D.                                            Director             October 14, 1999
-----------------------------------------------------
Paul R. Low, Ph.D.

/s/ OSAMU YAMADA                                                  Director             October 14, 1999
-----------------------------------------------------
Osamu Yamada

                                 EXHIBIT INDEX

EXHIBIT
-------
   2.1    Agreement and Plan of Reorganization, dated as of September
          13, 1999, by and among Solectron Corporation, the
          Registrant, SM Acquisition Corporation and SMART Modular
          Technologies, Inc. (included as Annex A to the proxy
          statement -- prospectus filed as part of this Registration
          Statement).
   2.2    Stock Option Agreement, dated as of September 13, 1999, by and between SMART Modular Technologies, as issuer, and the registrant, as grantee (included as Annex B to the proxy
          statement -- prospectus which is a part of this Registration
          Statement).
   5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation, together with consent.
   8.1    Tax Opinion of Wilson Sonsini Goodrich & Rosati,
          Professional Corporation, together with consent.
   8.2    Tax Opinion of Morrison & Foerster LLP, together with
          consent.
  23.1    Consent of KPMG LLP, independent public accountants.
  23.2    Consent of Arthur Andersen LLP, independent public
          accountants.
  23.3    Consent of Morgan Stanley & Co., Incorporated (included as part of its opinion filed as Exhibit 99.2 and incorporated herein by reference.
  23.4    Consent of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation (included as part of its opinions filed as
          Exhibits 5.1 and 8.1).
  23.5    Consent of Morrison & Foerster LLP (included as part of its opinion filed as Exhibit 8.2).
  24.1    Power of Attorney (See Page II-5 of this Registration
          Statement).
  99.1    Form of Proxy of SMART Modular Technologies, Inc.
  99.2    Opinion of Morgan Stanley & Co., Incorporated (included as
          Annex D to the proxy statement -- prospectus filed as a part of this Registration Statement and incorporated herein by
          reference).
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